As filed with the Securities and Exchange Commission on April 22, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ANGELO, GORDON ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	26-2073986
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Angelo, Gordon & Co., L.P.
245 Park Avenue, 26th Floor
New York, New York 10167
(212) 692-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John M. Angelo
Chief Executive Officer
Angelo, Gordon & Co., L.P.
245 Park Avenue, 26th Floor
New York, New York 10167
(212) 692-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bruce S. Mendelsohn, Esq. Rosa A. Testani, Esq. Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, New York 10022 (212) 872-1000 (212) 872-1002 Facsimile	Raymond B. Check, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000 (212) 225-3999 Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of ‘‘large accelerated filer,’’ ‘‘accelerated filer’’ and ‘‘smaller reporting company’’ in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller reporting company
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $0.0001 par value, and three-quarters (3/4) of one Warrant(2)	34,500,000 Units	$10.00	$345,000,000	$13,558.50
Shares of Common Stock included as part of the Units(2)	34,500,000 Shares	—	—	—(3)
Warrants included as part of the Units(2)	25,875,000 Warrants	—	—	—(3)
Total			$345,000,000	$13,558.50
(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 4,500,000 Units, consisting of 4,500,000 shares of Common Stock and 3,375,000 Warrants, which may be issued on exercise of a 30-day option granted to the underwriters.
(3)	No fee pursuant to Rule 457(g).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated April 22, 2008.

PROSPECTUS

$300,000,000

ANGELO, GORDON ACQUISITION CORP.

30,000,000 Units

Angelo, Gordon Acquisition Corp. is a newly organized blank check company formed for the purpose of consummating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses, which we refer to as our initial business combination. If we are unable to consummate our initial business combination within 24 months from the date of this prospectus, but have entered into a definitive agreement relating to our initial business combination, we may seek stockholder approval to extend the period of time to consummate our initial business combination by up to an additional 6 months. In order to extend the period of time to up to 30 months, (1) holders of a majority of the outstanding shares of our common stock must approve the extension period and (2) conversion rights must be exercised with respect to less than 35% of the shares sold in this offering, each as described in this prospectus. If we fail to consummate our initial business combination within such 24-month period (or up to 30 months if stockholders approve an extension period), we will liquidate and distribute the proceeds held in the trust account described below to our public stockholders.

Our efforts in identifying a target business will not be limited to a particular industry or group of industries. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not identified any acquisition target, and we have not, nor has anyone on our behalf, initiated any substantive discussions, informal or otherwise, with an entity with which we may consummate our initial business combination.

This is an initial public offering of our securities. We are offering 30,000,000 units. Each unit has an offering price of $10.00 and consists of one share of our common stock and three-quarters (3/4) of one warrant. Each whole warrant entitles the holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as described in this prospectus. The warrants will become exercisable on the later of the consummation of our initial business combination or 12 months from the date of this prospectus, provided in each case that we have an effective registration statement covering the issuance of our shares of common stock underlying the warrants and a current prospectus relating thereto is available, and will expire five years from the date of this prospectus, unless earlier redeemed.

The underwriters may also purchase up to an additional 4,500,000 units from us at the public offering price less the underwriters’ discount within 30 days from the date of this prospectus.

AG PE IV Acquisition, LLC and AG Funds Acquisition, LLC, to which we refer throughout this prospectus as our ‘‘sponsors,’’ and which are affiliates of Angelo, Gordon & Co., L.P., or Angelo, Gordon, have agreed to purchase an aggregate of 4,000,000 warrants at a price of $1.00 per warrant ($4 million in the aggregate), subject to adjustment, in a private placement that will occur simultaneously with the consummation of this offering. We refer to these warrants throughout this prospectus as the sponsors’ warrants. The proceeds from the sale of the sponsors’ warrants in the private placement will be deposited into the trust account and will be part of the funds distributed to our public stockholders in the event we are unable to consummate our initial business combination. Each of the sponsors’ warrants will be identical to the warrants included in the units sold in this offering except that the sponsors’ warrants: (1) will not be redeemable by us as long as they are held by our sponsors or any of their permitted transferees, (2) will be subject to certain transfer restrictions and entitled to certain registration rights described in more detail in this prospectus; and (3) may be exercised by paying cash or on a cashless basis, as described in this prospectus.

In addition, prior to the consummation of this offering, our sponsors will enter into an agreement with J.P. Morgan Securities, Inc. in accordance with the guidelines of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, pursuant to which our sponsors will place limit orders for an aggregate of up to $20 million of our common stock during the time periods and subject to the conditions described elsewhere in this prospectus.

See ‘‘Risk Factors’’ on page 38 to read about factors you should consider before buying our securities.

Currently, there is no public market for our units, common stock or warrants. We intend to apply to have the units listed on the                             . Assuming that the units are listed on the                             , the units will be listed under the symbol ‘‘    .U’’ on or promptly after the date of this prospectus. The common stock and warrants comprising the units offered hereby will begin separate trading on the 35th day from the date of this prospectus unless J.P. Morgan Securities, Inc. informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and our issuing a press release announcing when such separate trading will begin. Once the common stock and the warrants comprising the units begin separate trading, the common stock and warrants will be traded on the                              under the symbols ‘‘    ‘‘ and ‘‘    .WS,’’ respectively.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$300,000,000
Underwriting discount(1)	$0.70	$21,000,000
Proceeds, before expenses, to Angelo, Gordon Acquisition Corp.	$9.30	$279,000,000

(1)	Includes $0.40 per unit, or $12 million in the aggregate ($13.8 million if the underwriters’ option to purchase additional units is exercised in full), payable to the underwriters for the deferred underwriting discount to be placed in the trust account described below. Such funds will be released to the underwriters only upon consummation of our initial business combination, as described in this prospectus. See ‘‘Underwriting.’’

The underwriters are offering the units on a firm commitment basis. The units will be ready for delivery on or about                      2008. Of the proceeds we receive from this offering and the sale of the sponsors’ warrants described in this prospectus, $9.80 per unit, or $293.9 million in the aggregate (approximately $338.2 million in the aggregate if the underwriters’ option to purchase additional units is exercised in full) will be deposited into a trust account maintained by American Stock Transfer & Trust Company, as trustee. These funds (net of taxes and up to $4 million of interest earned on the trust account disbursed to us for working capital purposes) will not be released until the earlier of the consummation of our initial business combination or our liquidation (which may not occur until 24 months from the date of this prospectus, or up to 30 months if our stockholders approve an extension period), except to satisfy public stockholder conversion rights.

JPMorgan

Prospectus dated                    , 2008.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Prospectus

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under ‘‘Risk Factors’’ and our financial statements and the related notes included elsewhere in this prospectus, before investing. Unless otherwise stated in this prospectus:

•	‘‘we,’’ ‘‘us,’’ ‘‘our’’ or the ‘‘company’’ refer to Angelo, Gordon Acquisition Corp.;

•	‘‘Angelo, Gordon’’ refers to Angelo, Gordon & Co., L.P., an affiliate of our sponsors;

•	‘‘founders’ common stock’’ refers to the 3,833,334 shares of common stock that our sponsors purchased from us for $20,000 on April 14, 2008, which includes an aggregate of up to 57,500 shares that our sponsors intend to transfer at cost to our independent directors prior to the consummation of this offering;

•	‘‘founders’ warrants’’ refers to the 7,666,668 warrants that our sponsors purchased from us for $5,000 on April 14, 2008, which includes an aggregate of up to 115,000 warrants that our sponsors intend to transfer at cost to our independent directors prior to the consummation of this offering;

•	‘‘initial stockholders’’ refers to our sponsors and those of our independent directors to whom our sponsors have transferred a portion of the founders’ common stock and the founders’ warrants prior to the consummation of this offering;

•	our ‘‘management’’ or our ‘‘management team’’ refer to our executive officers and directors;

•	‘‘public stockholders’’ refers to the holders of shares of our common stock (whether purchased in this offering as part of the units or purchased thereafter in the aftermarket), including our initial stockholders to the extent our initial stockholders purchase units or shares of our common stock either in this offering or in the aftermarket, provided that our initial stockholders’ status as ‘‘public stockholders’’ shall only exist with respect to those shares of common stock so purchased in this offering or in the aftermarket;

•	‘‘senior advisors’’ refers to certain individuals with whom we may consult from time to time regarding potential target businesses, as further described under ‘‘Proposed Business—Senior Advisors’’;

•	‘‘sponsors’’ refers to AG PE IV Acquisition, LLC and AG Funds Acquisition, LLC, each of which is managed by Angelo, Gordon; and

•	‘‘sponsors’ warrants’’ refers to the 4,000,000 warrants, subject to adjustment, that we are selling privately to our sponsors simultaneously with the consummation of this offering.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their option to purchase additional units. Any discrepancies in the tables included herein between the amounts listed and the totals thereof are due to rounding.

Our Company

We are a blank check company incorporated under the laws of the state of Delaware on February 28, 2008. We were formed to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses. To date, our efforts have been limited to organizational activities as well as activities related to this offering. Our efforts in identifying a target business will not be limited to a particular industry or group of industries. We have not, nor has anyone on our behalf, contacted or entertained inquiries from any potential target business or had any substantive discussions, informal or otherwise, with respect to such an initial business combination. Additionally, we have not conducted, nor have we engaged or retained any agent to conduct, any research or take any steps to identify, locate or contact a suitable acquisition candidate.

We will seek to capitalize on the significant investing and operating experience of Angelo, Gordon. Through our sponsors and management team, we will be able to leverage Angelo, Gordon’s network of relationships in sourcing, analyzing and consummating our initial business combination by drawing extensively upon the expertise (both industry and company specific) and contacts of the over 100 investment professionals of Angelo, Gordon and its affiliates. In addition, we will seek to leverage Angelo, Gordon’s network of external alliances. Over the past 14 years, Angelo, Gordon has established a broad network of both deal sources and operating partner relationships. Angelo, Gordon was founded in 1988 and is a privately-held firm specializing in alternative money management activities for institutional clients and high net worth individuals. Angelo, Gordon’s investment disciplines encompass four principal lines: (1) private equity and special situations, (2) distressed debt and leveraged loans, (3) real estate and (4) hedge fund strategies. In each discipline, Angelo, Gordon seeks to generate absolute returns by exploiting market inefficiencies and capitalizing on situations that are not in the mainstream of investment opportunities. Angelo, Gordon is an SEC-registered investment adviser and, together with its affiliates, has in excess of $18 billion of assets under management, including committed but not yet drawn capital.

John M. Angelo, our Chief Executive Officer, and Michael L. Gordon, our President and Chairman of our Board of Directors, each has over 25 years of experience managing proprietary capital investments, and David N. Roberts, our Executive Vice President and director, has over 18 years of experience specializing in private equity investments, in each case, across a wide range of industries and situations. We believe that the relationships, connections and resources available in a firm of Angelo, Gordon’s size and stature, combined with the efforts of our directors, executive officers and senior advisors, including Messrs. Angelo, Gordon and Roberts, will be a powerful advantage in our successfully sourcing, analyzing and consummating an initial business combination.

Our Sponsors

Our sponsors, AG PE IV Acquisition, LLC and AG Funds Acquisition, LLC, are affiliates of Angelo, Gordon. Each of our sponsors is managed by Angelo, Gordon. AG Funds, L.P., a Delaware limited partnership under common ownership and control of Angelo, Gordon, is the sole member of each of our sponsors. As entities managed by Angelo, Gordon, our sponsors are part of the extensive investment and operating network developed by Angelo, Gordon and its other affiliates.

Investment Criteria

We have identified the following general criteria and guidelines that we believe are important in evaluating target businesses. We will use these criteria and guidelines in evaluating our initial business combination opportunities, although we may decide to enter into our initial business combination with a target business that does not meet some or all of these criteria and guidelines if we believe such target business has the potential to create significant stockholder value.

•	Established companies with proven track records. We will target established companies with strong historical financial performance and focus on companies with a record of strong operating and financial results.

•	Companies with hidden value and/or underappreciated upside potential. We will capitalize on the experience of our management team and senior advisors to identify investment opportunities with high intrinsic value that are positioned to take advantage of future industry developments.

•	Distressed sellers. Historically, Angelo, Gordon has found investment opportunities involving businesses or assets being sold by financially distressed or otherwise time-pressured sellers. We will capitalize on the experience of our management, senior advisors and Angelo, Gordon to identify potential target businesses that are financially distressed and seeking to dispose of assets to de-leverage or to exit bankruptcy.

•	Strong and sustainable market fundamentals. We will seek established companies competing in industry sub-sectors and markets with strong and sustainable fundamentals, including robust growth prospects, improving supply-demand dynamics and favorable competitive landscape.

•	Strong free cash flow characteristics. We will seek to acquire companies that have the potential for strong, stable free cash flow generation. We will focus on companies that have, or are expected to build, predictable, recurring revenue streams with an emphasis on low working capital and capital expenditure requirements.

•	Strong competitive industry position. We will target companies that are well positioned within their respective sectors, considering growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry.

•	Experienced management team. We will seek companies that have strong, experienced management teams. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating excellent returns on invested capital. We expect that the industry expertise of our executive officers and directors may in many cases complement, but will not necessarily replace, the target business’ management team. If deemed necessary, we will look to bolster the expertise of the acquired management through the hiring of additional personnel from our management team’s extensive network of industry contacts.

Our Key Competitive Strengths

We believe we have the following competitive strengths:

•	Significant operating and management experience. We expect to leverage the operating expertise of our management team and senior advisors to identify, acquire and operate a business whose operations can be fundamentally improved and that has meaningful opportunities for increased profitability. We believe that the experience of our management team and senior advisors and Angelo, Gordon’s network may provide us with opportunities to recruit talented, highly qualified executives to join the management of the operating business we acquire.

•	Access to strong investment platform. We have access to Angelo, Gordon’s established platform, namely the relationships, connections and resources available in a firm of Angelo, Gordon’s size and stature for deal flow, due diligence and value enhancement. We believe that these connections will help provide us with a steady flow of proprietary investment opportunities.

•	Substantial experience in operational and financial due diligence. Our management team has substantial experience analyzing potential transactions through a disciplined due diligence process that utilizes the resources of the Angelo, Gordon platform. We believe that our management’s experience in investing in complex and distressed situations provides a competitive advantage as we have established expertise necessary to conduct due diligence effectively and select value-rich opportunities, generate meaningful operational improvements and establish a proven investment record across a number of industries.

•	Expertise in transaction structuring. We will leverage Angelo, Gordon’s strengths investing across markets to fully address structuring considerations, including capital structure, valuation, legal and regulatory issues, management alignment and incentive compensation structures.

•	Status as a public company. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. Although there are various costs and obligations associated with being a public company, we believe many non-public target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering.

•	Financial position. With funds available initially in the amount of approximately $282.2 million, we offer a target business a variety of options, such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations and strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate an initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we should have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the owners of the target business to fit their priorities.

Our Innovative Capital Structure

Our capital structure differs in several respects from the capital structure that has been used by other blank check companies, including the numerous blank check companies that are currently seeking initial business combinations. Our structure is designed to enhance our ability to consummate an initial business combination on favorable terms, as well as to benefit our public stockholders by reducing the amount of dilution caused by our founders’ securities as compared to other blank check companies. We believe our structure provides these advantages by incorporating three key changes to the structure that is common in other publicly-traded blank check companies:

•	Founders’ Common Stock. Our founders’ common stock represents 10% of the total shares of common stock to be outstanding after this offering, as compared to the 20% of total shares that has historically been issued to the founders of most blank check companies. Because we will issue fewer shares to our founders as a proportion of our overall capitalization, our other stockholders (including both the public stockholders who purchase in this offering and any sellers of a target business who may become stockholders following the consummation of our initial business combination) will experience less dilution of their shares. We believe this will facilitate our negotiation of an initial business combination on favorable terms by allowing us to provide a better value proposition for the owners of companies entering into an initial business combination with us, both as compared to other blank check companies and as compared to other liquidity alternatives they may have available, such as a more traditional initial public offering or a private sale. We believe our structure is also a direct benefit to stockholders purchasing in this offering because their investment in us will experience less dilution from the shares purchased by our founders than would be the case in a traditionally structured blank check offering.

•	Founders’ Warrants. In a number of recent transactions, the founders of blank check companies have purchased both warrants and shares in their initial investment, as our founders have. In those transactions, the exercise price of those warrants has been the same as the exercise price of the warrants sold to the public (typically $7.50, or 75% of the public offering price of one unit). The exercise price of our founders’ warrants will be $9.00, which is 10% less than the public offering price of one unit and is 20% greater than the exercise price of the warrants being sold in this offering. This higher exercise price reduces the potential dilution represented by our founders’ warrants. We believe this reduced potential dilution will facilitate our negotiating an initial business combination on favorable terms and benefit our public stockholders.

•	Units Offered in this Prospectus. Each unit we are offering in this prospectus consists of one share of our common stock and three-quarters (3/4) of one warrant. This is different than most blank check companies, which have historically offered units consisting of one share of common stock and one warrant per unit. This reduction in the number of outstanding warrants further reduces the potential dilution to our stockholders following an initial business combination. We believe this will allow us to provide a better value proposition to owners of target companies in connection with an initial business combination compared to most blank check companies.

We believe that collectively, these features of our capital structure give us a significant advantage over other blank check companies by making us a more competitive acquirer.

Consummating an Initial Business Combination

Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (excluding the deferred underwriting discount of $12 million, or $13.8 million if the underwriters’ option to purchase additional units is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination. This may be accomplished by identifying and acquiring or combining with a single business or multiple operating businesses, which may or may not be related, contemporaneously. In order to consummate such an initial business combination, we may issue a significant amount of debt or equity securities to the sellers of such business or businesses and/or seek to raise additional funds through a private offering of debt or equity securities or through the incurrence of other indebtedness. Similarly, we may choose to exchange our equity securities for equity securities of another entity. There are no limitations on our ability to incur debt or issue or exchange securities in order to consummate our initial business combination. If we issue securities in order to consummate our initial business combination, our then-current stockholders could end up owning a minority of the combined company’s voting securities as there is no requirement that our stockholders before our initial business combination own a certain percentage of our company (or, depending on the structure of our initial business combination, an ultimate parent company that may be formed) after our initial business combination. Since we have no specific initial business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities or incur other indebtedness and have no current plans regarding any such issuance or incurrence.

If we are unable to consummate an initial business combination within 24 months from the date of this prospectus (or within up to 30 months from the date of this prospectus if stockholders approve an extension) and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation amount for the shares issued in this offering would be $9.80, or $0.20 less than the per-unit offering price of $10.00. This per-share liquidation price of $9.80 includes $12 million in deferred underwriting discount and takes into account that our initial stockholders have waived their right to participate in any liquidating distribution on the founders’ common stock.

Conflicts of Interest

Certain of our executive officers, directors, our sponsors and their affiliates are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those we intend to conduct. In the event that any of our executive officers, directors, sponsors or any of their affiliates become aware of a business combination opportunity that falls within the line of business of any entity to which they have pre-existing fiduciary or contractual obligations owed to other entities (other than Angelo, Gordon and its majority-owned portfolio companies) which they currently serve, as identified in their biographies appearing under

‘‘Management—Directors and Executive Officers,’’ they may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us.

In general, executive officers and directors of a corporation incorporated under the laws of the state of Delaware are required to present business opportunities to such corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our executive officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above listed criteria to multiple entities.

Our executive officers and directors (other than our independent directors) are also officers and employees of Angelo, Gordon, which controls our sponsors. Angelo, Gordon manages and expects to continue to manage its own proprietary account and other investment and trading accounts with objectives similar in whole or in part to our objectives, including other collective investment vehicles which may be managed or sponsored by Angelo, Gordon and in which Angelo, Gordon may have an equity interest. Accordingly, there may be situations in which Angelo, Gordon has an obligation or an interest that actually or potentially conflicts with our interests. These conflicts may not be resolved in our favor and, as a result, we may be denied certain investment opportunities or otherwise disadvantaged in some situations by our relationship to Angelo, Gordon.

In order to minimize potential conflicts of interest that may arise from multiple affiliations, each of our executive officers, directors and sponsors have agreed, until the earliest of our initial business combination, 24 months from the date of this prospectus (or up to 30 months if an extension is approved by our stockholders as described in this prospectus) or such time as he ceases to be an executive officer, director or, in the case of our sponsors, a stockholder, to present to our company for our consideration, prior to presentation to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest (meaning more than 50% of the voting interests of the target company) in a company that has an enterprise value greater than $500 million, subject to fiduciary duties owed by our executive officers as directors on the boards of directors of other entities (other than Angelo, Gordon and its majority-owned portfolio companies) on which they currently serve. Despite the foregoing, our executive officers, directors and sponsors do not have to present to us any business combination opportunity involving the potential acquisition of a controlling interest in a financial advisor or an asset management business or real estate-related investments (although they have the option to do so if in their view the opportunity is more suitable to us due to size or other factors).

None of our directors and executive officers have previously been involved in blank check companies. However, each of them may become involved with subsequent blank check companies similar to our company, although they have agreed not to participate in the formation of, or become an officer or director of, any other blank check company until our announcement of our signing a definitive agreement relating to an initial business combination.

Potential investors should also be aware of the following other potential conflicts of interest:

•	None of our executive officers and directors is required to commit his full time to our affairs, and accordingly, may have conflicts of interest in allocating his time among various business activities.

•	In the event we dissolve and liquidate because we fail to consummate an initial business combination, the founders’ common stock and founders’ warrants owned by our initial stockholders will be worthless, resulting in potentially significant losses to them. Our initial stockholders’ desire to avoid rendering their securities worthless may result in a conflict of interest when they determine whether the terms, conditions and timing of a particular initial business combination are appropriate and in our public stockholders’ best interest, and the conflict of interest will increase as we approach the 24th month or 30th month, as applicable, following the consummation of this offering and have not consummated an initial business combination.

•	Our executive officers and directors may have a conflict of interest with respect to evaluating a particular initial business combination if the retention or resignation of any such executive officers and directors were included by a target business as a condition to any agreement with respect to an initial business combination.

•	Our senior advisors have no fiduciary obligations to us. As a result, they have no obligation to present business opportunities to us at all and will only do so if they believe it will not violate any fiduciary obligations they may have. For a description of our senior advisors’ other affiliations, please see ‘‘Proposed Business—Senior Advisors.’’

To minimize potential conflicts of interest, we will not consummate an initial business combination with an entity that is affiliated with our executive officers, directors, senior advisors or initial stockholders, including (1) an entity that is either a majority-owned portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is managed by or otherwise affiliated with such individuals, entities or their affiliates (including Angelo, Gordon), (2) an entity in which such individuals, entities or their affiliates are currently passive investors, (3) an entity in which such individuals, entities or their affiliates are currently officers or directors or (4) an entity in which such individuals, entities or their affiliates are currently invested through an investment vehicle controlled by them, unless, in each case, we have obtained an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, reasonably acceptable to J.P. Morgan Securities, Inc. and the approval of a majority of our independent directors that the initial business combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, in no event will our sponsors or any of our existing executive officers, directors or senior advisors or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to the consummation of our initial business combination. In addition, conflicts of interest may arise when our Board of Directors evaluates a particular business opportunity with respect to these criteria. We cannot assure you that any of these conflicts will be resolved in our favor.

In order to further minimize potential conflicts of interests, our initial stockholders have agreed to vote the shares of founders’ common stock owned by them (1) in the same manner as the majority of the votes cast by our public stockholders at a duly held stockholder meeting in connection with the votes required to (a) approve our initial business combination and (b) approve an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement relating to, but have not yet consummated, our initial business combination and (2) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. Each of our initial stockholders and executive officers has also agreed to vote any shares acquired by them in this offering or in the aftermarket in favor of our initial business combination, in favor of any extension period and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination.

Private Placement of Founders’ Equity

On April 14, 2008, our sponsors purchased an aggregate of 3,833,334 shares of our common stock for an aggregate purchase price of $20,000 (or approximately $0.005 per share). Prior to the consummation of this offering, our sponsors intend to transfer at cost an aggregate of up to 57,500 shares to our independent directors. The aggregate total of 3,833,334 shares of founders’ common stock includes an aggregate of up to 500,000 shares that are subject to forfeiture (without payment) to the extent that the option to purchase additional units is not exercised by the underwriters. Our initial stockholders will be required to forfeit only the number of shares of founders’ common stock necessary to maintain their collective ownership interest in our outstanding stock at 10% after giving effect to this offering and exercise, if any, of the underwriters’ option to purchase additional units.

The founders’ common stock is identical to the common stock contained in the units being sold in this offering, except that:

•	the founders’ common stock is subject to the transfer restrictions and entitled to the registration rights described in this prospectus;

•	our initial stockholders have agreed to waive their rights to participate in any liquidation distributions with respect to the founders’ common stock if we fail to consummate our initial business combination;

•	our initial stockholders will not be able to exercise conversion rights with respect to the founders’ common stock; and

•	our initial stockholders have agreed to vote the founders’ common stock in the manner described in this prospectus.

On April 14, 2008, our sponsors purchased an aggregate of 7,666,668 founders’ warrants for an aggregate purchase price of $5,000 (or approximately $0.0007 per warrant). Prior to the consummation of this offering, our sponsors intend to transfer at cost an aggregate of up to 115,000 founders’ warrants to our independent directors. The aggregate total of 7,666,668 founders’ warrants includes an aggregate of up to 1,000,000 founders’ warrants that are subject to forfeiture (without payment) to the extent that the option to purchase additional units is not exercised by the underwriters. Our initial stockholders will be required to forfeit only the number of founders’ warrants necessary so that the number of shares of common stock underlying the founders’ warrants owned by our initial stockholders and their permitted transferees (assuming none of them purchase units in this offering) after this offering will be equal to 20% of the total number of shares of common stock outstanding after this offering.

The founders’ warrants are identical to the warrants contained in the units being sold in this offering, except that:

•	the exercise price of the founders’ warrants is $9.00;

•	the founders’ warrants are subject to the transfer restrictions and entitled to the registration rights described in this prospectus;

•	the founders’ warrants will become exercisable upon the date that is 180 days after the date of the consummation of our initial business combination, provided that the last sales price of our common stock equals or exceeds $12.50 per share for any 20 trading days within any 30-trading day period commencing at least 30 days after the consummation of our initial business combination, and provided there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in this offering and a related current prospectus is available; and

•	the founders’ warrants may be exercised by paying cash or on a cashless basis, at the option of the holder, and will not be redeemable by us as long as they are held by our initial stockholders or any of their permitted transferees.

Our initial stockholders have agreed, subject to certain exceptions, not to sell or otherwise transfer the founders’ common stock or the founders’ warrants (including the underlying securities) until 180 days after the date of the consummation of our initial business combination. See ‘‘Principal Stockholders—Transfers of Securities by our Initial Stockholders and our Sponsors’’ and ‘‘Description of Securities—Founders’ Equity.’’

Private Placement of Sponsors’ Warrants

Our sponsors have entered into an agreement with us to purchase an aggregate of 4,000,000 sponsors’ warrants at a price of $1.00 per warrant ($4 million in the aggregate) simultaneously with the consummation of this offering. The number of sponsors’ warrants and the aggregate purchase price will be increased proportionately to the extent the underwriters exercise their option to purchase additional units or the number of units issued in this offering is otherwise increased. The sponsors’ warrants will be purchased separately and not in combination with common stock or in the form of units. The purchase price of the sponsors’ warrants will be added to the proceeds from this offering to be held in the trust account. If we do not consummate an initial business combination and we are forced to liquidate, the proceeds of the sale of the sponsors’ warrants will become part of the distribution of the trust account to our public stockholders, and the sponsors’ warrants will expire worthless.

The sponsors’ warrants are identical to the warrants contained in the units being sold in this offering, except that:

•	the sponsors’ warrants are subject to the transfer restrictions and entitled to the registration rights described in this prospectus; and

•	the sponsors’ warrants may be exercised by paying cash or on a cashless basis, at the option of the holder, and will not be redeemable by us as long as they are held by our sponsors or any of their permitted transferees.

Our sponsors have agreed, subject to certain exceptions, not to sell or otherwise transfer the sponsors’ warrants until 30 days after the date of the consummation of our initial business combination. See ‘‘Principal Stockholders—Transfers of Securities by our Initial Stockholders and our Sponsors’’ and ‘‘Description of Securities—Founders’ Equity.’’

Sponsors’ Purchase Commitment

In addition, prior to the consummation of this offering, our sponsors will enter into an agreement with J.P. Morgan Securities, Inc. in accordance with the guidelines of Rule 10b5-1 of the Exchange Act, pursuant to which our sponsors will place limit orders for an aggregate of up to $20 million of our common stock commencing on the later of (1) ten business days after we file our initial preliminary proxy statement relating to our initial business combination and (2) 60 days after the termination of the ‘‘restricted period’’ in connection with this offering under Regulation M of the Exchange Act, and ending on the business day immediately preceding the record date for the stockholder meeting at which such initial business combination is to be approved, or earlier in certain circumstances as described in the limit order agreement between our sponsors and J.P. Morgan Securities, Inc., or the buyback period. These limit orders will require our sponsors to purchase any shares of our common stock offered for sale (and not purchased by another investor) at or below a price equal to the per-share amount held in our trust account as reported in our initial preliminary proxy statement filed with the SEC relating to our initial business combination, until the earlier of (1) the expiration of the buyback period or (2) the date such purchases reach $20 million in total. The purchase of such shares will be made by J.P. Morgan Securities, Inc. or another broker-dealer mutually agreed upon by J.P. Morgan Securities, Inc. and our sponsors. It is intended that such purchases will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M under the Exchange Act, which may prohibit or limit purchases pursuant to the limit order agreement in certain circumstances. Our sponsors will agree that they will not sell or transfer any shares of common stock purchased by them pursuant to the limit order agreement until 180 days after the date of the consummation of our initial business combination. See ‘‘Principal Stockholders—Transfers of Securities by our Initial Stockholders and our Sponsors.’’

Our sponsors have agreed that they will vote all such shares (1) in favor of our initial business combination, (2) in favor of an amendment to our amended and restated certificate of incorporation to provide for an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement relating to, but have not yet consummated, our initial business combination and (3) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. Our initial stockholders, sponsors, executive officers and directors will participate in any liquidation distributions with respect to any shares of common stock purchased by them in this offering or in the aftermarket, including, with respect to our sponsors, shares purchased pursuant to such limit orders, in the event we fail to consummate an initial business combination.

*            *            *

Our executive offices are located at 245 Park Avenue, 26th Floor, New York, New York 10167, and our telephone number is (212) 692-2000.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the background of the members of our management team and our senior advisors, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled ‘‘Risk Factors.’’

Securities offered	30,000,000 units, at $10.00 per unit, each unit consisting of:

•	one share of common stock; and

•	three-quarters (3/4) of one warrant.

Trading commencement and separation of common stock and warrants	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 35th day after the date of this prospectus unless J.P. Morgan Securities, Inc. informs us of the underwriters’ decision that an earlier date is acceptable, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

Separate trading of the common stock and warrants is prohibited until we have filed a Current Report on Form 8-K	In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file the Current Report on Form 8-K upon the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. If the underwriters’ option to purchase additional units is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ option to purchase additional units.

Units:

Number outstanding before this offering	0

Number outstanding after this offering	30,000,000(1)

(1)	Assumes no exercise of the underwriters’ option to purchase additional units.

Common stock:

Number outstanding before this offering	3,833,334(2)

Number outstanding after this offering	33,333,334(3)

Warrants:

Number of warrants outstanding before this offering	7,666,668(4)

Number of sponsors’ warrants to be sold simultaneously with the consummation of this offering in a private placement	4,000,000(5)

Number of warrants to be outstanding after this offering and the private placement	33,166,668(6)

Exercisability	Each whole warrant is exercisable to purchase one share of common stock. Warrants may be exercised only in increments of one whole warrant. Because each unit offered hereby includes three-quarters (3/4) of one warrant, holders will need to purchase units in increments of four in order to exercise all their warrants.

Exercise price	$7.50 per warrant, except as described below with respect to the founders’ warrants.

Exercise period	The warrants will become exercisable on the later of:

•	the consummation of our initial business combination, or

•	12 months from the date of this prospectus;

provided in each case that we have an effective registration statement under the Securities Act covering the issuance of the shares of common stock underlying the warrants and a current prospectus relating thereto is available.

(2)	Includes an aggregate of up to 500,000 shares of founders’ common stock held by our initial stockholders that are subject to forfeiture to the extent the option to purchase additional units is not exercised by the underwriters.
(3)	Assumes no exercise of the underwriters’ option to purchase additional units and the resulting forfeiture of 500,000 shares of founders’ common stock held by our initial stockholders.
(4)	Includes an aggregate of up to 1,000,000 founders’ warrants held by our initial stockholders that are subject to forfeiture to the extent the option to purchase additional units is not exercised by the underwriters.
(5)	Assumes no exercise of the underwriters’ option to purchase additional units.
(6)	Assumes no exercise of the underwriters’ option to purchase additional units and the resulting forfeiture of 1,000,000 founders’ warrants held by our initial stockholders.

We have agreed to use our best efforts to have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants as of the date the warrants become exercisable and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed.

The warrants sold in this offering will expire at 5:00 p.m., New York time, five years from the date of this prospectus or earlier upon redemption. Upon the exercise of any warrant, the warrant exercise price, if paid in cash, will be paid directly to us and not placed in the trust account.

Other than as set forth under ‘‘Redemption,’’ the warrants sold in this offering as part of the units may only be exercised by paying cash.

Redemption	Once the warrants become exercisable, we may redeem the outstanding warrants at our option (except as described below with respect to the founders’ warrants and the sponsors’ warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•	if, and only if, the last sale price of our common stock equals or exceeds $12.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless a registration statement covering the issuance of the shares of common stock underlying the warrants is effective, and a current prospectus relating thereto is available throughout the period from the time of sending the notice of redemption to the redemption date. The underwriters do not have any consent rights in connection with the exercise of our redemption rights.

If we call the warrants for redemption as described above, we will have the option to require all holders that exercise warrants thereafter to do so on a ‘‘cashless basis,’’ although the public stockholders are not eligible to do so at their own option. In the event we choose to require a ‘‘cashless exercise,’’ each exercising holder will pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ (defined below) by (y) the fair market value. The ‘‘fair market value’’ means the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants. See ‘‘Description of Securities— Warrants.’’ If we require holders to exercise their warrants on a cashless basis, exercising holders will receive fewer shares of common stock upon exercise than they would have received if they had exercised their warrants for cash.

We will not redeem the sponsors’ warrants or the founders’ warrants so long as they are held by our sponsors or initial stockholders or any of their permitted transferees.

Reasons for redemption limitations	We have established the above conditions to our exercise of redemption rights in order to:

•	provide warrant holders with adequate notice of our exercise of redemption rights;

•	permit redemption only after the then-prevailing common stock price is substantially above the warrant exercise price; and

•	provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrants prior to the scheduled redemption date. However, the price of the common stock may fall below the $12.00 trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued.

Proposed symbols	Units: ‘‘ .U’’

Common Stock: ‘‘ ’’

Warrants: ‘‘ .WS’’

Founders’ equity:

Founders’ common stock	On April 14, 2008, our sponsors purchased an aggregate of 3,833,334 shares of our common stock for an aggregate purchase price of $20,000 (or approximately $0.005 per share). Prior to the consummation of this offering, our sponsors intend to transfer at cost an aggregate of up to 57,500 shares of founders’ common stock to our independent directors. The aggregate total of 3,833,334 shares of founders’ common stock includes an aggregate of up to 500,000 shares of founders’ common stock that are subject to forfeiture (without payment) to the extent that the option to purchase additional units is not exercised by the underwriters. Our initial stockholders will be required to forfeit only the number of shares of founders’ common stock necessary to maintain their collective ownership interest in our outstanding stock at 10% after giving effect to this offering and the exercise, if any, of the underwriters’ option to purchase additional units.

The founders’ common stock is identical to the common stock contained in the units being sold in this offering, except that:

•	the founders’ common stock is subject to the transfer restrictions and entitled to the registration rights described below;

•	our initial stockholders have agreed to waive their rights to participate in any liquidation distributions with respect to the founders’ common stock if we fail to consummate our initial business combination;

•	our initial stockholders will not be able to exercise conversion rights with respect to the founders’ common stock; and

•	our initial stockholders have agreed to vote the founders’ common stock (1) in the same manner as a majority of the votes cast by our public stockholders at a duly held stockholder meeting in connection with the votes required to (a) approve our initial business combination and (b) approve an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement relating to, but have not yet consummated, our initial business combination and (2) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence as a part of any vote to approve our initial business combination.

Founders’ warrants	On April 14, 2008, our sponsors purchased an aggregate of 7,666,668 warrants for an aggregate purchase price of $5,000 (or approximately $0.0007 per warrant). Prior to the consummation of this offering, our sponsors intend to transfer at cost an aggregate of up to 115,000 founders’ warrants to our independent directors. The aggregate total of 7,666,668 founders’ warrants includes an aggregate of up to 1,000,000 founders’ warrants that are subject to forfeiture (without payment) to the extent that the option to purchase additional units is not exercised by the underwriters. Our initial stockholders will be required to forfeit only the number of founders’ warrants necessary so that the number of shares of common stock underlying the founders’ warrants owned by our initial stockholders and their permitted transferees (assuming none of them purchase units in this offering) after this offering will be equal to 20% of the total number of shares of common stock outstanding after this offering.

The founders’ warrants are identical to the warrants contained in the units being sold in this offering, except that:

•	the exercise price of the founders’ warrants is $9.00;

•	the founders’ warrants are subject to the transfer restrictions and entitled to the registration rights described below;

•	the founders’ warrants will become exercisable upon the date that is 180 days after the date of the consummation of our initial business combination, provided that the last sales price of our common stock equals or exceeds $12.50 per share for any 20 trading days within any 30-trading day period commencing at least 30 days after the consummation of our initial business combination, and provided there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in this offering and a related current prospectus is available; and

•	the founders’ warrants may be exercised by paying cash or on a cashless basis, at the option of the holder, and will not be redeemable by us as long as they are held by our initial stockholders or any of their permitted transferees.

Transfer restrictions on founders’ common stock and founders’ warrants	Our initial stockholders have agreed, subject to certain exceptions, not to sell or otherwise transfer the founders’ common stock or founders’ warrants (including the underlying securities) until 180 days after the date of the consummation of our initial business combination.

See ‘‘Principal Stockholders—Transfers of Securities by our Initial Stockholders and our Sponsors’’ and ‘‘Description of Securities—Founders’ Equity.’’

Sponsors’ warrants	Our sponsors have entered into an agreement with us to purchase an aggregate of 4,000,000 sponsors’

warrants at a price of $1.00 per warrant ($4 million in the aggregate) simultaneously with the consummation of this offering. The number of sponsors’ warrants and their aggregate purchase price will be increased proportionately to the extent the underwriters exercise their option to purchase additional units or the number of units issued in this offering is otherwise increased. The sponsors’ warrants will be purchased separately and not in combination with common stock or in the form of units. The purchase price of the sponsors’ warrants will be added to the proceeds from this offering to be held in the trust account. If we do not consummate our initial business combination and we are forced to liquidate, the proceeds from the sale of the sponsors’ warrants will become part of the distribution of the trust account to our public stockholders, and the sponsors’ warrants will expire worthless.

The sponsors’ warrants are identical to the warrants contained in the units being sold in this offering, except that:

•	the sponsors’ warrants are subject to the transfer restrictions and entitled to the registration rights described below; and

•	the sponsors’ warrants may be exercised by paying cash or on a cashless basis, at the option of the holder, and will not be redeemable by us as long as they are held by our sponsors or any of their permitted transferees.

Transfer restrictions on sponsors’ warrants	Our sponsors have agreed, subject to certain exceptions, not to sell or otherwise transfer the sponsors’ warrants until 30 days after the date of the consummation of our initial business combination. See ‘‘Principal Stockholders—Transfers of Securities by our Initial Stockholders and our Sponsors’’ and ‘‘Description of Securities—Founders’ Equity.’’

Limit order agreement	Prior to the consummation of this offering, our sponsors will enter into an agreement with J.P. Morgan Securities, Inc. in accordance with the guidelines of Rule 10b5-1 of the Exchange Act, pursuant to which our sponsors will place limit orders for an aggregate of up to $20 million of our common stock commencing on the later of (1) ten business days after we file our initial preliminary proxy statement relating to our initial business combination and (2) 60 days after the termination of the ‘‘restricted period’’ in connection with this offering under Regulation M of the Exchange Act, and ending on the business day immediately preceding the record date for the stockholder meeting at which such initial business combination is to be approved, or earlier in certain circumstances as described in the limit order agreement between our sponsors and J.P. Morgan Securities, Inc., or the buyback period. These limit orders will require our sponsors to purchase any shares of our common stock offered for sale (and not purchased by another investor) at or below a price equal to the per-share amount held in our trust account as reported in our initial preliminary proxy statement filed with the SEC relating to our initial business combination, until the earlier of (1) the expiration of the buyback period or (2) the date such purchases reach $20 million in total. The purchase of such shares will be made by J.P. Morgan Securities, Inc. or another broker-dealer mutually agreed upon by J.P. Morgan Securities, Inc. and our sponsors. It is intended that such purchases will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M under the Exchange Act, which may prohibit or limit purchases pursuant to the limit order agreement in certain circumstances. Our sponsors will agree that they will not sell or transfer any shares of common stock purchased by them pursuant to the limit order agreement until 180 days after the date of the consummation of our initial business combination. See ‘‘Principal Stockholders—Transfers of Securities by our Initial Stockholders and our Sponsors.’’

Our sponsors have agreed that they will vote all shares purchased pursuant to the limit order agreement (1) in favor of our initial business combination, (2) in favor of an amendment to our amended and restated certificate of incorporation to provide for an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement relating to, but have not yet consummated, our initial business combination and (3) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination.

Our initial stockholders, sponsors, executive officers and directors will participate in any liquidation distributions with respect to any shares of common stock purchased by them in this offering or in the aftermarket, including, with respect to our sponsors, shares purchased pursuant to such limit orders, in the event we fail to consummate an initial business combination.

Registration rights	Concurrently with the consummation of this offering, we will enter into a registration rights agreement with our initial stockholders with respect to securities held by them from time to time, including the founders’ common stock, the founders’ warrants and underlying common stock, the sponsors’ warrants and underlying common stock and any shares purchased pursuant to the limit orders described above. The registration rights agreement will provide that, in certain instances, after the consummation of our initial business combination, our initial stockholders (and their affiliates and other permitted transferees) may require us to register the resale of any of our securities held by them on a registration statement filed under the Securities Act. We will bear the expenses incurred in connection with filing any such registration statement. See ‘‘Principal Stockholders—Registration Rights.’’

Proceeds to be held in trust account	$293.9 million ($338.2 million if the underwriters’ option to purchase additional units is exercised in full), or $9.80 per unit, of the net proceeds of this offering and the private placement of the sponsors’ warrants will be placed in a segregated trust account maintained by American Stock Transfer & Trust Company, as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds include $12 million of underwriting discount (or $13.8 million if the underwriters’ option to purchase additional units is exercised in full) that is being deferred until we consummate our initial business combination.

We believe that the inclusion in the trust account of the purchase price of the sponsors’ warrants and the deferred underwriting discount is a benefit to our public stockholders because additional proceeds will be available for distribution to them if a liquidation of our company occurs prior to the consummation of our initial business combination. Except as described below, the proceeds in the trust account will not be released until the earlier of the consummation of our initial business combination or our liquidation.

Therefore, unless and until we consummate our initial business combination, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business or businesses and the negotiation of an agreement to acquire a target business or businesses, except as described below.

There can be released to us from the trust account the income earned on the trust account in an amount (1) up to an aggregate of $4 million (net of taxes payable on such interest) to fund expenses related to investigating and selecting a target business and our other working capital requirements; provided that if the size of this offering is increased, or the underwriters elect to exercise the option to purchase additional units, it will result in a proportionate increase in the amount of interest we may withdraw from the trust account, and (2) needed to pay any federal, state and local tax obligations, including income taxes imposed at the applicable rates on income from investments held through the trust account, applicable franchise taxes and any other tax obligations imposed in respect of the trust account. In addition, amounts in the trust account may be used to satisfy the exercise of public stockholder conversion rights in connection with the votes required to approve our initial business combination and approve an extension of our corporate existence to up to 30 months as described below. With these exceptions, expenses incurred by us related to the investigation and selection of a target business or businesses may be paid prior to our initial business combination only from the net proceeds of this offering not held in the trust account (initially, $300,000).

Deferred underwriting discounts and commissions	The underwriters have agreed to defer $12 million of their underwriting discount (or $13.8 million if the underwriters’ option to purchase additional units is exercised in full), equal to 4% of the gross proceeds of this offering, until the consummation of our initial business combination. Upon the consummation of our initial business combination, the deferred underwriting discount will be released to the underwriters out of the trust account.

Conditions to consummating our initial business combination	We will not consummate an initial business combination with an entity that is affiliated with our executive officers, directors, senior advisors or initial stockholders, including (1) an entity that is either a majority-owned portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is managed by or otherwise affiliated with such individuals, entities or their affiliates (including Angelo, Gordon), (2) an entity in which such individuals, entities or their affiliates are currently passive investors, (3) an entity in which such individuals, entities or their affiliates are currently officers or directors or (4) an entity in which such individuals, entities or their affiliates are currently invested through an investment vehicle controlled by them, unless, in each case, we have obtained an opinion from an independent investment banking firm that is a member of FINRA reasonably acceptable to J.P. Morgan Securities, Inc. and the approval of a majority of our independent directors that the initial business combination is fair to our unaffiliated stockholders from a financial point of view.

Our initial business combination must occur with one or more target businesses that collectively have a fair market value of at least 80% of the balance in the trust account (excluding the deferred underwriting discount of $12 million, or $13.8 million if the underwriters’ option to purchase additional units is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination. If we acquire less than 100% of a target business in our initial business combination, the aggregate fair market value of the portion we acquire must equal at least 80% of the balance in the trust account (excluding the deferred underwriting discount as described above) at the time of the signing of a definitive agreement in connection with our initial business combination. The fair market value of a portion of a target business will likely be calculated by multiplying the fair market value of the entire business by the percentage of the business we acquire. We may seek to consummate our initial business combination with an initial target business or businesses with a collective fair market value in excess of 80% of the balance in the trust account (excluding the deferred underwriting discount as described above) at the time of the signing of a definitive agreement in connection with our initial business combination.

We may need to obtain financing to consummate an initial business combination and have not taken any steps to obtain any such financing. If we issue securities in order to consummate an initial business combination, our then-current stockholders could end up owning a minority of the combined company’s voting securities as there is no requirement that our stockholders own a certain percentage of our company (or, depending on the structure of the initial business combination, an ultimate parent company that may be formed) after our initial business combination. We anticipate structuring our initial business combination to acquire 100% of the equity interests of, or to combine completely with, a target business or businesses. We may, however, structure our initial business combination to acquire less than 100% of the equity interests of a target business but will not acquire less than a controlling interest. The key factor that we will rely on in determining controlling stockholder status will be our acquisition of more than 50% of the voting interests of the target business.

If our initial business combination involves assets and not equity securities of a target business, the assets, or the business being conducted with such assets, must have a fair market value equal to at least 80% of the balance of the trust account (excluding the deferred underwriting discount as described above) at the time of the signing of a definitive agreement in connection with our initial business combination. See ‘‘Proposed Business—Consummating our Initial Business Combination.’’

Stockholders must approve our initial business combination	We will seek stockholder approval before consummating our initial business combination regardless of the type of transaction it is, even if the business combination would not ordinarily require stockholder approval under applicable state law.

Our initial stockholders have agreed to vote the founders’ common stock owned by them (1) in the same manner as the majority of the votes cast by our public stockholders at a duly held stockholder meeting in connection with the votes required to (a) approve our initial business combination and (b) approve an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement relating to, but have not yet consummated, our initial business combination and (2) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. Each of our initial stockholders and executive officers and directors has also agreed to vote any shares acquired by them in this offering or in the aftermarket, including those shares purchased pursuant to the limit orders described in this prospectus, in favor of our initial business combination, in favor of an extension of our corporate existence to up to 30 months from the date of this prospectus and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination.

We will only consummate our initial business combination if (1) the initial business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholder meeting, (2) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock and (3) public stockholders owning less than 35% of our outstanding shares of common stock sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we must consummate our initial business combination and the stockholder vote required to approve our initial business combination, both vote against the initial business combination and exercise their conversion rights. If a proposed initial business combination is not consummated and we still have sufficient time remaining before our corporate life expires, we may seek another target business with which to consummate our initial business combination. See ‘‘Proposed Business—Consummating our Initial Business Combination; Opportunity for stockholder approval of our initial business combination.’’

Possible extension of time to consummate our initial business combination to up to 30 months	If we have entered into a definitive agreement relating to our initial business combination within 24 months from the date of this prospectus, we may seek up to a 6-month extension to consummate our initial business combination by calling a special or annual meeting of our stockholders for the purpose of soliciting their approval of an amendment to our amended and restated certificate of incorporation to provide for such extension period. Approval of any extension period will require the affirmative vote of the majority of the outstanding shares of our common stock.

In connection with the vote required for any such extension period, our initial stockholders have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the votes cast by our public stockholders at the special or annual meeting called for such purpose and to vote all shares of common stock acquired in this offering or in the aftermarket in favor of any such proposed extension of our corporate existence. If we enter into a definitive agreement relating to our initial business combination near the end of the 24-month period following the date of this prospectus, we may not have sufficient time to either secure the approval of our stockholders if an extension of the 24-month period is proposed, or to satisfy customary closing conditions.

Any public stockholders voting against the proposed extension period will be eligible to convert their shares into a pro rata share of the trust account if the extension period is approved. However, the extension period will not be approved if 35% or more of the shares sold in this offering vote against the proposed extension period and elect to convert their shares into their pro rata share of our trust account. In such event, if we cannot consummate our initial business combination within the original 24-month period to be set forth in our amended and restated certificate of incorporation, we will liquidate.

If we receive stockholder approval for the extension period and conversion rights are not exercised with respect to 35% or more of the shares sold in this offering in connection with the vote for the extension period, we will then have an additional period of up to 6 months in which to consummate our initial business combination. We will still be required to seek stockholder approval before completing our initial business combination if it was not obtained earlier, even if the business combination would not ordinarily require stockholder approval under applicable law. As a result of an approval of the extension period, we may be able to hold the funds in the trust account for up to 30 months from the date of this prospectus.

A public stockholder’s election to convert its shares in connection with the vote on the extension period will only be honored if the extension period is approved.

Public stockholders who vote against the extension period and exercise their conversion rights may vote on our initial business combination to the extent such stockholders continue to own shares of common stock or acquire new shares through aftermarket purchases or otherwise.

Public stockholders who cause us to convert their shares into their pro rata share of the trust account will still have the right to exercise the warrants that they received as part of the units if they still hold such warrants.

If, following approval of the extension period, at the end of the extension period of up to 30 months we have not consummated our initial business combination, our corporate existence will automatically cease without the need for a stockholder vote. See ‘‘Proposed Business— Consummating our Initial Business Combination; Extension of time to consummate our initial business combination up to 30 months.’’

Conversion rights for public stockholders voting to reject our initial business combination or an extension of the time period within which we must consummate our initial business combination	Pursuant to our amended and restated certificate of incorporation, each public stockholder voting against our initial business combination will have the right to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (net of taxes), provided that our initial business combination is approved and consummated. In addition, any public stockholders voting against the proposed extension of the time period within which we must consummate our business combination will be eligible to convert their shares into a pro rata share of the trust account (net of taxes), if we effect the extension. Our initial stockholders and their permitted transferees will not have such conversion rights with respect to the founders’ common stock. In addition, our sponsors and their affiliates and our executive officers and directors will not have conversion rights with respect to any shares of common stock purchased in this offering or in the aftermarket.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group,’’ will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of the time period within which we must consummate our initial business combination or the stockholder vote required to approve our initial business combination. Shares of common stock converted in connection with the vote on an extension of the time period within which we must consummate our initial business combination and in connection with the vote on our initial business combination will be aggregated for purposes of this 10% limit. Such a public stockholder would still be entitled to vote against a proposed initial business combination or an extension of the time period within which we must consummate our initial business combination with respect to all shares owned by him or his affiliates.

Voting against the proposal for our initial business combination or the extension period alone will not result in the conversion of a stockholder’s shares for a pro rata portion of the trust account. The right of conversion is only valid when a public stockholder also exercises such conversion rights. Public stockholders voting against our initial business combination or an extension period will only have the right to cause us to convert their shares if our initial business combination or the extension period is approved and, in the case of the initial business combination, consummated. If our initial business combination is not approved or consummated or the extension period is not approved for any reason, then public stockholders voting against our initial business combination or the extension period will not be entitled to so convert their shares. Public stockholders who cause us to convert their common stock for a pro rata share of the trust account will be paid their conversion price as promptly as practicable following the consummation of our initial business combination or the approval of the extension period and will have the right to exercise any warrants they own when the warrants are exercisable. This conversion could have the effect of reducing the amount distributed to us from the trust account by up to approximately $102.9 million (assuming conversion of the maximum of 35% (minus one share) of the eligible common stock).

We have set the conversion percentage at 35% (minus one share) and imposed the 10% restriction for any one stockholder or group of stockholders in order to reduce the likelihood that a small number of investors holding a block of our stock will be able to stop us from consummating our initial business combination and/or extending the time period within which we must consummate our initial business combination even if such initial business combination or extension is otherwise approved by a large majority of our public stockholders.

The initial per-share conversion price is $9.80 per share, without taking into account any interest earned on such funds. Since this amount is less than the $10.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. Because public stockholders who exercise their conversion rights will receive their proportionate share of the deferred underwriting discount and the underwriters will be paid the full amount of the deferred underwriting discount upon the consummation of our initial business combination, public stockholders who do not exercise their conversion rights will bear the financial effect of such payments to both the converting public stockholders and the underwriters.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and until the business day immediately preceding the vote being taken with respect to the proposed initial business combination or an extension of the time period within which we must consummate our business combination at a meeting held for that purpose. In addition, no later than the business day immediately preceding the vote on our initial business combination or the extension period, the public stockholder must present written instructions to our transfer agent stating that the public stockholder wishes to convert its shares into its pro rata share of the trust account and confirming that the public stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the consummation of our initial business combination or approval of the extension period, if applicable. We intend to require public stockholders to tender their stock certificates to our transfer agent or to deliver their shares to our transfer agent electronically using the DWAC (Deposit/Withdrawal At Custodian) system of The Depository Trust Company, or DTC, no later than the business day immediately preceding the vote on our initial business combination or the extension period. There is a standard charge associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $45, and it would be up to the broker to decide whether to pass this cost on to the converting stockholder.

The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed initial business combination or the extension period will indicate that we are requiring stockholders to satisfy such certification and delivery requirements. As discussed above, a stockholder would have from the time we send out our proxy statement up until the business day immediately preceding the vote on our initial business combination or the extension period to deliver its shares if it wishes to seek to exercise its conversion rights. The delivery process is within the stockholder’s control and, whether it is a record holder or its shares are held in ‘‘street name,’’ the stockholder should be able to accomplish delivery by contacting the transfer agent or its broker and requesting delivery of its shares through the DWAC system. However, because we do not have control over this process or over the brokers or DTC, it may take significantly longer than anticipated to obtain a physical stock certificate.

Public stockholders who exercise their conversion rights will continue to retain all rights to the warrants they received as part of the units purchased in this offering or in the aftermarket to the extent that such warrants have not been otherwise transferred or sold by such public stockholder.

Because our initial stockholders have agreed to vote the founders’ common stock in the same manner as a majority of shares voted by our public stockholders in connection with the vote required to approve our initial business combination or to approve an extension of the time period within which we must consummate our initial business combination, and a holder’s common stock may be converted only if our initial business combination or the extension period is approved and, in the case of our initial business combination, consummated, holders of founders’ common stock are not entitled to exercise conversion rights with respect to such shares.

See ‘‘Proposed Business—Consummating our Initial Business Combination; Conversion rights for public stockholders voting to reject our initial business combination or an extension of the time period within which we must consummate our initial business combination.’’

Right of first review	In order to minimize potential conflicts of interest that may arise from multiple affiliations, each of our executive officers, directors and sponsors have agreed, until the earliest of the consummation of our initial business combination, 24 months from the date of this prospectus (or up to 30 months if an extension is approved by our stockholders as described in this prospectus) or such time as he ceases to be an executive officer, director or, in the case of our sponsors, a stockholder, to present to our company for our consideration, prior to presentation to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest (meaning more than 50% of the voting interests of the target company) in a company that has an enterprise value greater than $500 million, subject to fiduciary duties owed by our executive officers and directors as directors on the boards of directors of other entities (other than Angelo, Gordon and its majority-owned portfolio companies) on which they currently serve, which are identified in their biographies appearing under ‘‘Management—Directors and Executive Officers.’’ Despite the foregoing, our executive officers, directors and sponsors do not have to present to us any business combination opportunity involving the potential acquisition of a controlling interest in a financial advisor or an asset management business or real estate-related investments (although they have the option to do so if in their view the opportunity is more suitable to us due to size or other factors).

Release of funds in trust account upon consummation of our initial business combination	Upon consummation of our initial business combination, all amounts not previously withdrawn from the trust account will be released to us. We will apply the cash released to us from the trust account to pay amounts due to any public stockholders who duly and validly exercise their conversion rights and to pay the underwriters their deferred underwriting discount that is equal to 4% of the gross proceeds of this offering, or $12 million (or $13.8 million if the underwriters’ option to purchase additional units is exercised in full). The remaining funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses we acquire in our initial business combination. If our initial business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

Liquidation if no initial business combination	Our corporate existence automatically terminates 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), unless we amend our amended and restated certificate of incorporation in connection with the consummation of our initial business combination prior to such date. As promptly as practicable after such a termination, we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law, or DGCL. Upon adoption of our plan of distribution, the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders.

Section 278 of the DGCL provides that even after we cease our business activities and distribute the balance of the trust account to our public stockholders, our existence will continue for at least three years after our expiration for the purposes of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our public stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) of the DGCL will require us to pay or make reasonable provision for all then existing claims and obligations, including all contingent, conditional or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within ten years after the date of dissolution. Payment or reasonable provision for payment of claims will be made in the discretion of our Board of Directors based on the nature of the claims and other factors deemed relevant by our Board of Directors. Claims may be satisfied by direct negotiation and payment, purchase of insurance to cover the claims, setting aside money as a reserve for future claims or otherwise as determined by our Board of Directors in its discretion. Under Section 281(b) of the DGCL, the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets.

If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our public stockholders. While we intend to pay such amounts, if any, from the $300,000 of net proceeds initially held outside the trust account and from the up to $4 million of interest income earned on the trust account (net of taxes payable on such interest) available to us for working capital, we cannot assure you that those funds will be sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties (including any vendors, prospective target businesses or other entities with which we execute contracts for providing us with goods, services or financing following consummation of this offering) enter into agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

Our sponsors have agreed that they will be liable, severally and not jointly, to ensure that the proceeds in the trust account are not reduced by the claims of contracted parties; provided that our sponsors will have no liability (1) as to claimed amounts owed to such a prospective target business, vendor or third party who executed a waiver (even if such waiver is subsequently found to be invalid or unenforceable) or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. As further assurance, Angelo, Gordon, the manager of each of our sponsors, has agreed to take such reasonable actions as may be necessary to enable our sponsors to comply with this obligation to us, including causing the member of each sponsor to contribute additional capital to such sponsor, arranging for financing for our sponsors or a combination of the two. See ‘‘Proposed Business— Consummating our Initial Business Combination; General.’’

We expect that all costs and expenses associated with implementing our plan of distribution, as well as payments to any creditors, will be funded from the $300,000 of net proceeds initially held outside the trust account and from the up to $4 million in interest income on the balance of the trust account (net of taxes payable on such interest) that will be released to us to fund our working capital requirements. If such funds are insufficient, our sponsors have agreed to advance us the funds necessary to complete such liquidation (currently anticipated not to be more than approximately $15,000) and have agreed not to seek repayment for such expenses.

The underwriters have agreed to waive their rights to their deferred underwriting discount held in the trust account in the event we do not consummate a business combination within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) and in such event such amounts will be included within the funds held in the trust account that will be available for distribution to the public stockholders.

Our initial stockholders have agreed to waive their rights to participate in any distributions with respect to their founders’ common stock of the funds held in the trust account if we fail to consummate a business combination within such 24-month or 30-month period, as applicable. However, our initial stockholders will participate in any distributions with respect to any shares of common stock purchased by them in this offering or in the aftermarket.

If we are unable to consummate our initial business combination and we expend all of the net proceeds of this offering and the initial stockholders’ investment other than the proceeds deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per share liquidation amount for the shares issued in this offering will be $9.80, or $0.20 less than the per unit offering price of $10.00. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our public stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our public stockholders. Therefore, we cannot assure you that the actual per share liquidation price will not be less than $9.80.

See ‘‘Proposed Business—Consummating our Initial Business Combination; Liquidation if no business combination.’’

Amended and restated certificate of incorporation	As discussed below, there will be specific provisions in our amended and restated certificate of incorporation that may not be amended prior to the consummation of our initial business combination without the approval of the holders of at least 90% of the voting power of our outstanding common stock, including our requirements to seek stockholder approval of our initial business combination and to allow our public stockholders to seek conversion of their shares if they do not approve such initial business combination, as well as the related conversion threshold. The extension of the time period within which we must consummate our initial business combination to up to 30 months from the date of this prospectus will require approval of the majority of the outstanding shares of our common stock.

Our amended and restated certificate of incorporation will also provide that we will continue in existence only until 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus). If we have not consummated our initial business combination by such date, our corporate existence will automatically cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the DGCL. This has the same effect as if our Board of Directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the DGCL. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the DGCL removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our Board of Directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed initial business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate our initial business combination if (1) our initial business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholder meeting, (2) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock and (3) holders owning less than 35% of our outstanding shares of common stock sold in this offering (on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we must consummate our initial business combination and the stockholder vote required to approve our initial business combination) exercise their conversion rights.

See ‘‘Proposed Business—Consummating our Initial Business Combination; Amended and Restated Certificate of Incorporation.’’

Limited payments to insiders	In no event will our sponsors or any of our existing executive officers, directors or senior advisors or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to the consummation of our initial business combination. However, we anticipate that our senior advisors may be paid finder’s fees, consulting fees or other compensation for any services they render in order to consummate an initial business combination. Prior to the consummation of our initial business combination, our sponsors, executive officers, directors, senior advisors or our or their affiliates, as applicable, may receive:

•	repayment of a non-interest bearing note totaling $100,000 in the aggregate made to us by the sole member of our sponsors to cover offering expenses; and

•	reimbursement for any out-of-pocket expenses related to identifying, investigating and consummating our initial business combination with one or more target businesses, none of which have been incurred to date.

There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the amount of available proceeds not deposited in the trust account and the interest income of up to $4 million earned on the balance in the trust account (net of taxes payable on such interest) that may be released to us for working capital, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination.

Our audit committee will review and approve all individual disbursements above $10,000 made to our sponsors, executive officers, directors, senior advisors or our or their affiliates and any payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with any interested director abstaining from such review and approval.

No inducement to vote	We, our sponsors and Angelo, Gordon have agreed that we and they will not, and will not permit any of our respective affiliates that we or they control to, pay or cause to be paid any consideration to or for the benefit of any public stockholder for or as an inducement to any vote for approval of our initial business combination (including payments of money, transfers of securities or purchases of securities) unless such consideration inures on an equal basis to the benefit of all stockholders who do not convert their shares in connection with the stockholder vote to approve our initial business combination.

Audit committee to monitor compliance	Effective upon consummation of this offering, we will establish, and will thereafter maintain, an audit committee to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering. See ‘‘Management—Audit Committee.’’

Determination of offering amount	We determined the size of this offering based on the experience of our management team. We also considered the size of this offering to be an amount we believe could be successfully utilized in our initial business combination. We may utilize the cash proceeds of this offering and the private placement of the sponsors’ warrants, our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination. Based on the experience of our management team, we believe that this combination of consideration available to us will be sufficient to enable us to pursue opportunities to acquire or combine with one or more companies. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more operating companies.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we consummate our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team and our senior advisors, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see ‘‘Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.’’ You should carefully consider these and the other risks set forth in the section entitled ‘‘Risk Factors.’’

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business (at inception) and should be read with our financial statements, which are included in this prospectus. The table does not give effect to the exercise of the underwriters’ option to purchase additional units. We have not had any significant operations to date, so only balance sheet data is presented.

	As of April 14, 2008
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(280,000)	$282,220,000
Total assets	415,000	294,220,000
Total liabilities	395,000	12,000,000
Value of common stock which may be converted to cash (approximately $9.80 per share)(2)	-0-	102,899,990
Stockholders’ equity (deficit)	20,000	179,320,010
(1)	The ‘‘as adjusted’’ information gives effect to the sale of the units in this offering, the sale of the sponsors’ warrants, and the payment of the estimated expenses of this offering. The ‘‘as adjusted’’ total assets include $12 million being held in the trust account representing the deferred underwriting discount and assumes no exercise of the public stockholders’ conversion rights.
(2)	If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 35% (minus one share) of the aggregate number of shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially $9.80 per share), before payment of the deferred underwriting discount and including accrued interest, net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital requirements, as of two business days prior to the proposed consummation of our initial business combination, divided by the number of shares sold in this offering that are outstanding at such time. We will not proceed with our initial business combination if public stockholders owning 35% or more of the shares of common stock sold in this offering vote against our initial business combination and exercise their conversion rights, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we must consummate our initial business combination and the stockholder vote required to approve our initial business combination.

The ‘‘as adjusted’’ total assets amounts include $293.9 million to be held in the trust account, including $12 million being held in the trust account representing the deferred underwriting discount, which will be available to us as described in this prospectus. If our initial business combination is not consummated within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), the proceeds held in the trust account and all interest thereon (net of income taxes on such interest, the amount, if any, paid upon exercise of conversion rights related to an approved extension of the period in which our initial business combination must occur and interest income of up to $4 million (net of taxes payable on such interest) on the trust account balance previously released to us to fund our working capital requirements) will be distributed solely to our public stockholders as part of a plan of distribution upon termination of our corporate existence.

We will not proceed with our initial business combination if public stockholders owning 35% or more of the shares of common stock sold in this offering vote against our initial business combination and exercise their conversion rights, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we must consummate our initial business combination and the stockholder vote required to approve our initial business combination. Accordingly, we may consummate our initial business combination if public stockholders owning less than 35% of the shares sold in this offering, on a cumulative basis, exercise their conversion rights. If this occurred, we would be required to convert to cash up to 35% (minus one share) of the 30,000,000 shares sold in this offering, or 10,499,999 shares of common stock, for an initial per-share conversion price of $9.80 (for an aggregate maximum conversion price of $102.9 million), without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to:

•	the amount in the trust account, including all accrued interest after distribution of interest income on the trust account balance to us as described above, as of two business days prior to the proposed consummation of our initial business combination or two business days prior to the stockholder vote on an extension of the time period within which we must consummate our initial business combination, as the case may be,
•	divided by the number of shares of common stock sold in this offering (less, in the case of a conversion in connection with the stockholder vote required to approve our initial business combination, the number of shares of common stock converted in connection with any prior extension of the time period within which we must consummate our initial business combination).

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward looking statements as a result of specific factors, including the risks described below.

We are a newly formed development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently formed development stage company with no operating results, and we will not commence operations until we obtain funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any target business concerning our initial business combination and may be unable to consummate our initial business combination. As a result, you have a limited basis to evaluate whether we will be able to identify an attractive target business. If we fail to consummate a business combination, we will never generate any operating revenues.

We may not be able to consummate our initial business combination within the required time frame after the date of this prospectus, in which case our corporate existence would cease and we would liquidate our assets.

Pursuant to our amended and restated certificate of incorporation, we have 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) in which to consummate our initial business combination. If we fail to consummate our initial business combination within the required time frame, our corporate existence will automatically cease, in accordance with our amended and restated certificate of incorporation, except for the purposes of winding up our affairs and liquidating. The foregoing requirements will be set forth in our amended and restated certificate of incorporation and may not be eliminated without the vote of at least 90% of the voting power of our outstanding common stock, except with respect to an extension to consummate our initial business combination, which requires approval of the majority of the outstanding shares of common stock, or except in connection with, and upon consummation of, our initial business combination. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any target business may be reduced as we approach the deadline for the consummation of our initial business combination. We do not have any specific initial business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contact with any target businesses regarding our initial business combination, nor taken any direct or indirect actions to locate or search for a target business.

If we liquidate before concluding our initial business combination, our public stockholders would likely receive less than $10.00 per share on our liquidation and our warrants will expire worthless.

If we are unable to consummate our initial business combination within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) and must liquidate, the per-share liquidation distribution would likely be less than $10.00 because of the expenses of this offering. If we were unable to conclude our initial business combination and expended all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, net of income taxes payable on such interest and net of up to $4 million in interest income on the trust account balance previously released to us to fund working capital requirements, the initial per-share liquidation amount for the shares issued in this offering would be $9.80, or $0.20 less than the per-unit offering price of $10.00. Furthermore, our outstanding warrants are not entitled to participate in a liquidating distribution and the warrants will therefore expire worthless if we liquidate before completing our initial business combination.

We will have at least 24 months, and may have up to 30 months, to consummate our initial business combination. As a result, your funds may be held in the trust account for up to two and a half years if we fail to consummate our initial business combination.

We will have at least 24 months from the date of this prospectus to consummate our initial business combination before we will be required to liquidate and return the funds in the trust account to our public stockholders. If we have entered into a definitive agreement relating to our initial business combination within 24 months from the date of this prospectus, we may seek up to a 6-month extension to consummate our initial business combination by calling a special or annual meeting of our stockholders for the purpose of soliciting their approval of an amendment to our amended and restated certificate of incorporation to provide for such extension period. If the proposal for the extension to up to 30 months is approved by our stockholders as described in this prospectus, we will have up to an additional 6 months beyond the 24-month period within which to consummate our initial business combination. As a result, we will be able to hold your funds in the trust account for at least 24 months, and may be able to hold them for up to 30 months from the consummation of this offering, before returning any of your funds from the trust account on liquidation.

Although historically blank check companies have used a 20% threshold for conversion rights, we have used a 35% threshold. This higher threshold will make it easier for us to consummate our initial business combination, or extend the time period within which we must consummate our initial business combination, with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

We will proceed with our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of our initial business combination and public stockholders owning less than 35% of the shares included in the units being sold in this offering vote against our initial business combination or an extension of the time period within which we must consummate our initial business combination and exercise their conversion rights (calculated on a cumulative basis). Accordingly, public stockholders holding 35% (minus one share) of the shares included in the units being sold in this offering may vote against our initial business combination or the extension and exercise their conversion rights and we could still consummate a proposed initial business combination. Historically, blank check companies have had a conversion threshold of 20%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of stockholders to vote against our initial business combination and exercise their conversion rights, it will be easier for us to consummate our initial business combination with a target business that you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

The ability of a larger number of our public stockholders to exercise their conversion rights may not allow us to consummate the most desirable initial business combination or optimize our capital structure.

When we seek stockholder approval of our initial business combination or an extension of the time period within which we must consummate our initial business combination, we will offer each public stockholder (but not our sponsors or our executive officers or directors) the right to have its shares of common stock converted to cash if the public stockholder votes against our initial business combination or an extension and our initial business combination is approved and consummated or the extension is approved. If our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many public stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our initial business combination in case a larger percentage of public stockholders exercise their conversion rights than we expect. In the event that our initial business combination involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to consummate the most attractive initial business combination available to us.

We intend to require public stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.

We intend to require public stockholders who wish to convert their shares to physically tender their stock certificates to our transfer agent prior to the stockholder meeting or to deliver their shares to the transfer agent electronically using DTC’s DWAC system. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical stock certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than we anticipate to obtain a physical stock certificate, public stockholders who wish to physically tender their stock certificates may be unable to obtain physical stock certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to consummate our initial business combination with a target business that has not been identified, we may be deemed to be a ‘‘blank check’’ company under the United States securities laws. However, assuming our securities will be listed on the                     , a national securities exchange, and we will have net tangible assets in excess of $5 million upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419 promulgated under the Securities Act. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to consummate our initial business combination than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our consummation of our initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see ‘‘Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.’’

Because of our limited resources and structure, we may not be able to consummate an attractive initial business combination.

We expect to encounter intense competition from entities having business objectives similar to ours, including venture capital funds, leveraged buyout funds, private equity funds and public and private companies (including blank check companies like ours). Many of these entities are well-established and have extensive experience in identifying and consummating business combinations directly or through their affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there should be numerous potential target businesses that we could acquire, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. The fact that as of April 10, 2008, only 70 of the 149 blank check companies that have gone public in the United States since August 2003 have either consummated an initial business combination or entered into and not terminated a definitive agreement for an initial business combination and 14 companies have failed to consummate initial business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their stockholders, may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. Further:

•	our obligation to seek stockholder approval of our initial business combination may cause us to be viewed as a less attractive buyer compared to buyers who do not need such approval given the time required to seek such approval and the concomitant potential delay in the consummation of a transaction;

•	our obligation to convert into cash up to 35% (minus one share) of the shares of common stock held by public stockholders in certain instances may materially reduce the resources available for our initial business combination; and

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a competitive disadvantage in successfully negotiating our initial business combination. We cannot assure you that we will be able to consummate our initial business combination within the required time period. If we are unable to find a suitable target business within the required time period, we will be forced to liquidate.

The requirement that we consummate a business combination within 24 months (or up to 30 months if our stockholders approve an extension) may give potential target businesses leverage over us in negotiating an initial business combination.

We will liquidate and promptly distribute only to our public stockholders on a pro rata basis the net amount in our trust account (subject to our obligations under Delaware law for claims of creditors) plus any remaining net assets if we do not consummate our initial business combination within 24 months (or up to 30 months if our stockholders approve an extension) from the date of this prospectus. Any potential target business with which we enter into negotiations concerning an initial business combination will be aware of this requirement. Consequently, such target businesses may obtain leverage over us in negotiating an initial business combination, knowing that if we do not consummate an initial business combination with that particular target business, we may be unable to consummate an initial business combination with any target business. This risk will increase as we get closer to the time limit referenced above.

If the $4 million of interest in the trust account (net of taxes payable on such interest), which may be released to us for working capital purposes, is insufficient to allow us to operate for at least the next 30 months, we may be unable to consummate our initial business combination.

We believe that, upon consummation of this offering, the $300,000 of net proceeds initially held outside the trust account together with up to $4 million of interest earned on the funds held in the trust account (net of taxes payable on such interest) that may be available to us, will be sufficient to allow us to operate for at least the next 30 months, assuming that our initial business combination is not consummated during that time. However, we cannot assure you that our estimate will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a ‘‘no-shop’’ provision (a provision in letters of intent designed to keep target businesses from ‘‘shopping’’ around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed initial business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we do not have sufficient proceeds available to cover our expenses, we may be required to obtain additional financing from our executive officers, our directors, our existing stockholders or third parties. Such additional financing may include loans from third parties to cover the costs associated with the search for and consummation of our initial business combination, although we currently have no intention of obtaining third party loans. We would seek to have any third party lenders waive any claim to any assets held in the trust account for the benefit of the public stockholders, but there is no guarantee that the lenders will execute such waivers. We may not be able to obtain additional financing at all. None of our executive officers, directors or existing stockholders are obligated to provide any additional financing. If we do not have sufficient proceeds and are unable to obtain additional financing, we may be required to liquidate prior to consummating our initial business combination.

We have at least six months longer than most other blank check companies to consummate our initial business combination and therefore, the proceeds of this offering may remain in the trust account for a longer period of time before they are released to you.

The period of time we have to consummate our initial business combination is longer than blank check companies subject to Rule 419, which have 18 months to consummate an initial business combination, or other special purpose acquisition companies, which typically have 18 or 24 months to consummate an initial business combination. As a result, if we do not consummate our initial business combination, the proceeds of this offering will remain in the trust account for a longer period of time before they are released to you.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a ‘‘group,’’ will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.

When we seek stockholder approval of our initial business combination or the extension of the time period within which we must consummate our initial business combination, we will offer each holder of shares purchased in this offering the right to have its shares of common stock converted to cash if the public stockholder votes against our initial business combination and our initial business combination or the extension period is approved and, in the case of our initial business combination, consummated. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group,’’ will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of the time period within which we must consummate our initial business combination or the stockholder vote required to approve our initial business combination. Shares converted in connection with the vote on an extension of the time period within which we must consummate our initial business combination and in connection with the vote on our initial business combination will be aggregated for purposes of this 10% limit. Accordingly, if you purchase more than 10% of the shares sold in this offering, vote all of your shares against a proposed initial business combination or an extension period and request conversion of your shares of common stock, and such proposed initial business combination or extension period is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the aftermarket. We cannot assure you that the value of such additional shares will appreciate over time following our initial business combination or that the market price of the common stock will exceed the per-share conversion price.

Subsequent to our consummation of our initial business combination, we may be required to take write downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

We must conduct a due diligence investigation of the target businesses we intend to acquire or combine with. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who may be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in us reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and consummate our initial business combination since we will depend on interest earned on the trust account to fund our search, to pay our taxes and to consummate our initial business combination.

Of the net proceeds of this offering, only $300,000 of the net proceeds will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with up to $4 million (net of taxes payable on such interest) of additional working capital we will need to identify one or more target businesses and to consummate our initial business combination, as well as to pay any taxes that we may owe. Although we do not know the exact rate of interest to be earned on the trust account, we believe that the recent historical interest rates of U.S. Treasury Bills with less than six months maturities are indicative of the interest to be earned on the funds in the trust account. According to the Federal Reserve Statistical Release, dated April 4, 2008, referencing historical interest rate data which appears on the Federal Reserve website, U.S. Treasury Bills with four week, three month and six month maturities were yielding, as of the week ended April 4, 2008, 1.46%, 1.37% and 1.51% per annum, respectively. While we cannot assure you that the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account. A substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close our initial business combination. In such event, we would need to borrow funds from our sponsors or management team to operate or may be forced to liquidate. Neither our sponsors nor our management team is under any obligation to advance funds in such circumstances.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share liquidation price received by public stockholders may be less than the initial $9.80 per share held in the trust account.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, target businesses and other entities with which we do business execute agreements waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements, and the execution of such an agreement is not a condition to our doing business with anyone. Even if they do execute such agreements, they would not be prevented from bringing claims against the trust account. There is also no guarantee that a court would uphold the validity of such waivers and if a court failed to uphold the validity of such waivers, we would not be indemnified by our sponsor. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as tortious interference as a result of our initial business combination. Accordingly, the proceeds held in the trust account could be subject to claims which could take priority over those of our public stockholders and, as a result, the per-share liquidation amount would be less than $9.80 due to claims of such creditors. Our sponsors have agreed that they will be liable, severally and not jointly, to ensure that the proceeds in the trust account are not reduced by the claims of contracted parties; provided that our sponsors will have no liability (1) as to claimed amounts owed to such a prospective target business, vendor or third party who executed a waiver (even if such waiver is subsequently found to be invalid or unenforceable) or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. As further assurance, Angelo, Gordon, the manager of each of our sponsors, has agreed to take such reasonable actions as may be necessary to enable our sponsors to comply with this obligation to us, including causing the member of each sponsor to contribute additional capital to such sponsor, arranging for financing for our sponsors or a combination of the two. If a claim brought by a target business or vendor or other entity did not exceed the amount of funds available to be released to us from interest earned on the trust account balance, our sponsors would not have any obligation to indemnify such claims as they would be paid from such available funds. Based upon representations from our sponsors as to their accredited investor status (as such term is defined in Regulation D under the Securities Act) and that they have sufficient funds available to them to satisfy their indemnification obligations, we believe our sponsors will be able to satisfy any indemnification obligations that may arise given the limited nature of the obligations. However, in the event our sponsors have liability to us under these indemnification arrangements, we cannot assure you that they will be able to satisfy their obligations.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our public stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you that we will be able to return to our public stockholders the liquidation amounts described in this prospectus.

Our independent directors may decide not to enforce the indemnification obligations of our sponsors, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

Our sponsors have agreed that they will be liable, severally and not jointly, to ensure that the proceeds in the trust account are not reduced by the claims of contracted parties; provided that our sponsors will have no liability (1) as to claimed amounts owed to such a prospective target business, vendor or third party who executed a waiver (even if such waiver is subsequently found to be invalid or unenforceable) or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. As further assurance, Angelo, Gordon, the manager of each of our sponsors, has agreed to take such reasonable actions as may be necessary to enable our sponsors to comply with this obligation to us, including causing the member of each sponsor to contribute additional capital to such sponsor, arranging for financing for our sponsors or a combination of the two. In the event that the proceeds in the trust account are reduced and our sponsors assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsors and/or Angelo, Gordon to enforce their indemnification obligations. While we currently expect that our independent directors would take action on our behalf against our sponsors and/or Angelo, Gordon to enforce their indemnification obligations, it is possible that our independent directors in exercising their business judgment may choose not to do so in a particular instance. If our independent directors choose not to enforce the indemnification obligations of our sponsors and/or Angelo, Gordon, the amount of funds in the trust account available for distribution to our public stockholders may be reduced and the per-share liquidation amount could be less than the initial $9.80 per share held in the trust account.

If we are deemed to be an investment company under the Investment Company Act of 1940, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to consummate our initial business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may be invested by the trustee only in United States ‘‘government securities’’ (defined as any Treasury Bill issued by the United States having a maturity of 180 days or less) or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act.

If we are nevertheless deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities,

each of which may make it difficult for us to consummate our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Under Sections 280 through 282 of the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution conducted in accordance with the DGCL. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after we liquidate; therefore, we do not intend to comply with those procedures.

Because we will not be complying with those procedures, we are required, pursuant to Section 281(b) of the DGCL, to adopt a plan of distribution that will reasonably provide for our payment, based on facts known to us at such time, of (1) all existing claims including those that are contingent, (2) all pending proceedings to which we are a party and (3) all claims that may be potentially brought against us within the subsequent ten years. Accordingly, we would be required to provide for any creditors known to us at that time and for any claims that we believe could be potentially brought against us within the subsequent ten years prior to distributing the funds held in the trust account to stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the most likely claims, if any, to arise would be from our vendors that we engage after the consummation of this offering (such as accountants, lawyers, investment bankers, etc.) and target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share or the amount distributed to the stockholder. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a ‘‘preferential transfer’’ or a ‘‘fraudulent conveyance.’’ As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the then-remaining proceeds held in the trust account to our public stockholders promptly after our liquidation in the event our initial business combination has not been consummated within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), such distributions may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Also, our Board of Directors may be viewed as having breached its fiduciary duties to our creditors and/or acted in bad faith by paying public stockholders from the trust account prior to addressing the claims of creditors, which may expose the Board of Directors and our company to claims of punitive damages. We cannot assure you that claims will not be brought against us for these reasons.

We are not registering the issuance of our shares of common stock underlying the warrants at this time. Although we have agreed to file a registration statement registering such shares prior to the time the warrants become exercisable, an effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to expire worthless.

No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless, at the time such holder seeks to exercise such warrant, we have a registration statement under the Securities Act in effect covering the issuance of our shares of common stock underlying the warrants and a current prospectus relating thereto. Under the terms of the warrant agreement, we have agreed to use our best efforts to file and have a registration statement in effect covering the issuance of our shares of common stock underlying the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to the common stock underlying the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus relating to the issuance of our common stock underlying the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the issuance of our common stock underlying the warrants is not current, the warrants held by public stockholders may have no value, we will have no obligation to settle the exercise of warrants, the market for such warrants may be limited, such warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the shares of common stock included in the units. Under no circumstances will we be obligated to net cash settle any warrants. Although the shares of common stock issuable pursuant to the sponsors’ warrants may or may not be issued pursuant to a registration statement, the warrant agreement provides that the sponsors’ warrants may not be exercised unless a registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless, among other things, the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following the later of our consummation of our initial business combination or 12 months from the date of this prospectus), we expect to either continue to be listed on a national securities exchange, which would provide an exemption from registration in every state, or we would register the warrants in every state (or seek another exemption from registration in such states). Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the issuance of our common stock underlying the warrants is current. However, we cannot assure you that this will be the case. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants and they may expire worthless if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

Since we have not yet selected a particular industry or group of industries or a target business with which to consummate our initial business combination, you will be unable to currently ascertain the merits or risks of the business’ operations.

Because we have not yet identified a particular industry or group of industries or a target business, investors in this offering currently have no basis to evaluate the possible merits or risks of the target business’ operations. To the extent we consummate our initial business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of such entities. Although our management will evaluate the risks inherent in a particular industry or group of industries or target business, we cannot assure you that they will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target business. Except for the limitations that (1) a target business or businesses collectively have a fair market value of at least 80% of the balance in the trust account (excluding the deferred underwriting discount) at the time of the signing of a definitive agreement in connection with our initial business combination, (2) that we acquire a controlling interest in the target business and (3) our executive officers, directors and sponsors are not obligated to present to our company for our review the potential acquisition of a financial advisor, an asset management business or real estate-related investments, we will have virtually unrestricted flexibility in identifying and selecting a particular industry or group of industries in which we may operate or a prospective initial business combination candidate.

Your only opportunity to evaluate and affect the investment decision regarding a potential initial business combination will be limited to voting for or against our initial business combination submitted to our stockholders for approval and, if you vote ‘‘no,’’ exercising your conversion right.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential initial business combination will be limited to voting for or against our initial business combination submitted to our stockholders for approval and, if you vote ‘‘no,’’ exercising your conversion right. A proposal that you vote against could still be approved if a sufficient number of stockholders vote for the proposed initial business combination, and unless you exercise your conversion right or sell your shares, you will remain a stockholder. Alternatively, a proposal that you vote for could still be rejected, even if approved by the affirmative vote of a majority of the votes cast by our stockholders at a duly held stockholder meeting, if holders owning 35% or more of the shares of common stock sold in this offering, on a cumulative basis, elect to exercise their conversion rights.

We may not obtain an opinion from an unaffiliated third party as to the fair market value of acquisition candidates or the fairness of the transaction to our stockholders.

We are not required to obtain an opinion from an unaffiliated third party that the price we are paying is fair to our public stockholders, except in limited cases involving the acquisitions of an affiliated entity. In addition, we are not required to obtain an opinion from an unaffiliated third party that any initial business combination we select has a fair market value of at least 80% of the amount held in the trust account (excluding the deferred underwriting discount) at the time of the signing of a definitive agreement in connection with our initial business combination, the threshold value to constitute our initial business combination.

If our Board of Directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an unaffiliated, independent investment banking firm which is subject to oversight by FINRA as to the fair market value. If no opinion is obtained, our public stockholders will be relying solely on the judgment of our Board of Directors.

We may issue additional common or preferred shares to consummate our initial business combination or under an employee incentive plan after consummation of our initial business combination, which would dilute the interest of our stockholders and likely present other risks.

Our amended and restated certificate of incorporation, which we intend to adopt prior to the consummation of this offering, authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 66,666,666 (assuming that the underwriters have not exercised their option to purchase additional units) authorized but unissued shares of common stock available for issuance, of which 33,166,668 shares have been reserved for issuance upon the exercise of outstanding warrants. We may issue a substantial number of additional shares of common or preferred stock to consummate our initial business combination or under an employee incentive plan after consummation of our initial business combination. The issuance of additional shares of common or preferred stock:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•	could cause a change in control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present executive officers and directors and cause our public stockholders to become minority stockholders in the combined entity;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of our company; and

•	may adversely affect prevailing market prices for our common stock and/or warrants.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

The value of your investment in us may decline if any of these events occur.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to consummate a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons including those beyond our control, such as if a majority of our stockholders do not approve an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence or the number of our public stockholders that vote against the initial business combination and opt to have us repurchase their stock represent 35% or more of the shares of common stock sold in this offering, on a cumulative basis, even if holders of a majority of votes cast by our public stockholders at a duly held stockholder meeting approve the initial business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Our ability to successfully consummate our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, including Messrs. Angelo, Gordon, Roberts, Berger and Wekselblatt, and our senior advisors, some of whom may not remain with us following our initial business combination.

Our ability to successfully consummate our initial business combination is dependent upon the efforts of our key personnel, including John M. Angelo, our Chief Executive Officer, Michael L.

Gordon, our President and Chairman of our Board of Directors, David N. Roberts, our Executive Vice President and director, Fred Berger, our Vice President and Secretary, Joseph R. Wekselblatt, our Chief Financial Officer, Vice President and Treasurer, and our senior advisors. We believe that our success depends on the continued service of these individuals, at least until we have consummated our initial business combination. We cannot assure you that these individuals will remain with us for the immediate or foreseeable future. In addition, none of our executive officers or senior advisors are required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying initial business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our executive officers or senior advisors. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could require us to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with our initial business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular initial business combination is the most advantageous.

Our key personnel may be able to remain with the company after the consummation of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with our initial business combination. Such negotiations would take place simultaneously with the negotiation of our initial business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of our initial business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with the company after the consummation of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with our initial business combination. There is no certainty, however, that any of our key personnel will remain with the combined company after the consummation of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

The officers and directors of an acquisition candidate may resign upon consummation of our initial business combination.

The role of an acquisition candidate’s key personnel upon the consummation of our initial business combination cannot be ascertained at this time. Although we expect that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our executive officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them, or our senior advisors’ interests in receiving compensation for services rendered in connection with a potential acquisition, may lead to a conflict of interest in determining whether a particular target business is appropriate for our initial business combination and in the public stockholders’ best interest.

Unless we consummate our initial business combination, our executive officers, directors and senior advisors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of $4 million (net of taxes payable on such interest) that may be released to us as working capital. Our executive officers, directors and senior advisors may, as part of our initial business combination, negotiate the repayment of some or all of any such excess expenses. We do not have a policy that prohibits our executive officers, directors and senior advisors from negotiating for the reimbursement of such expenses by a target business. If the owners of the target business do not agree to such repayment, this could cause our management to view such initial business combination unfavorably, thereby resulting in a conflict of interest. In addition, we anticipate that our senior advisors may be paid finder’s fees, consulting fees or other compensation for any services they render in order to consummate an initial business combination. The financial interest of our executive officers, directors or senior advisors could influence such individuals’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular initial business combination is in the public stockholders’ best interest.

Our executive officers, directors and senior advisors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate our initial business combination.

Our executive officers, directors and senior advisors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We presently expect each of our executive officers and directors to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full time employees prior to the consummation of our initial business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our executive officers’, directors’ and senior advisors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate our initial business combination. We cannot assure you that these conflicts will be resolved in our favor.

Certain of our executive officers, directors, our sponsors and their affiliates are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Certain of our executive officers, directors, our sponsors and their affiliates are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those we intend to conduct. In the event that any of our executive officers, directors, sponsors or any of their affiliates become aware of a business combination opportunity that falls within the line of business of any entity to which they have pre-existing fiduciary or contractual obligations to other entities (other than Angelo, Gordon and its majority-owned portfolio companies) which they currently serve, they may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us.

Our executive officers and directors (other than our independent directors) are also officers and employees of Angelo, Gordon, which controls our sponsors. Angelo, Gordon manages and expects to continue to manage its own proprietary account and other investment and trading accounts with objectives similar in whole or in part to our objectives, including other collective investment vehicles which may be managed or sponsored by Angelo, Gordon and in which Angelo, Gordon may have an equity interest. Accordingly, there may be situations in which Angelo, Gordon has an obligation or an interest that actually or potentially conflicts with our interests. These conflicts may not be resolved in our favor and, as a result, we may be denied certain investment opportunities or otherwise disadvantaged in some situations by our relationship to Angelo, Gordon.

In order to minimize potential conflicts of interest that may arise from multiple affiliations, each of our executive officers, directors and sponsors have agreed, until the earliest of our initial business combination, 24 months from the date of this prospectus (or up to 30 months if an extension is approved by our stockholders) or such time as he ceases to be an executive officer, director or, in the case of our sponsors, a stockholder, to present to our company for our consideration, prior to presentation to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest (meaning more than 50% of the voting interests of the target company) in a company that has an enterprise value greater than $500 million, subject to fiduciary duties owed by our executive officers as directors on the boards of directors of other entities (other than Angelo, Gordon and its majority-owned portfolio companies) on which they currently serve, which are identified in their biographies appearing under ‘‘Management—Directors and Executive Officers.’’ Despite the foregoing, our executive officers, directors and sponsors do not have to present to us any business combination opportunity involving the potential acquisition of a controlling interest in a financial advisor or an asset management business or real estate-related investments.

Our executive officers, directors, our sponsors and their affiliates may become involved with subsequent blank check companies similar to our company, although they have agreed not to participate in the formation of, or become an officer or director of, any other blank check company until we announce our signing a definitive agreement relating to an initial business combination. As discussed above, our executive officers, directors, our sponsors and their affiliates may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor or that a target business would not be presented to another entity prior to its presentation to us.

In addition, our senior advisors have no fiduciary obligations to us. As a result, they have no obligation to present business opportunities to us at all and will only do so if they believe it will not violate any fiduciary obligations they may have.

Our initial stockholders, including our independent directors, will own shares of our common stock and warrants issued prior to this offering. These shares and warrants will not participate in liquidation distributions if our initial business combination is not consummated and, therefore, our sponsors and management, including the independent directors, may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.

On April 14, 2008, our sponsors purchased an aggregate of 3,833,334 shares of our common stock for an aggregate purchase price of $20,000 (or approximately $0.005 per share) and an aggregate of 7,666,668 warrants for an aggregate purchase price of $5,000 (or approximately $0.0007 per warrant). Prior to the consummation of this offering, our sponsors intend to transfer at cost an aggregate of up to 57,500 shares of founders’ common stock and up to 115,000 founders’ warrants to our independent directors. In addition, our sponsors have committed to purchase 4,000,000 sponsors’ warrants, at a price of $1.00 per warrant, simultaneously with the consummation of this offering. Our sponsors and our independent directors have waived their rights to receive distributions with respect to the founders’ common stock upon our liquidation if we are unable to consummate our initial business combination, and the sponsors’ warrants and the founders’ warrants will expire worthless if we do not consummate our initial business combination. Accordingly, the founders’ common stock, the founders’ warrants and the sponsors’ warrants will be worthless if we do not consummate our initial business combination within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), resulting in potentially significant losses for our initial stockholders. Furthermore, the $4 million purchase price of the sponsors’ warrants will be held in the trust account and will be distributed to our public stockholders in the event of our liquidation.

The personal and financial interests of our sponsors, directors and executive officers (all of whom are affiliated with our sponsors) may influence their motivation in timely identifying and selecting a target business and completing our initial business combination. Consequently, our initial stockholders’ desire to avoid rendering their securities worthless and our directors’ and executive officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular initial business combination are appropriate and in our stockholders’ best interest. The conflict of interest will increase as we approach the 24th month or 30th month, as applicable, following the consummation of this offering and we have not consummated our initial business combination.

The                                  may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the                                 , a national securities exchange, upon consummation of this offering. Although after giving effect to this offering, we expect to meet the minimum initial listing standards set forth in                                  of the                                 , which only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on the                                  in the future prior to our initial business combination. Additionally, in connection with our initial business combination, it is likely that the                                  will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the                                  delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity with respect to our securities;

•	a determination that our common stock is a ‘‘penny stock’’ which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to consummate one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our initial business combination must be with one or more target businesses having a fair market value of at least 80% of the balance in the trust account (excluding the deferred underwriting discount) at the time of the signing of a definitive agreement in connection with our initial business combination, although this may entail the simultaneous acquisitions of several businesses or assets. However, we may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to consummate several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry or group of industries in which we may operate subsequent to our initial business combination and may expose us to higher risk than other entities that have the resources to consummate several business combinations or that have diversified operations.

Alternatively, if we determine to simultaneously acquire several businesses or assets that are owned by different sellers, we will need each such seller to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to consummate our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

In pursuing our acquisition strategy, we may seek to consummate our initial business combination with a privately held company. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information.

The ability of our public stockholders to exercise their conversion rights, on a cumulative basis, may not allow us to consummate a desirable initial business combination or optimize our capital structure.

When we seek the approval of our public stockholders for our initial business combination or an extension of the time period within which we must consummate our initial business combination, each public stockholder will have the right to elect to convert its shares for cash if such public stockholder votes against our initial business combination or the extension period, timely exercises its conversion rights, our initial business combination or the extension period is approved, and in the case of our initial business combination it is also consummated and the public stockholder holds its shares through the consummation of our initial business combination. Such holder must both vote against such initial business combination or the extension period and elect to convert its shares by notifying us of such election to convert at the appropriate time, as described in the proxy materials. In the case of our initial business combination, we will be permitted to proceed with our initial business combination only if we are able to confirm that we have sufficient funds to pay the consideration to close the initial business combination plus all sums due to our public stockholders who vote against our initial business combination and duly exercise their right to elect to convert their shares for cash. Accordingly, if our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many public stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon conversion, or we may need to arrange third party financing to help fund our initial business combination in case a larger percentage of public stockholders exercise their conversion rights than we expect. Since we have no specific initial business combination under consideration, we have not taken any steps to secure third party financing for either situation. Additionally, even if our initial business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of public stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following our initial business combination and may need to arrange third party financing. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all. Therefore, we may not be able to consummate an initial business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may be required to incur an amount of leverage that is not optimal for our initial business combination. In addition, we will not consummate an initial business combination if holders of 35% or more of the shares of common stock purchased in this offering, on a cumulative basis, exercise their conversion rights. These restrictions may limit our ability to consummate the most attractive initial business combinations available to us.

We may proceed with an initial business combination even if public stockholders owning up to 35% (minus one share) of the shares sold in this offering, on a cumulative basis, exercise their conversion rights. This requirement may make it easier for us to have an initial business combination approved over stockholder dissent.

We may proceed with an initial business combination as long as public stockholders owning less than 35% of the shares sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we must consummate our initial business combination and the stockholder vote required to approve our initial business combination, both vote against the initial business combination and exercise their conversion rights. Accordingly, public stockholders holding up to 35% (minus one share) of the shares sold in this offering, on a cumulative basis, or 10,499,999 shares of our common stock (or 12,074,999 shares of our common stock if the underwriters’ option to purchase additional units is exercised in full) may both vote against the initial business combination or the extension of the time period within which we must consummate an initial business combination and exercise their conversion rights, and we could still consummate the proposed initial business combination. Further, each public stockholder, together with any affiliate or other person with whom such public stockholder is acting in concert or as a ‘‘group,’’ will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. We have set the conversion percentage at 35% (minus one share) and imposed the 10% restriction for any one stockholder or group of stockholders in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing our initial business combination and/or extending the time period within which we must consummate our initial business combination even if such initial business combination or extension is otherwise approved by a large majority of our public stockholders. However, this may have the effect of making it easier for us to have our initial business combination approved over stockholder dissent than other blank check companies. There are some other offerings similar to ours which include conversion provisions smaller than 35%.

We may be unable to obtain additional financing to consummate our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular initial business combination.

Although we believe that the net proceeds of this offering, including the interest earned on the proceeds held in the trust account that may be available to us for our initial business combination, will be sufficient to allow us to consummate our initial business combination, because we have not yet identified any target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, or the obligation to repurchase for cash a significant number of shares from public stockholders who elect conversion in connection with our initial business combination, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate our initial business combination, we would be compelled to either restructure the transaction or abandon that particular initial business combination and seek an alternative target business candidate. Even if we do not need additional financing to consummate our initial business combination we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our executive officers, directors, stockholders or sponsors is required to provide any financing to us in connection with or after our initial business combination.

Our initial stockholders control a significant interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of this offering, our initial stockholders will own collectively 10% of our outstanding shares of common stock (assuming they do not purchase any units in this offering). In addition, prior to the consummation of this offering, our sponsors will enter into an agreement with J.P. Morgan Securities, Inc. in accordance with the guidelines of Rule 10b5-1 of the Exchange Act pursuant to which they will place limit orders for up to an aggregate of $20 million of our common stock during the buyback period.

Our initial stockholders have agreed to vote their founders’ common stock (1) in the same manner as the majority of the votes cast by our public stockholders at a duly held stockholder meeting in connection with the votes required to (a) approve our initial business combination and (b) approve an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement relating to, but have not yet consummated, our initial business combination and (2) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. Each of our initial stockholders has also agreed to vote any shares acquired by them in this offering or in the aftermarket, including, with respect to our sponsors, pursuant to the limit orders described above, in favor of our initial business combination, in favor of an extension of our corporate existence to up to 30 months from the date of this prospectus and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. Assuming that the limit orders are completed in full at a purchase price equal to $9.80 per share (the amount per share to be placed in the trust account upon the consummation of this offering) and that no other shares of our common stock are purchased by our initial stockholders, sponsors, executive officers or directors, at the time the limit order is completed, our initial stockholders will hold approximately 16% of our issued and outstanding shares of common stock prior to the stockholder vote relating to an initial business combination. Consequently, our initial stockholders may exert significant influence in connection with the vote on our initial business combination. While our initial stockholders do not intend to purchase units in this offering, in addition to those that may be purchased pursuant to the limit orders, they are not prohibited from purchasing units in this offering or purchasing our common stock or units in the aftermarket. If they do, our initial stockholders will have an even greater influence on the vote taken in connection with our initial business combination or an extension period.

Our Board of Directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, in which case, all of the current directors will continue in office until at least the consummation of our initial business combination. If there is an annual meeting, as a consequence of our ‘‘staggered’’ Board of Directors, only a minority of the Board of Directors will be considered for election and our sponsors, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our sponsors will continue to exert control at least until the consummation of our initial business combination.

Our sponsors’ purchase of common stock in the aftermarket pursuant to the limit orders described above may support the market price of the common stock and/or warrants during the buyback period, and accordingly, the termination of the support provided by such purchases may materially and adversely affect the market price of the common stock and/or warrants.

Prior to the consummation of this offering, our sponsors will enter into an agreement with J.P. Morgan Securities, Inc., in accordance with Rule 10b5-1 under the Exchange Act, pursuant to which they will place limit orders to purchase any of our shares of common stock offered for sale (and not purchased by another investor) at or below a price equal to the per-share amount held in our trust account as reported in our initial preliminary proxy statement filed with the SEC relating to our initial business combination until the earlier of (1) the expiration of the buyback period or (2) the date such purchases reach $20 million in total. If the market does not view our initial business combination positively, these purchases may have the effect of counteracting the market’s view of our initial business combination, which would otherwise be reflected in a decline in the market price of our securities. The termination of the support provided by these purchases during the buyback period may materially and adversely affect the market price of our securities.

Our initial stockholders paid us an aggregate of $20,000, or approximately $0.005 per share of founders’ common stock and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share (allocating all of the unit purchase price to the common stock and none to the warrants included in the units) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. Our initial stockholders acquired the founders’ common stock at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, and assuming no exercise of the underwriters’ option to purchase additional units and the resulting forfeiture of 500,000 shares of founders’ common stock (without payment), you and the other public stockholders will incur an immediate and substantial dilution of approximately 21.5% or $2.15 per share (the difference between the pro forma net tangible book value per share of $7.85, and the initial offering price of $10.00 per unit).

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability, upon 30 days notice, to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the common stock equals or exceeds $12.00 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to proper notice of such redemption, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the issuance of our shares of common stock underlying the warrants and a current prospectus relating thereto. Redemption of the outstanding warrants could force you (1) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (2) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (3) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the sponsors’ warrants will be redeemable by us as long as they are held by our sponsors or any of their permitted transferees and none of the founders’ warrants will be redeemable by us as long as they are held by our initial stockholders or any of their permitted transferees.

If we redeem the warrants sold in this offering, the founders’ warrants and the sponsors’ warrants, which are non-redeemable while held by our initial stockholders and their permitted transferees, could provide the holders thereof with the ability to realize a larger gain than the public warrant holders.

The warrants sold in this offering may be called for redemption at any time while the warrants are exercisable, there is an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating thereto is available throughout the period from the time of sending the notice of redemption to the redemption date:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•	if, and only if, the last sales price of our common stock equals or exceeds $12.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

As a result of the founders’ warrants and the sponsors’ warrants not being subject to the redemption features that our publicly-held warrants are subject to while such warrants are held by our initial stockholders and their permitted transferees, holders of the founders’ warrants and the sponsors’ warrants, or their permitted transferees, could realize a larger gain than our public warrant holders in the event we redeem the publicly-held warrants.

Most warrant holders are unlikely to receive direct notice of redemption of our warrants.

We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse against us.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants by paying cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise its warrant to do so on a ‘‘cashless basis.’’ In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ and (y) the fair market value. The ‘‘fair market value’’ means the average reported last sales price of our common stock for the ten trading days ending on the third trading day prior to the date on which notice of redemption is sent to the holders of the warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant by paying cash. This will have the effect of reducing the potential ‘‘upside’’ of the holder’s investment in our company.

Because each unit includes only three-quarters (3/4) of a warrant, the units may be worth less than units of other blank check companies.

Each unit includes one share of common stock and three-quarters (3/4) of a warrant. This is different from other offerings similar to ours whose units include one share of common stock and one warrant. We have established the components of the units in this way in order to alleviate the dilutive effect of the warrants and make us a more attractive merger partner for target businesses. This unit structure may cause our units to be worth less than if each unit included one warrant. In addition, because warrants may be exercised only in increments of one whole warrant and each unit offered hereby includes three-quarters (3/4) of one warrant, holders will need to purchase units in increments of four in order to exercise all their warrants.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to consummate our initial business combination.

We will be issuing warrants to purchase 22,500,000 shares of our common stock (or up to 25,875,000 shares of common stock if the underwriters’ option to purchase additional units is exercised) as part of the units offered by this prospectus and, simultaneously with the consummation of this offering, we will issue in a private placement sponsors’ warrants to purchase 4,000,000 shares of common stock. In addition, prior to this offering, our sponsors and initial stockholders purchased an aggregate of 7,666,668 founders’ warrants (up to 1,000,000 of which are subject to forfeiture to the extent that the underwriters’ option to purchase additional units is not exercised). If we issue common stock to consummate our initial business combination, the potential issuance of additional shares of common stock on exercise of these warrants could make us a less attractive acquisition vehicle to some target businesses. This is because exercise of any warrants will increase the number of issued and outstanding shares of our common stock and potentially reduce the value of the shares issued to consummate our initial business combination. Our warrants may make it more difficult to consummate our initial business combination or increase the purchase price sought by one or more target businesses. Additionally, the sale or possibility of the sale of the shares underlying the warrants could have an adverse effect on the market price for our common stock or our units, or on our ability to obtain other financing. If and to the extent these warrants are exercised, you will experience dilution to your holdings of common stock.

If our initial stockholders or sponsors exercise their registration rights with respect to their founders’ common stock, founders’ warrants or sponsors’ warrants and the underlying securities, this exercise of rights may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to consummate our initial business combination.

Concurrently with the consummation of this offering, we will enter into a registration rights agreement with our initial stockholders with respect to securities held by them from time to time, including the founders’ common stock and founders’ warrants and the underlying shares and, with respect to our sponsors, the sponsors’ warrants and underlying shares and any shares purchased pursuant to the limit orders described in this prospectus. The registration rights agreement will provide that, in certain instances, these holders (and their affiliates and other permitted transferees) may require us to register the resale of any of our securities held by them on a registration statement filed under the Securities Act. The registration rights will become exercisable with respect to the securities at any time after our initial business combination, provided that any such registration statement would not become effective until after the lock-up period applicable to the securities being registered, and provided further that with respect to the founders’ warrants and the sponsors’ warrants, such warrants must also have become exercisable. We will bear the cost of registering the offer and resale of these securities. Assuming the underwriters do not exercise their option to purchase additional units and our initial stockholders therefore forfeit the 500,000 shares of founders’ common stock and 1,000,000 founders’ warrants (without payment), if our initial stockholders and/or our sponsors exercise their registration rights with respect to all of their securities, then there will be an additional 3,333,334 shares of common stock and 10,666,668 warrants (as well as 10,666,668 shares of common stock underlying the warrants) eligible for trading in the public market. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to consummate our initial business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into our initial business combination with us or may request a higher price for their securities because of the potential negative effect the exercise of such rights may have on the trading market for our common stock.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry or group of industries and therefore may not accurately reflect the value of your investment.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and senior advisors and their experience in identifying target businesses and structuring acquisitions;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company since we have no historical operations or financial results to use as a basis for valuation. As a result, the offering price of our units may not accurately reflect the value of your investment in our securities.

We do not currently intend to pay dividends on shares of our common stock in the foreseeable future.

We have not paid any cash dividends on our common stock to date and do not currently intend to pay cash dividends prior to the consummation of an initial business combination. The payment of cash dividends in the future will be dependent upon various factors, including our earnings, if any, cash balances, capital requirements and general financial condition subsequent to consummation of an initial business combination. The payment of any dividends subsequent to an initial business combination will be within the discretion of our then Board of Directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our Board of Directors does not currently anticipate declaring any dividends in the foreseeable future. Because we do not expect to pay cash dividends on our common stock, any gains on an investment in our securities in this offering will be limited to the appreciation, if any, of the market value of our units, common stock and warrants.

If we consummate our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may consummate our initial business combination with a company located outside of the United States. If we do, we will be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we consummate our initial business combination with a company located outside of the United States, substantially all of our assets will likely be located outside the United States, some of our executive officers and directors might reside outside of the United States, the laws applicable to such company may govern our material agreements and we may not be able to enforce our legal rights, effect service of process or enforce judgments of United States courts.

If we consummate our initial business combination with a company located outside of the United States, the laws of the country in which such company operates may govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire or combine with a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our executive officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or executive officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and executive officers under federal securities laws.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, our identification of one or more target businesses and the market’s evaluation of our proposed initial business combination or combinations and general market or economic conditions.

Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained. Moreover, if the consummation of this offering does not occur, this offering will be withdrawn, all subscriptions for the units will be disregarded, any allotments made will be deemed not to have been made and any subscription payments made will be annulled.

Because we must furnish our stockholders with target business financial statements, we may not be able to consummate an initial business combination with some target businesses.

We will provide stockholders with audited financial statements of the target business as part of the proxy solicitation materials sent to stockholders to assist them in evaluating our initial business combination. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles and audited in accordance with the standards of the Public Company Accounting Oversight Board, or PCAOB. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles and audited in accordance with the standards of the PCAOB or that the target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles and obtain such an audit. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. These financial statement requirements may limit the pool of target businesses with which we may combine.

Compliance with the Sarbanes Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes Oxley Act of 2002, or the Sarbanes Oxley Act, requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our annual report on Form 10-K for the year ending December 31, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes Oxley Act may increase the time and costs necessary to consummate any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

We cannot assure you that certain provisions of our amended and restated certificate of incorporation will not be amended other than in connection with the consummation of a business combination.

We view the provisions of our amended and restated certificate of incorporation to be obligations to our stockholders, and we presume that investors will make an investment decision relying, at least in part, on these provisions. Our amended and restated certificate of incorporation will require that prior to the consummation of our initial business combination, we obtain the consent of the holders of at least 90% of the voting power of our outstanding common stock to amend these provisions, except with respect to the extension to consummate our initial business combination, which will require approval of the majority of the outstanding shares of common stock. We cannot assure you that this supermajority requirement will be enforceable under Delaware law and that these provisions will not be amended or waived by a vote of fewer than 90% of such shares.

Provisions in our amended and restated certificate of incorporation may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions will include a staggered Board of Directors and the ability of the Board of Directors to designate the terms of and issue new series of preferred stock, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. See ‘‘Description of Securities—Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws.’’

There may be tax consequences to our initial business combinations that may adversely affect us.

While we expect to undertake any merger or acquisition so as to minimize taxes both to the acquired business and/or asset and us, such an initial business combination might not meet the statutory requirements of a tax free reorganization, or the parties might not obtain the intended tax free treatment upon a transfer of shares or assets. A non-qualifying reorganization could result in the imposition of substantial taxes.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward looking statements. Our forward looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward looking statements. The words ‘‘anticipates,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intends,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘possible,’’ ‘‘potential,’’ ‘‘predicts,’’ ‘‘project,’’ ‘‘should,’’ ‘‘would’’ and similar expressions may identify forward looking statements, but the absence of these words does not mean that a statement is not forward looking. Forward looking statements in this prospectus may include, for example, statements about:

•	our ability to consummate our initial business combination;

•	our success in retaining or recruiting, or changes required in, our executive officers or directors following our initial business combination;

•	our executive officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	our ability to obtain additional financing necessary to consummate our initial business combination;

•	our pool of prospective target businesses;

•	the ability of our executive officers, directors and senior advisors to generate a number of attractive potential investment opportunities;

•	estimates regarding the operating expenses of our business before and after the consummation of an initial business combination and our expectation that we may require additional financing to fund the operations or growth of the target business or businesses;

•	our public securities’ potential liquidity and trading;

•	the listing or delisting of our securities from the or the ability to have our securities listed on the or any other securities exchange following our initial business combination;

•	the use of proceeds available to us from interest income on the trust account balance; or

•	our financial performance following this offering.

The forward looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading ‘‘Risk Factors.’’ Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward looking statements. We undertake no obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. We will update the information in this prospectus as and when required by federal securities laws and regulations.

USE OF PROCEEDS

We are offering 30,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the sponsors’ warrants (all of which will be deposited into the trust account), will be as set forth in the following table.

	Without Underwriters’ Option	Underwriters’ Option Exercised
Gross proceeds:
Gross proceeds from units offered to the public	$300,000,000	$345,000,000
Gross proceeds from the sponsors’ warrants offered in a private placement	4,000,000	4,600,000
Total gross proceeds	$304,000,000	$349,600,000
Offering expenses:(1)(2)
Underwriting discount (7% of gross proceeds from units offered to the public)	$21,000,000	$24,150,000
Legal fees and expenses	500,000	500,000
Printing and engraving expenses	75,000	75,000
Accounting fees and expenses	50,000	50,000
SEC registration fee	13,559	13,559
FINRA registration fee	35,000	35,000
Listing fees	75,000	75,000
Miscellaneous expenses	51,441	51,441
Total offering expenses	$21,800,000	$24,950,000
Proceeds after offering expenses	$282,200,000	$324,650,000
Net proceeds held in the trust account	281,900,000	324,350,000
Deferred underwriting discount held in trust account(3)	12,000,000	13,800,000
Total held in trust account	$293,900,000	$338,150,000
% of public offering size	98.0%	98.0%
Total net proceeds held outside trust account(4)	$300,000	$300,000

Use of net proceeds not held in the trust account and amounts available from interest earned on our trust account (net of taxes payable) that may be released to us to cover operating expenses(4)(5)(6):

	Amount	% of Total
Due diligence of prospective target businesses, including fees for market research or consultants used to perform due diligence, if any, and reimbursement of out of pocket due diligence expenses incurred by management	$1,500,000	35%
Legal, accounting and other expenses in connection with our initial business combination	1,500,000	35%
Legal and accounting fees related to SEC reporting obligations	500,000	12%
Working capital to cover miscellaneous expenses, including D&O insurance	800,000	18%
Total	$4,300,000	100%

(1)	A portion of the offering expenses will be paid with the proceeds of a $100,000 note from the sole member of our sponsors, as described below. This note will be repaid out of the proceeds of this offering not being placed in the trust account upon consummation of this offering.
(2)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.
(3)	The underwriters have agreed to defer $12 million of their underwriting discount (or $13.8 million if the underwriters’ option to purchase additional units is exercised in full), which equals 4% of the gross proceeds of this offering, until consummation of our initial business combination. Upon consummation of our initial business combination, the amount of the underwriters’ deferred discount will be paid to the underwriters from the funds held in the trust account, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs, for general corporate purposes, to pay principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital.
(4)	The amount of net proceeds from this offering not held in the trust account will remain constant at $300,000 even if the underwriters’ option to purchase additional units is exercised.
(5)	If the size of this offering is increased, or the underwriters elect to exercise the option to purchase additional units, it will result in a proportionate increase in the amount of interest we may withdraw from the trust account. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following this offering.
(6)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital. We do not expect to exceed $4.3 million in funding our working capital requirements.

A total of $293.9 million (or $338.2 million if the underwriters’ option to purchase additional units is exercised in full) of the net proceeds from this offering and the sale of the sponsors’ warrants described in this prospectus, including $12 million (or $13.8 million if the underwriters’ option to purchase additional units is exercised in full) of deferred underwriting discount, will be placed in the trust account maintained by American Stock Transfer & Trust Company, as trustee. Except for a portion of the interest income that may be released to us, or used to pay taxes, the proceeds held in the trust account will not be released from the trust account until the earlier of the consummation of our initial business combination or our liquidation. All amounts held in the trust account that are not paid to public stockholders who elect to exercise their conversion rights, released to us as interest income or used to pay taxes, will be released promptly after the consummation of our initial business combination with one or more target businesses, which collectively have a fair market value of at least 80% of the balance in the trust account (excluding the deferred underwriting discount of $12 million (or $13.8 million if the underwriters’ option to purchase additional units is exercised in full)) at the time of the signing of a definitive agreement in connection with our initial business combination. We will only consummate our initial business combination if (1) the initial business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholder meeting, (2) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock and (3) holders owning less than 35% of the shares of common stock sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we must consummate our initial business combination and the stockholder vote required to approve our initial business combination, exercise their conversion rights. If we structure our initial business combination to acquire less than 100% of the equity interests of the target business, we will only consummate an initial business combination in which we become the controlling stockholder of the target company. The key factor that we will rely on in determining controlling stockholder status will be our acquisition of more than 50% of the voting interests of the target company. We will not consider any such equity transaction that does not meet such criteria. Upon release of funds from the trust account and after payment of the conversion price to any public stockholders who exercise their conversion rights, the underwriters will receive their deferred underwriting discount, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial combination occurs. If our initial business combination is paid for using our capital stock or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

We expect that due diligence of prospective target businesses will be performed by some or all of the members of our management team and our senior advisors and may include engaging market research firms and/or third party consultants. We intend to use the $300,000 of net proceeds initially held outside the trust account for due diligence, legal and accounting fees and expenses in connection with our initial business combination. In addition, we could also use a portion of these funds to pay fees to consultants to assist us with our search for a target business. Members of our management team, our senior advisors or their affiliates or associates, will not receive, earn or be paid or awarded any compensation for their due diligence of prospective target businesses, but will be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities. Our audit committee will review and approve all individual reimbursements above $10,000 made to any member of our management team, our senior advisors or their affiliates or associates, and any expense reimbursements payable to members of our audit committee will be reviewed and approved by our Board of Directors, with the interested director or directors abstaining from such review and approval.

We believe that interest income of up to $4 million earned on the trust account balance (net of taxes payable on such interest) that may be released to us will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to consummate any initial business combination, we anticipate that, even at an interest rate of 2.00% per annum, the interest that will accrue on the trust account during the time it will take to identify a target business and consummate an acquisition will be sufficient to fund our working capital requirements. Given the limited amount of time it will take to generate $4 million of interest on the trust account (net of taxes payable on such interest), we anticipate receiving such interest income generally shortly after we incur working capital expenses. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or if interest payments are not available to fund expenses at the time we incur them, we may be required to raise additional capital, the amount, availability and cost of which is currently not ascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but neither members of our management team nor any other person is under any obligation to advance funds to, or invest in, us. To the extent that our expenses exceed the amount of available proceeds not deposited in the trust account and the interest income of up to $4 million (net of taxes payable on such interest) that may be released to us from the trust account, such out-of-pocket expenses could not be reimbursed by us unless we consummate an initial business combination. Our executive officers, directors and senior advisors may, as part of any such combination, negotiate the repayment of some or all of the out-of-pocket expenses incurred by them that have not been reimbursed by us prior to the consummation of our initial business combination. If the owners of the target business do not agree to such repayment, this could cause our executive officers, directors and senior advisors to view such initial business combination unfavorably and result in a potential conflict of interest.

If we consummate our initial business combination, the out-of-pocket expenses incurred by members of our management team and our senior advisors prior to the consummation of our initial business combination will become an obligation of the post-combination business, assuming these out-of-pocket expenses have not been reimbursed prior to the consummation of our initial business combination. These expenses would be a liability of the post-combination business and would be treated in a manner similar to any other account payable of the combined business.

To the extent that our capital stock is used in whole or in part as consideration to consummate our initial business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finder’s fees which we had incurred prior to the consummation of our initial business combination if the $300,000 of net proceeds initially held outside the trust account were insufficient to cover such expenses.

As of the date of this prospectus, AG Funds, L.P., the sole member of our sponsors, has advanced to us an aggregate of $100,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for the SEC registration fee, FINRA registration fee, the non-refundable portion of the                          fee and accounting and legal fees and expenses. This advance is a non-interest bearing, unsecured obligation and is due at the earlier of December 31, 2008 or the consummation of this offering. The note will be repaid out of the proceeds of this offering not being placed in the trust account.

The net proceeds of this offering not immediately required for the purposes set forth above will be invested only in United States ‘‘government securities’’ (defined as any Treasury Bill issued by the United States having a maturity of 180 days or less) or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act, so that we are not deemed to be an investment company under the Investment Company Act. Interest income of up to $4 million earned on the trust account balance (net of taxes payable on such interest) may be released to us from the trust account to fund a portion of our working capital requirements.

Prior to the consummation of our initial business combination, no compensation of any kind (including finder’s and consulting fees) will be paid or awarded to, or earned by, members of our management team, our senior advisors or any of their affiliates, for services rendered to us. However, members of our management team and our senior advisors will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying target businesses and performing due diligence on suitable initial business combinations. To the extent that such expenses exceed the $300,000 of net proceeds initially held outside the trust account and the interest income of up to $4 million (net of taxes payable on such interest) that is released to us from the trust account, such out-of-pocket expenses would not be reimbursed by us prior to our consummation of our initial business combination. In the event our initial business combination is consummated by us and irrespective of whether such persons remain associated with us, our audit committee and/or our Board of Directors may determine to reimburse such persons for such expenses. There is no limit on the amount of such expenses reimbursable by us to such persons. A public stockholder will be entitled to receive funds from the trust account only in the event of our liquidation if we fail to consummate our initial business combination within the allotted time or if the public stockholder seeks to convert his shares of common stock into cash in connection with a vote to extend the time period within which we must consummate our initial business combination or to approve our initial business combination as described herein. In no other circumstances will a public stockholder have any right or interest of any kind in or to funds in the trust account.

Upon consummation of our initial business combination, the underwriters will receive the deferred underwriters’ discount held in the trust account. If we do not consummate an initial business combination and the trustee must therefore distribute the balance in the trust account, the underwriters have agreed (1) on our liquidation, to forfeit any rights or claims to the deferred underwriting discount, including any accrued interest thereon, then in the trust account and (2) that the trustee is authorized to distribute the deferred underwriting discount, together with any accrued interest thereon, net of income taxes payable on such interest, to the public stockholders on a pro rata basis.

If the size of this offering is increased or decreased, then the founders’ common stock and the founders’ warrants, including the founders’ common stock and the founders’ warrants subject to forfeiture (without payment), will be adjusted in the same proportion as such increase or decrease, so that the number of shares of the founders’ common stock owned by our initial stockholders (assuming none of them purchase units in this offering) after this offering will be equal to 10% of the total number of shares of common stock outstanding after this offering and so that the number of shares of common stock underlying the founders’ warrants owned by our initial stockholders (assuming none of them purchase units in this offering) after this offering will be equal to 20% of the total number of shares of common stock outstanding after this offering.

CAPITALIZATION

The following table sets forth our capitalization at April 14, 2008 and as adjusted to give effect to the sale of our units and the sponsors’ warrants and the application of the estimated net proceeds derived from the sale of such securities. The table should be read in conjunction with our selected financial data and the financial statements included elsewhere in this prospectus:

	April 14, 2008
	Actual	As Adjusted
Note payable to affiliate(1)	$100,000	$-0-
Deferred underwriting discount	-0-	12,000,000
Common stock, $0.0001 par value, subject to redemption, 10,499,999 shares at conversion value(2)	-0-	102,899,990
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	-0-	-0-
Common stock, $0.0001 par value,100,000,000 shares authorized; 3,833,334 shares issued and outstanding, actual; 22,833,335 shares issued and outstanding (excluding 10,499,999 shares subject to possible conversion), as adjusted	383	2,283	(3)
Additional paid-in capital	24,617	179,322,727
Deficit accumulated during the development stage	(5,000)	(5,000)
Total stockholders’ equity (deficit)	$20,000	$179,320,010
Total capitalization	$120,000	$294,220,000
(1)	On March 7, 2008, we issued a promissory note in the aggregate amount of $100,000 to the sole member of our sponsors. The note is non-interest bearing and is payable on the earlier of December 31, 2008 or the consummation of this offering.
(2)	If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 35% (minus one share) of the aggregate number of shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially $9.80 per share), before payment of the deferred underwriting discount and including accrued interest, net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital requirements, as of two business days prior to the proposed consummation of our initial business combination or two business days prior to the stockholder vote on an extension of the time period within which we must consummate our initial business combination, as the case may be, divided by the number of shares sold in this offering (less, in the case of a conversion in connection with the stockholder vote required to approve our initial business combination, the number of shares of common stock converted in connection with any prior extension of the time period within which we must consummate our initial business combination). We will not consummate any initial business combination if holders of 35% or more of our outstanding shares of common stock sold in this offering, on a cumulative basis, exercise their conversion rights.
(3)	Assumes the underwriters’ option to purchase additional units has not been exercised and an aggregate of 500,000 shares held by our initial stockholders have been forfeited as a result thereof.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the sponsors’ warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be repurchased for cash), by the number of outstanding shares of our common stock.

At April 14, 2008, our net tangible book value was $(280,000), or approximately $(0.07) per share of common stock. After giving effect to the sale of 30,000,000 shares of common stock included in the units we are offering by this prospectus (assuming the underwriters’ option to purchase additional units is not exercised and 500,000 shares of common stock are forfeited by our initial stockholders), the sale of the 4,000,000 sponsors’ warrants and the deduction of the underwriting discount and estimated expenses of this offering, our pro forma net tangible book value at April 14, 2008 would have been $179,320,010 or $7.85 per share, representing an immediate increase in net tangible book value of $7.92 per share to our initial stockholders as of the date of this prospectus and an immediate dilution of $2.15 per share or 21.5% to our public stockholders.

The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units offered hereby:

Public offering price		$10.00
Net tangible book value before this offering	$(0.07)
Increase attributable to public stockholders and sale of sponsors’ warrants	$7.92
Pro forma net tangible book value after this offering and the sale of the sponsors’ warrants		$7.85
Dilution to public stockholders		$2.15

The following table sets forth information with respect to our initial stockholders and the public stockholders, assuming no value is attributed to the warrants included in the units offered hereby:

	Shares Purchased(1)		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Initial Stockholders	3,333,334	10.000%	$20,000	0.007%	$0.006
Public Stockholders	30,000,000	90.000%	300,000,000	99.993%	10.000
	33,333,334	100.000%	$300,020,000	100.000%	$9.001
(1)	Assumes no exercise of the underwriters’ option to purchase additional units and the resulting forfeiture of 500,000 shares held by our initial stockholders.

The pro forma net tangible book value per share after this offering is calculated as follows:

Numerator:
Net tangible book value before this offering and the sale of the sponsors’ warrants	$(280,000)
Net proceeds from this offering and sale of the sponsors’ warrants	294,200,000
Offering costs accrued or paid for in advance and excluded from tangible book value before this offering	300,000
Less: deferred underwriters’ discount payable	(12,000,000)
Less: Proceeds held in trust account subject to conversion to cash ($9.80 x 10,499,999 shares)	(102,899,990)
$179,320,010
Denominator:
Shares of common stock outstanding prior to this offering(1)	3,333,334
Shares of common stock included in the units offered	30,000,000
Less: Shares subject to conversion	(10,499,999)
22,833,335

(1)	Assumes no exercise of the underwriters’ option to purchase additional units and the resulting forfeiture of 500,000 shares held by our initial stockholders.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the consummation of our initial business combination. After we consummate our initial business combination, the payment of dividends will depend on our revenues and earnings, if any, our capital requirements and our general financial condition and will be within the discretion of our Board of Directors at that time. Our Board of Directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate that our Board of Directors will declare any dividends in the foreseeable future. Further, any credit agreements we enter into in connection with our initial business combination may restrict or prohibit payment of dividends. In the event that we do issue dividends, our Board of Directors will determine the dates on which any entitlements to dividends arise, the methods of calculating such dividends and the cumulative or non-cumulative nature of dividend payments.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated under the laws of the state of Delaware on February 28, 2008. We were formed to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses. We intend to utilize cash, proceeds of this offering, our capital stock, debt or a combination thereof in consummating our initial business combination. We do not have any specific initial business combination under current consideration, and neither we, nor any representative acting on our behalf, has had any contact with any target businesses regarding our initial business combination.

The issuance of additional shares of our stock in our initial business combination:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•	could cause a change in control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present executive officers and directors and cause our public stockholders to become minority stockholders in the combined entity;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights or a person seeking to obtain control of our company; and

•	may adversely affect prevailing market prices for our common stock and/or warrants.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

As indicated in the accompanying financial statements, at April 14, 2008, we had $115,000 in cash and deferred offering costs of $300,000. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to consummate our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering and the concurrent private sale of the sponsors’ warrants. Following this offering, we will not generate any operating revenues until after consummation of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence. We expect our expenses to increase substantially after the consummation of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founders’ common stock and the founders’ warrants and an advance from the sole member of our sponsors in the aggregate amount of $100,000, as more fully described below. We estimate that the net proceeds from (1) the sale of the units in this offering, after deducting offering expenses of approximately $21.8 million, including the deferred underwriting discount of $12 million and (2) the sale of the sponsors’ warrants for a purchase price of $4 million, will be $282.2 million. $300,000 of these net proceeds initially will be held outside the trust account, and the remainder, together with the $12 million of deferred underwriting discount, will be held in the trust account.

We may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

We will use substantially all of the net proceeds of this offering in connection with acquiring one or more target businesses, including identifying and evaluating target businesses, selecting one or more target businesses and structuring, negotiating and consummating our initial business combination. To the extent we use our capital stock in whole or in part as consideration for our initial business combination, the proceeds held in the trust account (less amounts paid to any public stockholders who exercise their conversion rights and deferred underwriting discount paid to the underwriters) as well as any other net proceeds not expended prior to that time will be used to finance the operations of the target business or businesses. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations and for strategic acquisitions. Such funds could also be used to repay any operating expenses or finder’s fees which we incur prior to the completion of our initial business combination if the funds available to us from interest on the trust account were insufficient to cover such expenses.

Following consummation of this offering, we believe that the $300,000 of net proceeds initially held outside the trust account and the interest income of up to $4 million on the balance of the trust account (net of taxes payable on such interest) to be released to us for working capital requirements will be sufficient to allow us to operate for at least the next 30 months, assuming our initial business combination is not consummated during that time. We expect our primary liquidity requirements during that period to include approximately $1.5 million for due diligence of prospective target businesses, including fees for market research or consultants used to perform due diligence, if any, and reimbursement of out of pocket due diligence expenses incurred by management, $1.5 million for legal, accounting and other expenses associated with structuring, negotiating and documenting our initial business combination; approximately $0.5 million for legal and accounting fees related to SEC reporting requirements; and approximately $0.8 million for general working capital that will be used for miscellaneous expenses and reserves, including additional expenses that may be incurred by us in connection with this offering over and above the amounts listed in the section of this prospectus entitled ‘‘Use of Proceeds.’’ These amounts are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. We anticipate that, even at an interest rate of 2.00% per annum, the interest that will accrue on the trust account during the time it will take to identify a target business and consummate our initial business combination will be sufficient to fund our working capital requirements. Given the limited amount of time it will take to generate $4 million of interest on the trust account (net of taxes payable on such interest), we anticipate receiving such interest income generally shortly after we incur working capital expenses. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so or if interest payments are not available to fund the expenses at the time we incur them, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we will rely on the interest earned of up to $4 million on the trust account (net of taxes payable on such interest) to fund such expenditures and if our estimates of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination with a target business or businesses having a collective fair market value of at least 80% of the balance in the trust account (excluding the deferred underwriting discount) at the time of the signing of a definitive agreement in connection with our initial business combination, or because we become obligated to convert into cash a significant number of shares of public stockholders voting against our initial business combination or any extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement relating to, but have not yet consummated, our initial business combination, in which case we may issue additional securities or incur debt in connection with such initial business combination. There are no limitations on our ability to incur debt or issue securities in order to consummate our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We will be required to comply with the internal control requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the consummation of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning a target business’ internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in United States ‘‘government securities’’ (defined as any Treasury Bill issued by the United States having a maturity of 180 days or less) or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no material exposure to interest rate risk.

Related-Party Transactions

On April 14, 2008, our sponsors purchased an aggregate of 3,833,334 shares of founders’ common stock for an aggregate purchase price of $20,000 (or approximately $0.005 per share) and an aggregate of 7,666,668 of founders’ warrants for an aggregate purchase price of $5,000 (or approximately $0.0007 per warrant). Prior to the consummation of this offering, our sponsors intend to transfer at cost an aggregate of up to 57,500 shares of founders’ common stock and up to 115,000 founders’ warrants to our independent directors.

As of the date of this prospectus, the sole member of our sponsors has loaned us an aggregate of $100,000 for payment of offering expenses. This note is a non-interest bearing, unsecured obligation and is due at the earlier of December 31, 2008 or the consummation of this offering. The note will be repaid out of the proceeds of this offering not placed in the trust account.

In addition, prior to the consummation of this offering, our sponsors will enter into an agreement with J.P. Morgan Securities, Inc., in accordance with the guidelines of Rule 10b5-1 of the Exchange Act, pursuant to which they will place limit orders for an aggregate of up to $20 million of our common stock during the buyback period. These limit orders will require our sponsors to purchase any of our shares of common stock offered for sale (and not purchased by another investor) at or below a price equal to the per-share amount held in our trust account as reported in our initial preliminary proxy statement filed with the SEC relating to our initial business combination until the earlier of (1) the expiration of the buyback period or (2) the date such purchases reach $20 million in total. The purchase of such shares will be made by J.P. Morgan Securities, Inc. or another broker-dealer mutually agreed upon by J.P. Morgan Securities, Inc. and our sponsors. It is intended that such purchases will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law including Regulation M under the Exchange Act, which may prohibit or limit purchases pursuant to the limit order agreement in certain circumstances. Our sponsors will agree that they will not sell or transfer any shares of common stock purchased by them pursuant to the limit order agreement until 180 days after the date of the consummation of our initial business combination. Our sponsors have agreed that they will vote all such shares (1) in favor of our initial business combination, (2) in favor of an amendment to our amended and restated certificate of incorporation to provide for an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement relating to, but have not yet consummated, our initial business combination and (3) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination.

Our sponsors have committed to purchase an aggregate of 4,000,000 sponsors’ warrants at $1.00 per warrant (for a total purchase price of $4 million) from us simultaneously with the consummation of this offering. The number of sponsors’ warrants and their aggregate purchase price will be increased proportionately to the extent the underwriters exercise their option to purchase additional units or the number of units issued in this offering is otherwise increased. Our sponsors will be permitted to transfer the sponsors’ warrants held by them to our executive officers, directors and senior advisors and other persons or entities affiliated with our sponsors, including the present and any former members of our sponsors, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as our sponsors. Otherwise, these warrants will not, subject to certain limited exceptions, be transferable or salable by our sponsors until 30 days after the consummation of our initial business combination. The sponsors’ warrants will be non-redeemable as long as they are held by our sponsors or any of their permitted transferees. The sponsors’ warrants may also be exercised by our sponsors or any of their permitted transferees by paying cash or on a cashless basis. In addition, after the consummation of our initial business combination, the sponsors’ warrants and the underlying common stock will be entitled to registration rights under an agreement to be signed concurrently with the consummation of this offering. Otherwise, the sponsors’ warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. Management does not believe that the sale of warrants to our sponsors will result in the recognition of stock-based compensation expense because the warrants are being sold at what is expected to be fair value. However, the actual fair value of the warrants and any stock-based compensation will be determined on the date of issuance, based on the terms of such warrants, including restrictions and transferability, and an analysis of recent market values of similarly structured blank check companies, and if it is determined that the fair value of the sponsors’ warrants exceeds the $1.00 purchase price, we would record compensation expense for the excess of the fair value of the warrants on the day of purchase over the $1.00 purchase price in accordance with SFAS 123(R).

Our initial stockholders will participate in any liquidation distributions with respect to any shares of common stock purchased by them in this offering or in the aftermarket, including, with respect to our sponsors, shares purchased pursuant to the limit orders described above, in the event we fail to consummate our initial business combination.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations;
Quarterly Results

As of April 14, 2008, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company incorporated under the laws of the State of Delaware on February 28, 2008. We were formed to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses. To date, our efforts have been limited to organizational activities as well as activities related to this offering. Our efforts in identifying a target business will not be limited to a particular industry or group of industries. We have not, nor has anyone on our behalf, contacted or entertained inquiries from any potential target business or had any substantive discussions, informal or otherwise, with respect to such an initial business combination. Additionally, we have not conducted, nor have we engaged or retained any agent to conduct, any research or take any steps to identify, locate or contact a suitable acquisition candidate.

We will seek to capitalize on the significant investing and operating experience of Angelo, Gordon. Through our sponsors and our management team, we will be able to leverage Angelo, Gordon’s network of relationships in sourcing, analyzing and consummating our initial business combination by drawing extensively upon the expertise (both industry and company specific) and contacts of the over 100 investment professionals of Angelo, Gordon and its affiliates. In addition, we will seek to leverage Angelo, Gordon’s network of external alliances. Over the past 14 years, Angelo, Gordon has established a broad network of both deal sources and operating partner relationships. Angelo, Gordon was founded in 1988 and is a privately held firm specializing in alternative money management activities for institutional clients and high net worth individuals. Angelo, Gordon’s investment disciplines encompass four principal lines: (1) private equity and special situations, (2) distressed debt and leveraged loans, (3) real estate and (4) hedge fund strategies. In each discipline, Angelo, Gordon seeks to generate absolute returns by exploiting market inefficiencies and capitalizing on situations that are not in the mainstream of investment opportunities. Angelo, Gordon is an SEC-registered investment adviser and, together with its affiliates, has in excess of $18 billion of assets under management, including committed but not yet drawn capital.

John M. Angelo, our Chief Executive Officer, and Michael L. Gordon, our President and Chairman of our Board of Directors, each has over 25 years of experience managing proprietary capital investments, and David N. Roberts, our Executive Vice President and director, has over 18 years of experience specializing in private equity investments, in each case, across a wide range of industries and situations. We believe that the relationships, connections and resources available in a firm of Angelo, Gordon’s size and stature, combined with the efforts of our directors, executive officers and senior advisors, including Messrs. Angelo, Gordon and Roberts, will be a powerful advantage in our successfully sourcing, analyzing and consummating an initial business combination.

Management Team

We believe that the skills and experience of our management team will be crucial to consummating a successful initial business combination. Our management team has built and maintained extensive networks of relationships that we plan to use to identify and generate initial business combination opportunities. These relationships include, among other sources, executives and board members at public and private companies, brokers, private equity and venture capital firms, investment and commercial bankers, attorneys and accountants. Our management team includes:

•	John M. Angelo, our Chief Executive Officer. Mr. Angelo is co-founder and Chief Executive Officer of Angelo, Gordon, is a member of its six-person executive committee, and oversees all fund management. Prior to forming Angelo, Gordon in 1988, Mr. Angelo was associated with L.F. Rothschild & Co., Inc., or L.F. Rothschild, for 18 years, rising to Senior Managing Director, head of the arbitrage department and member of the board of directors. His area of expertise is trading world markets with an emphasis in convertible securities, options, futures and distressed securities. He currently serves as a Director of Sotheby’s. Mr. Angelo received his B.A. degree from St. Lawrence University.

•	Michael L. Gordon, our President and Chairman of our Board of Directors. Mr. Gordon is co-founder, Chief Operating Officer and Chief Investment Officer of Angelo, Gordon and a member of its six-person executive committee. At Angelo, Gordon, Mr. Gordon manages the diverse investment ideas within each discipline to provide a steady balance of risk and reward. He oversees the research efforts of Angelo, Gordon and is responsible for the quality and depth of research that is the hallmark of Angelo, Gordon. Mr. Gordon began his career as a research analyst for L.F. Rothschild in 1970, specializing in the oil and oil service industries. Mr. Gordon served as director of research of L.F. Rothschild’s arbitrage department and became a Managing Director of the firm. Mr. Gordon has a B.A. degree from Colby College and a J.D. degree from Boston University Law School.

•	David N. Roberts, our Executive Vice President and director. Mr. Roberts is a Senior Managing Director of Angelo, Gordon and a member of its six-person executive committee. He joined Angelo, Gordon in 1993. Mr. Roberts manages Angelo, Gordon’s private equity and special situations area and was the founder of the firm’s opportunistic real estate area. Mr. Roberts has invested in a wide variety of companies and special situations, including companies in the business services, healthcare services and financial services industries. Previously, he was a principal at Gordon Investment Corporation, a Canadian merchant bank, where he participated in a wide variety of principal transactions. Prior to that he worked in the corporate finance department at L.F. Rothschild where he specialized in mergers and acquisitions. Mr. Roberts is a member of the Board of Directors of Portfolio Recovery Associates, Inc. Mr. Roberts has a B.S. degree from The Wharton School of the University of Pennsylvania.

•	Fred Berger, our Vice President and Secretary. Mr. Berger is the Chief Administrative Officer of Angelo, Gordon, is a member of its six-person executive committee, and is responsible for supervising all administrative functions in Angelo, Gordon. Mr. Berger served as Angelo, Gordon’s Chief Financial Officer from its inception through December 2000. Prior to his association with Angelo, Gordon, Mr. Berger was with L.F. Rothschild for 19 years, where he was the Treasurer and an Administrative Managing Director. Previously, he was with the accounting firm of Oppenheim, Appel, Dixon & Co. Mr. Berger is a certified public accountant and holds a B.B.A. degree in accounting from The City University of New York.

•	Joseph R. Wekselblatt, our Vice President, Chief Financial Officer and Treasurer. Mr. Wekselblatt joined Angelo, Gordon in January 2001 as the Chief Financial Officer in charge of the accounting and operations areas. Mr. Wekselblatt was associated with Schroder & Co. Inc. (previously Wertheim Schroder) for the prior 14 years as the Controller, Assistant Treasurer and a Managing Director. Prior to that, Mr. Wekselblatt also worked at L.F. Rothschild, Lehman Brothers, Kuhn Loeb Inc. and Blyth Eastman Dillon & Co. Inc. Mr. Wekselblatt began his career at Peat, Marwick, Mitchell & Co. Mr. Wekselblatt is a certified public accountant and holds a B.S. degree in accounting from Brooklyn College and an M.B.A. degree from New York University’s Leonard N. Stern School of Business.

Senior Advisors

Our senior advisors will consult with us from time to time regarding potential target businesses and assist with the due diligence of the target businesses for us. We believe the skills and experience of our senior advisors will enhance our ability to consummate a successful business combination. Our senior advisors include:

•	James A. Demme. Mr. Demme has over 40 years of experience in the retail supermarket space. Mr. Demme has served as Chairman of the Board of Kings Supermarkets, or Kings, since June 2007 and as a Senior Advisor of Angelo, Gordon since 2006, assisting Angelo, Gordon in the origination and execution of various transactions in the retail sector. He has overseen the execution of a repositioning strategy at Kings, resulting in comparable store sales significantly outperforming the market. Mr. Demme served as Chairman of the Board of the Penn Traffic Company during 2002 and 2003, working with the company to stabilize operations and recruit a new Chief Executive Officer during its successful transition through bankruptcy proceedings. From 1997 to 2001, Mr. Demme was Chairman and Chief Executive Officer of Bruno’s Supermarkets, a portfolio company of Kohlberg, Kravis, Roberts & Co. Following the company’s sale to Ahold in December 2001, Mr. Demme remained with Bruno’s for one year to manage the integration process. Mr. Demme was the Chairman and Chief Executive Officer of Homeland Stores from 1994 to 1997, during which time he successfully led the company through rationalization, bankruptcy and new financing. Before leading Homeland Stores, he was with the Scrivner Company as Executive Vice President of Retail Operations from 1991 to 1994, when the company was sold to Fleming Companies. From 1988 to 1991, Mr. Demme joined Shaw’s Supermarkets as President and Chief Operating Officer, positioning the company for rapid growth by revamping the distribution, transportation and merchandising operations.

•	Jeff M. Feinberg. Mr. Feinberg, a Managing Director at Angelo, Gordon, has more than 17 years of experience as a senior executive and proven crisis manager. Before joining Angelo, Gordon, he was a Managing Director at Alvarez & Marsal, a leading turn-around firm, serving companies and lenders across the U.S. and Europe in a variety of advisory and interim management roles. On the company side, he assisted a consortium of private equity firms that acquired the EMD Locomotive division of General Motors, served as Chief Restructuring Officer and Chief Operating Officer of Judith Leiber and served as a Restructuring Officer for Kasper/Anne Klein New York. Mr. Feinberg was the Chief Restructuring Advisor to one of the largest fashion, sport and ophthalmic eyewear manufacturer/wholesalers in the world, and served as the interim Chief Executive Officer of Crunch Fitness, a 33-unit chain of fitness clubs across the country, when purchased by Angelo, Gordon from Bally Fitness. On behalf of lenders, he has served as creditor advisor to a 50-member bank group led by JPMorgan Chase, for PGI Polymer, one of the world’s largest non-woven polymer manufacturers and has also advised a U.K. and U.S. bank group for one of England’s largest carpet manufacturers. Prior to Alvarez & Marsal, Mr. Feinberg was the Chief Operating Officer and Chief Financial Officer for an integrated marketing and advertising venture targeting the fashion, entertainment and cosmetic industries. Previously, Mr. Feinberg was the Chief Investment Analyst and Workout Advisor at J. Powell Holdings, a boutique private equity firm. Earlier, Mr. Feinberg served as Chief Financial Officer and Chief Operating Officer of Mannor Corporation, formerly one of the largest privately held, tailored trouser manufacturers in the U.S. Mr. Feinberg began his career on the development team of Solomon Equities, a New York-based real estate developer, helping to raise over $1.6 billion in equity and debt financing. Mr. Feinberg holds a B.S. degree from Lehigh University.

•	Pamela Thomas-Graham. Ms. Thomas-Graham is a Managing Director at Angelo, Gordon. From 2005 to 2007, Ms. Thomas-Graham was Group President of Liz Claiborne Inc.’s $1.5 billion Women’s Better and Moderate Apparel business unit, executing a turnaround of the unit. From 2001 to 2005, Ms. Thomas-Graham was President, Chief Executive Officer and Chairman of NBC Universal’s CNBC television business unit and a Director of CNBC International. During her time at CNBC, Ms. Thomas-Graham led the unit to become one of the most profitable cable properties in the U.S. From 1999 to 2001, Ms. Thomas-Graham was President and Chief Executive Officer of CNBC.com, leading the creation of the start-up financial news website. Prior to her time at CNBC.com, Ms. Thomas-Graham served at McKinsey and Company for ten years, advising a wide range of Fortune 500 clients in media, apparel, packaged goods and other consumer industries. Ms. Thomas-Graham began her career at McKinsey and Company as an associate in 1989 and was promoted to partner in 1995. Ms. Thomas-Graham serves as a Director of Clorox and Idenix Pharmaceuticals and was a member of Secretary of State

Condoleezza Rice’s Advisory Committee on Transformational Diplomacy. Ms. Thomas-Graham graduated with a joint M.B.A. from Harvard Business School and J.D., cum laude, from Harvard Law School in 1989, where she was a member of the Harvard Law Review. Ms. Thomas-Graham graduated Phi Beta Kappa and magna cum laude from Harvard University with a B.A. in Economics in 1985.

Angelo, Gordon will commit in an agreement with us that certain of its employees, including Mr. Feinberg and Ms. Thomas-Graham, two of our senior advisors, will consult with us from time to time regarding potential target businesses and assist with the due diligence of the target businesses. None of these individuals is required to commit any specified amount of time to our affairs. Angelo, Gordon will agree to make these individuals available at no cost to us, except that we may reimburse them for out-of-pocket expenses, such as travel costs, that they may incur. Pursuant to this agreement, such individuals must support our efforts as part of their employment duties to Angelo, Gordon. Our senior advisors have no fiduciary obligations to us. As a result, they have no obligation to present business opportunities to us at all and will only do so if they believe it will not violate any fiduciary obligations they may have. Although our senior advisors will not be paid any finder’s fee, consulting fee or other compensation prior to the consummation of our initial business combination, we anticipate that our senior advisors may be paid finder’s fees, consulting fees or other compensation for any services they render in order to consummate an initial business combination.

We anticipate that target business candidates could be brought to our attention from various unaffiliated sources, including investment banks, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our executive officers, directors and senior advisors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as by attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities as a result of the track record and business relationships of our executive officers and members of our Board of Directors.

Our Innovative Capital Structure

Our capital structure differs in several respects from the capital structure that has been used by other blank check companies, including the numerous blank check companies that are currently seeking initial business combinations. Our structure is designed to enhance our ability to consummate an initial business combination on favorable terms, as well as to benefit our public stockholders by reducing the amount of dilution caused by our founders’ securities as compared to other blank check companies. We believe our structure provides these advantages by incorporating three key changes to the structure that is common in other publicly-traded blank check companies:

•	Founders’ Common Stock. Our founders’ common stock represents 10% of the total shares of common stock to be outstanding after this offering, as compared to the 20% of total shares that has historically been issued to the founders of most blank check companies. Because we will issue fewer shares to our founders as a proportion of our overall capitalization, our other stockholders (including both the public stockholders who purchase in this offering and any sellers of a target business who may become stockholders following the consummation of our initial business combination) will experience less dilution of their shares. We believe this will facilitate our negotiation of an initial business combination on favorable terms by allowing us to provide a better value proposition for the owners of companies entering into an initial business combination with us, both as compared to other blank check companies and as compared to other liquidity alternatives they may have available, such as a more traditional initial public offering or a private sale. We believe our structure is also a direct benefit to stockholders purchasing in this offering because their investment in us will experience less dilution from the shares purchased by our founders than would be the case in a traditionally structured blank check offering.

•	Founders’ Warrants. In a number of recent transactions, the founders of blank check companies have purchased both warrants and shares in their initial investment, as our founders have. In those transactions, the exercise price of those warrants has been the same as the exercise price of the warrants sold to the public (typically $7.50, or 75% of the public offering price of one unit). The exercise price of our founders’ warrants will be $9.00, which is 10% less than the public offering price of one unit and is 20% greater than the exercise price of the warrants being sold in this offering. This higher exercise price reduces the potential dilution represented by our founders’ warrants. We believe this reduced potential dilution will facilitate our negotiating an initial business combination on favorable terms and benefit our public stockholders.

•	Units Offered in this Prospectus. Each unit we are offering in this prospectus consists of one share of our common stock and three-quarters (3/4) of one warrant. This is different than most blank check companies, which have historically offered units consisting of one share of common stock and one warrant per unit. This reduction in the number of outstanding warrants further reduces the potential dilution to our stockholders following an initial business combination. We believe this will allow us to provide a better value proposition to owners of target companies in connection with an initial business combination compared to most blank check companies.

We believe that collectively, these features of our capital structure give us a significant advantage over other blank check companies by making us a more competitive acquirer.

Our Key Competitive Strengths

Significant operating and management experience

We expect to leverage the operating expertise of our management team and senior advisors to identify, acquire and operate a business whose operations can be fundamentally improved and that has meaningful opportunities for increased profitability. We believe that the experience of our management team and senior advisors and Angelo, Gordon’s network may provide us with opportunities to recruit talented, highly qualified executives to join the management of the operating business we acquire.

Our management team has proven experience owning and operating successful businesses across various industries. Messrs. Angelo and Gordon have been business associates for over 25 years, during which time they have created value across all parts of the capital structure in the alternative investment business. Among their achievements has been the successful development of a private equity platform since 1996 with Mr. Roberts, who has led Angelo, Gordon’s private equity investing team since inception and brings to us over 18 years of experience in principal transactions.

Mr. Demme, Mr. Feinberg and Ms. Thomas-Graham’s combined experience as senior operational executives complements Angelo, Gordon’s experience across a number of industries. Mr. Demme has over 40 years of experience in the supermarket and grocery distribution industry and has proven adept at implementing operational improvements both in distressed and non-distressed situations. He has successfully grown operations at the Scrivner Company and Shaw’s Supermarkets and led the reorganization of Homeland Stores, Bruno’s Supermarkets and the Penn Traffic Company. Mr. Feinberg has more than 17 years of experience as a senior executive and crisis manager, serving companies and lenders across the U.S. and Europe in a variety of roles. He assisted a consortium of private equity firms that acquired the EMD Locomotive division of General Motors, and served as Chief Restructuring Officer and Chief Operating Officer of Judith Leiber, a luxury women’s handbag and accessory company. Ms. Thomas-Graham has served as

Group President of Liz Claiborne Inc’s $1.5 billion Women’s Better and Moderate Apparel business unit, executing a turnaround of the unit. Prior to that, Ms. Thomas-Graham was President, Chief Executive Officer and Chairman of NBC Universal’s CNBC business unit, and a Director of CNBC International. Before joining CNBC, Ms. Thomas-Graham served as a Partner at McKinsey and Company, advising a wide range of Fortune 500 clients in media, apparel, packaged goods and other consumer industries.

Access to strong investment platform

A key advantage of our relationship with Angelo, Gordon is our access to Angelo, Gordon’s established platform, namely the relationships, connections and resources available in a firm of Angelo, Gordon’s size and stature for deal flow, due diligence and value enhancement. Angelo, Gordon and its affiliates employ over 100 investment professionals with a collective knowledge of dozens of industries and substantial contacts with executives at hundreds of companies. It also has an extensive and diverse set of relationships with commercial banks, brokerage and advisory firms, turnaround and bankruptcy professionals and legal and accounting firms. We believe that these connections will help provide us with a steady flow of proprietary investment opportunities. Angelo, Gordon’s established platform will also help us to undertake rapid but thorough due diligence of initial business combinations.

Substantial experience in operational and financial due diligence

Our management team has substantial experience analyzing potential transactions through a disciplined due diligence process that utilizes the resources of the Angelo, Gordon platform. We believe that management’s experience in investing in complex and distressed situations provides a competitive advantage as we have established expertise necessary to conduct due diligence effectively and select value-rich opportunities, generate meaningful operational improvements and establish a proven investment record across a number of industries. We believe that this experience provides us with a number of analytical advantages as we evaluate situations involving companies in industries with challenging dynamics as well as companies that are experiencing operational or financial challenges. The deal dynamics associated with such transactions can be more favorable to buyers because there is an increased burden of due diligence and post-closing effort and expertise which keeps many buyers away.

We believe that our access to the experience, capabilities and infrastructure of Angelo, Gordon, will allow us not only to identify value-rich investments, but also to avoid potential risks that other investors may not identify. Angelo, Gordon’s network of relationships and knowledge will be extremely helpful in our research on almost every deal that we consider. We are able to draw upon a wide range of expertise, industry executives, consultants, customers and suppliers in order to evaluate potential investments, which we believe would not be available to firms with a single line of business or smaller network of relationships.

Expertise in transaction structuring

Our management team’s experience acquiring assets throughout the investing capital structure will enable us to consider creative and innovative ways to structure potential transactions to maximize benefits to our stockholders. We believe that we have a competitive advantage through Angelo, Gordon’s substantial experience and professional expertise that will enable us to structure a successful initial business combination. We will leverage Angelo, Gordon’s strengths investing across markets to fully address structuring considerations including capital structure, valuation, legal and regulatory issues, management alignment and incentive compensation structures.

Status as a public company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe non-public target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with an initial business combination with us. Furthermore, once our initial business combination is approved by our stockholders and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering remains subject to the underwriters’ ability to consummate the offering, as well as general market conditions, that could prevent the offering from occurring.

Financial position

With funds available initially in the amount of approximately $282.2 million, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations and strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate an initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we should have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the owners of the target business to fit their priorities. However, as we have no particular industry or group of industries or initial business combination under consideration, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Consummating our Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering and the private placement of the sponsors’ warrants, our capital stock, debt or a combination of the foregoing as the consideration to be paid in our initial business combination. While we have allocated substantially all of the net proceeds of this offering and the private placement of the sponsors’ warrants to completing our initial business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If we engage in our initial business combination with a target business using our capital stock and/or debt financing as the consideration to fund the combination, proceeds from this offering and the private placement of the sponsors’ warrants will then be used to undertake additional business combinations or to pay obligations of the combined business or to fund the operations of the target business on a post-combination basis. We may engage in our initial business combination with a company that does not require significant additional capital, but is seeking a public trading market for its shares, and that wants to merge with an already public company to avoid the uncertainties associated with undertaking its own public offering. These uncertainties include time delays, compliance and governance issues, significant expense, a possible loss of voting control and the risk that market conditions will not be favorable for an initial public offering at the time this offering is ready to be sold. We may seek to consummate our initial business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

We do not have any specific initial business combination under consideration, and we have not, nor has anyone on our behalf, contacted or entertained inquiries from any target business or had any substantive discussions, informal or otherwise, with respect to such a transaction.

Additionally, we have not conducted, nor have we engaged or retained any agent to conduct, any research or take any steps to identify, locate or contact any suitable initial business combination candidate.

Prior to completion of our initial business combination, we will seek to execute agreements with all vendors and service providers that we engage and prospective target businesses with which we negotiate in which they will waive any right, title, interest or claim of any kind they may have in or to any monies held in the trust account for the benefit of our public stockholders. However, there is no guarantee that they will execute such agreements. There is also no guarantee that, even if such third parties entered into such waiver agreements with us, they would not challenge the enforceability of these waivers and bring claims against the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our sponsors have agreed that they will be severally and not jointly liable to ensure that the proceeds in the trust account are not reduced by the claims of prospective target businesses, vendors for services rendered or products sold to us or third parties, including lenders, with whom we entered into contractual relationships following the consummation of this offering, but only if such prospective target business, vendor or third party does not execute such a waiver. Accordingly, if a claim brought by a prospective target business, vendor or third party did not exceed the $300,000 of net proceeds initially held outside the trust account or the amounts available to be released to us from interest earned on the trust account balance, our sponsors would not have any obligation to indemnify such claims as they would be paid from such available funds. Even if a claim exceeded such amounts, there will be no liability (1) as to claimed amounts owed to such a prospective target business, vendor or third party who executed a waiver (even if such waiver is subsequently found to be invalid or unenforceable) or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Based upon representations from our sponsors as to their accredited investor status (as such term is defined in Regulation D under the Securities Act) and that they have sufficient funds available to them to satisfy their indemnification obligations, we believe they will be able to satisfy any indemnification obligations that may arise given the limited nature of the obligations. However, we cannot assure you that our sponsors will be able to satisfy their obligations to us under these indemnification arrangements.

Except for the limitations that (1) a target business or businesses collectively have a fair market value of at least 80% of the balance in the trust account (excluding the deferred underwriting discount) at the time of the signing of a definitive agreement in connection with our initial business combination, (2) that we acquire a controlling interest in the target business and (3) our executive officers, directors and senior advisors are not obligated to present to our company for our review the potential acquisition of a financial advisor, an asset management business or real estate-related investments, we will have virtually unrestricted flexibility in identifying and selecting a particular industry or group of industries in which we may operate or a prospective initial business combination candidate.

Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately consummate our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Sources of target businesses candidates

We anticipate that target business candidates could be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our executive officers and directors, as well as their affiliates, and our senior advisors may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities as a result of the track record and business relationships of our management team. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to consummation of a transaction, in which case any such fee could be paid out of the funds held in the trust account. In no event, however, will our sponsors or any of our existing executive officers, directors or senior advisors or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to the consummation of our initial business combination (regardless of the type of transaction that it is). Also, we will not consummate an initial business combination with an entity that is affiliated with our executive officers, directors, senior advisors or initial stockholders, including (1) an entity that is either a majority-owned portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is managed by or otherwise affiliated with such individuals, entities or their affiliates (including Angelo, Gordon), (2) an entity in which such individuals, entities or their affiliates are currently passive investors, (3) an entity in which such individuals, entities or their affiliates are currently officers or directors or (4) an entity in which such individuals, entities or their affiliates are currently invested through an investment vehicle controlled by them, unless, in each case, we have obtained an opinion from an independent investment banking firm that is a member of FINRA, reasonably acceptable to J.P. Morgan Securities, Inc. and the approval of a majority of our independent directors that the initial business combination is fair to our unaffiliated stockholders from a financial point of view.

Selection of a target business and structuring of our initial business combination

Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (excluding the deferred underwriting discount of $12 million, or $13.8 million if the underwriters’ option to purchase additional units is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination. This may be accomplished by acquiring a single business or multiple operating businesses, which may or may not be related, contemporaneously. In order to consummate such an initial business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. There are no limitations on our ability to incur debt or issue securities in order to consummate our initial business combination. If we issue securities in order to consummate our initial business combination, our then-current stockholders could end up owning a minority of the combined company’s voting securities as there is no requirement that our stockholders own a certain percentage of our company (or, depending on the structure of our initial business combination, an ultimate parent company that may be formed) after our initial business combination. We have no specific initial business combination under consideration and we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

The time required to select and evaluate a target business and to structure and consummate our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a target business with which an initial business combination is not ultimately consummated will result in us incurring losses and will reduce the funds we can use to consummate another initial business combination.

Fair market value of target business or businesses

In contrast to many other companies with business plans similar to ours that must combine with one or more target businesses that have a fair market value equal to 80% or more of the acquirer’s net assets, we will not combine with a target business or businesses unless the fair market value of such entity or entities meets a minimum valuation threshold of 80% of the amount in the trust account (excluding the deferred underwriting discount of $12 million, or $13.8 million if the underwriters’ option to purchase additional units is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination. We have used this criterion to provide investors and our management team with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for our initial business combination with us. The determination of net assets requires an acquirer to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the on-going nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of our initial business combination, the balance of our total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the amount in the trust account (excluding the deferred underwriting discount of $12 million, or $13.8 million if the underwriters’ option to purchase additional units is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination, for the fair market value of the target business or businesses with which we combine so that our management team will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove a proposed combination with, a target business or businesses that will meet the minimum valuation criterion for our initial business combination.

The fair market value of a target business or businesses will be determined by our Board of Directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, the values of comparable businesses, earnings and cash flow and/or book value). If our Board of Directors is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA with respect to the satisfaction of such criterion. We expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with our initial business combination, and that such independent investment banking firm will be a consenting expert.

We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our Board of Directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion, or unless the target business is affiliated with any of our sponsors, executive officers or directors or their affiliates, including (1) an entity that is either a majority-owned portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is managed by or otherwise affiliated with such individuals, entities or their affiliates (including Angelo, Gordon), (2) an entity in which such individuals, entities or their affiliates are currently passive investors, (3) an entity in which such individuals, entities or their affiliates are currently officers or directors or (4) an entity in which such individuals, entities or their affiliates are currently invested through an investment vehicle controlled by them.

Lack of business diversification

While we may seek to consummate our initial business combination with more than one target business, our initial business combination must be with one or more target businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (excluding the deferred underwriting discount of $12 million, or $13.8 million if the underwriters’ option to purchase additional units is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination. Consequently, we expect to consummate only a single initial business combination, although this may entail a simultaneous combination with several operating businesses. At the time of our initial business combination, we may not be able to consummate an initial business combination with more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically. A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the businesses, collectively, could fall below the required fair market value threshold of 80% of the balance in the trust account (excluding the deferred underwriting discount of $12 million, or $13.8 million if the underwriters’ option to purchase additional units is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination. Accordingly, while it is possible that we may attempt to consummate our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that, for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to consummate business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may subject us to negative economic, competitive and regulatory developments affecting the particular industry or group of industries in which we operate after our initial business combination.

If we determine to consummate our initial business combination simultaneously with several businesses and such businesses are owned by different sellers, we will need for each of the target businesses to agree that their business combination is contingent on the simultaneous closings of the other business combinations. We could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations if there are multiple sellers and the additional risks associated with the subsequent assimilation of the operations and services or products of the companies in a single operating business.

If we consummate our initial business combination structured as a merger in which the consideration is our stock, we would have a significant amount of cash available to consummate additional business combinations following our initial business combination.

Limited ability to evaluate the target business’ management team

Although we intend to closely scrutinize the management of a target business when evaluating the desirability of consummating an initial business combination with that business, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our executive officers or directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of our initial business combination

Prior to the consummation of our initial business combination, we will submit an initial business combination to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable law or regulations. In connection with our initial business combination, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such initial business combination. Any vote to extend our corporate life to continue perpetually following the consummation of our initial business combination will be effective only if such initial business combination is approved. We will only consummate our initial business combination if (1) the initial business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholder meeting, (2) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock and (3) public stockholders owning less than 35% of our outstanding shares of common stock sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we must consummate our initial business combination and the stockholder vote required to approve our initial business combination, both vote against the initial business combination and exercise their conversion rights. Our use of a 35% threshold rather than the 20% threshold that is used by many other similar companies may have the effect of making it easier for us to have an initial business combination approved over stockholder dissent than other blank check companies with a business purpose similar to ours.

In connection with seeking the approval of our stockholders for any initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other things, will include a description of the operations of target business candidates and audited historical financial statements of the target business candidates.

In connection with the vote required for any initial business combination, our initial stockholders have agreed to vote their founders’ common stock (1) in the same manner as the majority of the votes cast by our public stockholders at a duly held stockholder meeting in connection with the votes required to (a) approve our initial business combination and (b) approve an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement relating to, but have not yet consummated, our initial business combination and (2) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. In addition, our initial stockholders have agreed that they will vote any shares of our common stock they purchase in this offering or in the aftermarket, including, with respect to our sponsors, those shares purchased pursuant to the limit orders described in this prospectus, (1) in favor of our initial business combination, (2) in favor of an extension of our corporate existence to up to 30 months from the date of this prospectus and (3) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. Thus, any additional purchases of our common stock by our initial stockholders would likely allow them to exert additional influence over the approval of our initial business combination.

Extension of time to consummate our initial business combination to up to 30 months

We have a period of 24 months from the date of this prospectus within which to consummate our initial business combination. If we have entered into a definitive agreement relating to our initial business combination within 24 months from the date of this prospectus, we may seek up to a 6-month extension to consummate our initial business combination by calling a special or annual meeting of our stockholders for the purpose of soliciting their approval of an amendment to our amended and restated certificate of incorporation to provide for such extension period. If the extended date is approved by a majority of the outstanding shares of common stock at a duly held stockholder meeting, we would have a total of up to 30 months from the consummation of this offering to consummate our initial business combination. In connection with seeking stockholder approval for the extension period, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act.

If a majority of the outstanding shares of common stock at a duly held stockholder meeting vote against the proposed extension, or if holders of 35% or more of the outstanding shares of our common stock both vote against the proposed extension and elect to convert their shares into a pro rata share of the trust account, we will not extend the date before which we must consummate our initial business combination beyond 24 months. In such event, if we cannot consummate the initial business combination within such 24-month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public stockholders (including our initial stockholders to the extent they have purchased shares in this offering or the aftermarket). Subject to the foregoing, approval of any extension will require the affirmative vote of the majority of the outstanding shares of common stock cast at the special or annual meeting called for the purpose of approving such extension. In connection with the vote required for any proposed extension, our initial stockholders have agreed to vote all shares of their founders’ common stock in accordance with the vote of the majority of the votes cast by our public stockholders at the special or annual meeting called for such purpose (and therefore they will have no conversion rights with respect to such shares).

If the majority of the outstanding shares of common stock at the special or annual meeting called for the purpose of approving such extension period vote in favor of such extension period and less than 35% of the outstanding shares of common stock are voted against the proposed extension period and elect to convert their shares, we will then have an additional period of up to 6 months in which to consummate the initial business combination.

If the proposal for the extension to up to 30 months is approved, we will still be required to seek stockholder approval before consummating our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. We will proceed with an initial business combination only if (1) the initial business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholder meeting, (2) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock and (3) public stockholders owning less than 35% of our outstanding shares of common stock sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we must consummate our initial business combination and the stockholder vote required to approve our initial business combination, both vote against the initial business combination and exercise their conversion rights.

If at the end of such 30-month period we have not consummated such initial business combination, our corporate existence will automatically cease without the need for a stockholder vote, and we will liquidate and release only to our public stockholders, as part of our plan of distribution, the proceeds of the trust account, including accrued interest, net of income taxes payable on such interest and net of the interest income previously released to us to fund our working capital requirements.

Conversion rights for public stockholders voting to reject our initial business combination or an extension of the time period within which we must consummate our initial business combination

Public stockholders who exercise their conversion rights and vote against our initial business combination or an extension of the time period within which we must consummate our initial business combination will be entitled to cause us to convert their common stock for a pro rata share of the aggregate amount then in the trust account, before payment of the deferred underwriting discount and including interest earned on their pro rata share of the trust account, net of income taxes payable on such interest and net of up to an aggregate of $4 million of the interest income (net of taxes payable on such interest) on the trust account balance previously released to us to fund our working capital and general corporate requirements. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group,’’ will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering, on a cumulative basis, which includes any exercise of conversion rights in connection with either the stockholder vote, if any, required to approve an extension of the time period within which we must consummate our initial business combination or the stockholder vote required to approve our initial business combination. Shares converted in connection with the vote on an extension of the time period within which we must consummate our initial business combination and in connection with the vote on the initial business combination will be aggregated for purposes of this 10% limit. Such public stockholder would still be entitled to vote against a proposed initial business combination or an extension of the time period within which we must consummate our initial business combination with respect to all shares owned by him or his affiliates. Public stockholders voting against the initial business combination or the extension period will only have the right to cause us to convert their shares if our initial business combination or the extension period is approved and, in the case of the initial business combination, consummated. Public stockholders who cause us to convert their common stock for a pro rata share of the trust account will be paid their conversion price as promptly as practicable upon consummation of our initial business combination or approval of the extension period, as the case may be, and will continue to have the right to exercise any warrants they own.

The actual per-share conversion price in each case will be equal to the aggregate amount then on deposit in the trust account, before payment of the deferred underwriting discount and including accrued interest, net of any amounts previously released to us (calculated as of two business days prior to the consummation of the proposed initial business combination or approval of the extension period), divided by the number of shares sold in this offering (less, in the case of a conversion in connection with the stockholder vote required to approve our initial business combination, the number of shares of common stock converted in connection with any prior extension of the time period within which we must consummate our initial business combination). The initial per-share conversion price would be $9.80, or $0.20 less than the per-unit offering price of $10.00. Our initial stockholders have agreed to vote their shares of founders’ common stock in the same manner as the majority of the votes cast by our public stockholders at the special or annual meeting called for the purpose of approving our initial business combination or approving an extension of time within which we must consummate our initial business combination, and to vote any shares acquired by them in this offering or in the aftermarket in favor of our initial business combination or an extension period, and therefore will have no right to cause us to convert any shares owned by them in connection with our initial business combination.

An eligible public stockholder may request conversion at any time after the mailing to our public stockholders of the proxy statement and prior to the vote taken with respect to a proposed initial business combination or an extension period, but the request will not be granted unless the public stockholder votes against the initial business combination or the extension period and the initial business combination or the extension period is approved and, in the case of the initial business combination, consummated. If a public stockholder votes against the initial business combination or the extension period but fails to properly exercise his conversion rights, such public stockholder will not have its shares of common stock converted to his pro rata share of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. If a public stockholder delivers his shares for conversion as described below and subsequently decides prior to the meeting not to elect conversion, he may simply request that the transfer agent return the shares (physically or electronically). The funds to be distributed to public stockholders who elect conversion will be distributed as promptly as practicable after the consummation of our initial business combination or the approval of the extension period. Public stockholders who cause us to convert their common stock into their share of the trust account will still have the right to exercise any warrants that they hold. We will not consummate our proposed initial business combination or approve the extension period if public stockholders owning 35% or more of the shares sold in this offering, on a cumulative basis, both vote against and exercise their conversion rights. We intend to structure and consummate any potential initial business combination in a manner such that the holders of an aggregate of 35% (minus one share) of the common stock purchased by the public stockholders in this offering, on a cumulative basis, could cause us to convert their common stock for their pro rata share of the aggregate amount then on deposit in the trust account, and the initial business combination could still be consummated.

We intend to require public stockholders who wish to exercise conversion rights to tender their stock certificates to our transfer agent prior to the special or annual meeting or to deliver their shares to the transfer agent electronically using DTC’s DWAC system. In order to do this, we expect that public stockholders will have to comply with the following steps. If the shares are held in ‘‘street name,’’ stockholders must instruct their account executive at the stockholders’ bank or broker to withdraw the shares from the stockholders’ account and request that a physical stock certificate be issued in the stockholders’ name. Our transfer agent will be available to assist with this process. No later than the day prior to the stockholder meeting, the written instructions stating that the public stockholder wishes to convert his or her shares into a pro rata share of the trust account and confirming that the public stockholder has held the shares since the record date and, in the case of the initial business combination, will continue to hold them through the consummation of our initial business combination must be presented to our transfer agent. Stock certificates that have not been tendered in accordance with these procedures by the day prior to the stockholder meeting will not be converted into cash. In the event a public stockholder tenders his shares and decides prior to the stockholder meeting that he does not want to convert his shares, the public stockholder may withdraw the tender up to the date of the applicable meeting. In the event that a public stockholder tenders shares in connection with the vote on the initial business combination or the extension period and our initial business combination or the extension period is not approved and, in the case of the initial business combination, consummated, these shares will not be converted into cash, and the physical stock certificate representing these shares will be returned to the stockholder.

Traditionally, in order to perfect conversion rights in connection with a blank check company’s initial business combination, a holder could simply vote against a proposed initial business combination and check a box on the proxy card indicating such holder was seeking to convert. After the initial business combination was approved, the company would contact such public stockholder to arrange for him to deliver his stock certificate to verify ownership. As a result, the public stockholder then had an ‘‘option window’’ after the consummation of the initial business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the aftermarket before actually delivering his shares to the company for cancellation. Thus, the conversion right, to which public stockholders were aware they needed to commit before the stockholder meeting, would become a ‘‘put’’ right surviving past the consummation of the initial business combination until the converting holder delivered his stock certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting stockholder’s election to convert is irrevocable once the initial business combination or the extension period is approved.

The proxy solicitation materials that we will furnish to public stockholders in connection with the vote for any proposed initial business combination or an extension period will indicate that we are requiring public stockholders to satisfy such certification and delivery requirements. As discussed above, a public stockholder would have from the time we send out our proxy statement up until the business day immediately preceding the vote on the initial business combination or the extension period to deliver his shares if he wishes to seek to exercise his conversion rights. The delivery process is within the public stockholder’s control and, whether he is a record holder or his shares are held in ‘‘street name,’’ should be able to be accomplished by the public stockholder by contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC system. However, because we do not have control over this process or over the brokers or DTC, it may take significantly longer than anticipated to obtain a physical stock certificate.

If our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many public stockholders may exercise their conversion rights, on a cumulative basis, we may either need to reserve part of the trust account for possible payment upon such conversion or we may need to arrange third party financing to help fund our initial business combination in case a larger percentage of public stockholders exercise their conversion rights than we expect. Therefore, we may: (1) not be able to consummate an initial business combination that requires us to use all of the funds held in the trust account as part of the purchase price, (2) have to adjust the ratio of cash to stock used as consideration or (3) arrange for third party financing, if available.

The initial per-share conversion price is $9.80 per share, without taking into account any interest earned on funds in the trust account. Since this amount is less than the $10.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

We will not consummate an initial business combination if holders of 35% or more of our outstanding shares of common stock sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we must consummate our initial business combination and the stockholder vote required to approve our initial business combination, exercise their conversion rights. This may have the effect of making it easier for us to have an initial business combination approved over stockholder dissent than other blank check companies with a business purpose similar to ours.

If a vote on our initial business combination is held and our initial business combination is not approved, we may continue to try to consummate our initial business combination with a different target business until 24 months (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) from the date of this prospectus.

Liquidation if no initial business combination

If we do not consummate our initial business combination within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), our corporate existence will automatically cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the DGCL, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the DGCL. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our public stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized.

Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within ten years after the date of dissolution. Payment or reasonable provision for payment of claims will be made in the discretion of the Board of Directors based on the nature of the claims and other factors deemed relevant by the Board of Directors. Claims may be satisfied by direct negotiation and payment, purchase of insurance to cover the claims, setting aside money as a reserve for future claims, or otherwise as determined by the Board of Directors in its discretion. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our public stockholders. We cannot assure you that those funds will be sufficient to pay or provide for all creditors’ claims. Although we will seek to execute agreements with all vendors and service providers that we engage and target businesses with which we negotiate, in which they will waive any right, title, interest or claim of any kind they may have in or to any assets held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. There is no guarantee that, even if such third parties entered into such waiver agreements with us, they would not challenge the enforceability of these waivers and bring claims against the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust account could be less than $9.80 due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).

Our sponsors have agreed that they will be severally and not jointly liable to ensure that the proceeds in the trust account are not reduced by the claims of contracted parties, but only if such contracted party does not execute a waiver. See ‘‘Consummating our Initial Business Combination—General’’ above.

We will promptly notify the trustee to begin liquidating the trust account’s assets and anticipate it will take no more than ten business days to effectuate such distribution. The underwriters have agreed to waive their rights to their deferred underwriting discount held in the trust account in the event we do not consummate our initial business combination within the required time period, and in such event such amounts will be included within the funds held in the trust account that will be available for distribution to the public stockholders.

Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their founders’ common stock. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from interest income of up to $4 million (net of taxes payable on such interest) earned on the trust account balance. If such funds are insufficient, our sponsors have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

If we are unable to consummate an initial business combination and we have expended all of the net proceeds of this offering and the private placements described herein, other than the proceeds which were deposited in the trust account, we expect that the initial per-share liquidation price (without taking into account any interest earned on the trust account) will be $9.80, or $0.20 less than the per-unit offering price of $10.00. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our public stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our public stockholders. Therefore, we cannot assure you that the actual per-share liquidation price will not be less than $9.80.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we do not intend to comply with those procedures since, as stated above, it is our intention to make liquidating distributions to our public stockholders as soon as reasonably possible after 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) in the event our initial business combination has not been consummated. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (1) all existing claims, including all contingent, conditional, or unmatured contractual claims known to us, (2) all pending claims and (3) all claims that may be potentially brought against us within the subsequent ten years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent ten years prior to our distributing the funds in the trust account to our public stockholders. As a result, if we liquidate, the per-share distribution from the trust account could be less than $9.80 due to claims or potential claims of creditors. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for target businesses to acquire, the most likely claims, if any, to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses and, as discussed above, we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares into cash upon our initial business combination or an extension of the time period within which we must consummate an initial business combination, as described in this prospectus, which the public stockholder voted against and duly exercised their conversion rights and which is approved and, in the case of the initial business combination, consummated. In no other circumstances will a public stockholder have any right to or interest of any kind in the trust account.

Amended and restated certificate of incorporation

Our amended and restated certificate of incorporation, which we intend to adopt prior to the consummation of this offering, will contain certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

•	upon consummation of this offering, $293.9 million, or $338.2 million if the underwriters’ option to purchase additional units is exercised in full (including $4 million from the sale of the sponsors’ warrants and $12 million in deferred underwriting discount or $13.8 million if the underwriters’ option to purchase additional units is exercised in full), will be placed into the trust account;

•	we shall submit any proposed initial business combination to our stockholders for approval prior to consummating our initial business combination;

•	public stockholders who exercise their conversion rights and vote against our initial business combination or our extension period may convert their shares into a pro rata share of the aggregate amount then on deposit in the trust account if the initial business combination or the extension period is approved and, in the case of the initial business combination, is also consummated; provided that a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group,’’ will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering;

•	we will consummate an initial business combination only if it has a fair market value equal to at least 80% of the amount held in the trust account (excluding the deferred underwriting discount of $12 million or $13.8 million if the underwriters’ option to purchase additional units is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination;

•	we will consummate an initial business combination only if we acquire a controlling interest in the target business;

•	we may not consummate any business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

•	prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on an initial business combination or on the extension of the time period within which we must consummate our initial business combination;

•	we will consummate our initial business combination only if (1) the initial business combination is approved by holders of a majority of the votes cast by our stockholders at a duly held stockholder meeting, (2) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock and (3) public stockholders owning less than 35% of the shares of common stock sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we must consummate our initial business combination and the stockholder vote required to approve our initial business combination, both vote against the initial business combination and exercise their conversion rights; and

•	if we do not consummate our initial business combination within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), our corporate purposes and powers will immediately thereupon be limited to acts and activities related to liquidating and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities.

Our amended and restated certificate of incorporation will require that prior to the consummation of our initial business combination we obtain the consent of the holders of at least 90% of the voting power of our outstanding common stock to amend these provisions, except with respect to the extension to consummate our initial business combination, which will require approval of the majority of the outstanding shares of common stock.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419 promulgated under the Securities Act. This comparison assumes that the gross proceeds, underwriting discount and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419 and that the underwriters will not exercise their option to purchase additional units. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds
Approximately $293.9 million of the net offering and sponsor warrant private placement proceeds, including $12 million in deferred underwriting discount (assuming that the underwriters’ option to purchase additional units is not exercised), will be deposited into a trust account maintained by American Stock Transfer & Trust Company, as trustee.
Approximately $254.0 million of the proceeds of this offering would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds
The proceeds placed in the trust account will be invested only in ‘‘government securities’’ (defined as any Treasury Bill issued by the United States having a maturity of 180 days or less) or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act.
Proceeds could be invested only in specified securities, such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Receipt of interest on escrowed funds
Interest on proceeds from the trust account to be paid to stockholders is reduced by (1) any taxes paid or due on the interest generated and (2) up to $4 million (net of taxes payable on such interest) that can be used for working capital purposes.
Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of an initial business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Limitation on fair value or net assets of target business

	The initial target business with which we consummate our initial business combination must have a fair market value equal to at least 80% of the balance in the trust account (excluding the deferred underwriting discount) at the time of the signing of a definitive agreement in connection with our initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 35th day after the date of this prospectus unless J.P. Morgan Securities, Inc. informs us of the underwriters’ decision that an earlier date is acceptable. In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file the Current Report on Form 8-K upon the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. If the underwriters’ option to purchase additional units is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ option to purchase additional units.
No trading of the units or the underlying common stock and warrants would be permitted until the consummation of an initial business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Exercise of the warrants
The warrants cannot be exercised until the later of the consummation of our initial business combination or 12 months from the date of this prospectus, provided that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus is available, and accordingly, will only be exercised after the trust account has been terminated and distributed.
The warrants could be exercised prior to the consummation of an initial business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor
Stockholders will have the opportunity to vote on our initial business combination. Each stockholder will be sent a proxy statement containing information regarding such initial business combination. A public stockholder who wishes to exercise its conversion rights will be required to notify us of its election to exercise its conversion rights at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed initial business combination at a meeting held for that purpose. However, a public stockholder’s election to convert will not be valid unless the public stockholder votes against our initial business combination, our initial business combination is approved and consummated, the public stockholder holds his shares through the consummation of our initial business combination and the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the proposed initial business combination. A stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds from the trust account. Further, each public stockholder, together with any affiliate or other person with whom such public stockholder is acting in concert or as a ‘‘group,’’ will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.
A prospectus containing information pertaining to the initial business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Initial business combination deadline

Pursuant to our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, our corporate existence will cease 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus) except for the purposes of winding up our affairs, and we will liquidate. However, if we consummate an initial business combination within this time period, we will amend this provision to allow for our perpetual existence following such initial business combination.

	As promptly as practicable after such a termination, the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders, including any interest earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such interest and after distribution to us of interest income on the trust account balance as described in this prospectus.	If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.
Release of funds	Except for up to $4 million of the interest income (net of taxes payable on such interest) earned on the trust account balance released to us to pay any income taxes on such interest and to fund our working capital requirements and any amounts necessary to satisfy the exercise of public stockholder conversion rights in connection with an extension of our corporate existence to up to 30 months, the proceeds held in the trust account will not be released to us until the consummation of our initial business combination or the failure to consummate our initial business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the consummation of an initial business combination or the failure to consummate an initial business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups, leveraged buyout funds and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and consummating business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to seek stockholder approval of our initial business combination or obtain necessary financial information may delay the consummation of a transaction;

•	our obligation to repurchase for cash shares of common stock held by our public stockholders who vote against an initial business combination and exercise their conversion rights may reduce the resources available to us for our initial business combination;

•	our obligation to convert into cash up to 35% (minus one share) of our outstanding shares of common stock sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we must consummate our initial business combination and the stockholder vote required to approve our initial business combination, held by our public stockholders who both vote against the initial business combination or the extension period and exercise their conversion rights may reduce the resources available to us for our initial business combination;

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to acquire one or more businesses or assets that have a fair market value equal to at least 80% of the balance of the trust account (excluding the deferred underwriting discount of $12 million, or $13.8 million if the underwriters’ option to purchase additional units is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination, could require us to acquire the assets of several businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the initial business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination.

Facilities

We currently maintain our executive offices at 245 Park Avenue, 26th Floor, New York, New York 10167. We consider our current office space adequate for our current operations.

Employees

We currently have five executive officers. These individuals are not obligated to devote any specific number of hours to our matters, but they intend to devote as much of their time as they deem necessary to our affairs until we have consummated our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the initial business combination process the company is in. Accordingly, once management locates a suitable target business, they will spend more time investigating such target business and negotiating and processing our initial business combination (and consequently spend more time on our affairs) than they would prior to locating a suitable target business. We presently expect each of our executive officers to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full-time employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We intend to register our units, common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of a target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing such target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles and audited in accordance with the standards of the PCAOB. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles and audited in accordance with the standards of the PCAOB or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles and obtain such an audit. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to have our internal control procedures audited for the fiscal year ending December 31, 2009 as required by the Sarbanes Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes Oxley Act may increase the time and costs necessary to consummate any such acquisition.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers are as follows (ages are given as of April 14, 2008):

Name	Age	Position
John M. Angelo	66	Chief Executive Officer
Michael L. Gordon	63	President and Chairman
David N. Roberts	46	Executive Vice President and Director
Fred Berger	66	Vice President and Secretary
Joseph R. Wekselblatt	56	Chief Financial Officer, Vice President and Treasurer
Theodore I. Pincus	65	Director

John M. Angelo has been our Chief Executive Officer since our inception. Mr. Angelo is co-founder and Chief Executive Officer of Angelo, Gordon, is a member of its six-person executive committee, and oversees all fund management. Prior to forming Angelo, Gordon in 1988, Mr. Angelo was associated with L.F. Rothschild & Co., Inc. for 18 years, rising to Senior Managing Director, head of the arbitrage department and member of the Board of Directors. His area of expertise is trading world markets with emphasis in convertible securities, options, futures and distressed securities. He currently serves as a Director of Sotheby’s. Mr. Angelo received his B.A. degree from St. Lawrence University.

Michael L. Gordon has been our President since our inception and Chairman of our Board of Directors since April 14, 2008. Mr. Gordon is co-founder, Chief Operating Officer and Chief Investment Officer of Angelo, Gordon and a member of its six-person executive committee. At Angelo, Gordon, Mr. Gordon manages the diverse investment ideas within each discipline to provide a steady balance of risk and reward. He oversees the research efforts of Angelo, Gordon and is responsible for the quality and depth of research that is the hallmark of Angelo, Gordon. Mr. Gordon began his career as a research analyst for L.F. Rothschild in 1970, specializing in the oil and oil service industries. Mr. Gordon served as director of research of L.F. Rothschild’s arbitrage department and became a Managing Director of the firm. Mr. Gordon has a B.A. degree from Colby College and a J.D. degree from Boston University Law School.

David N. Roberts has been our Executive Vice President since our inception and a director since April 14, 2008. Mr. Roberts is a Senior Managing Director of Angelo, Gordon and a member of its six-person executive committee. He joined Angelo, Gordon in 1993. Mr. Roberts manages Angelo, Gordon’s private equity and special situations area and was the founder of the firm’s opportunistic real estate area. Mr. Roberts has invested in a wide variety of companies and special situations, including companies in the business services, healthcare services and financial services industries. Previously, he was a principal at Gordon Investment Corporation, a Canadian merchant bank, where he participated in a wide variety of principal transactions. Prior to that he worked in the corporate finance department at L.F. Rothschild where he specialized in mergers and acquisitions. Mr. Roberts is a member of the Board of Directors of Portfolio Recovery Associates, Inc. Mr. Roberts has a B.S. degree from The Wharton School of the University of Pennsylvania.

Fred Berger has been our Vice President and Secretary since our inception. Mr. Berger is the Chief Administrative Officer of Angelo, Gordon, is a member of its six-person executive committee, and is responsible for supervising all administrative functions in Angelo, Gordon. Mr. Berger served as Angelo, Gordon’s Chief Financial Officer from its inception through December 2000. Prior to his association with Angelo, Gordon, Mr. Berger was with L.F. Rothschild for 19 years, where he was the Treasurer and an Administrative Managing Director. Previously, he was with the accounting firm of Oppenheim, Appel, Dixon & Co. Mr. Berger is a certified public accountant and holds a B.B.A. degree in accounting from The City University of New York.

Joseph R. Wekselblatt has been our Vice President, Chief Financial Officer and Treasurer since our inception. Mr. Wekselblatt joined Angelo, Gordon in January 2001 as the Chief Financial Officer in charge of the accounting and operations areas. Mr. Wekselblatt was associated with Schroder & Co. Inc. (previously Wertheim Schroder) for the prior 14 years as the Controller, Assistant Treasurer and a Managing Director. Prior to that, Mr. Wekselblatt also worked at L.F. Rothschild, Lehman Brothers, Kuhn Loeb Inc. and Blyth Eastman Dillon & Co. Inc. Mr. Wekselblatt began his career at Peat, Marwick, Mitchell & Co. Mr. Wekselblatt is a certified public accountant and holds a B.S. degree in accounting from Brooklyn College and an M.B.A. degree from New York University’s Leonard N. Stern School of Business.

Theodore I. Pincus has been a director since April 17, 2008. Mr. Pincus retired in November, 2007 as Executive Vice President and Chief Financial Officer of FTI Consulting, Inc., a global business advisory firm traded on the New York Stock Exchange, a position he had held since April 1999. Prior to joining FTI Consulting, Inc., Mr. Pincus was Executive Vice President and Chief Financial Officer of Nitinol Medical Technologies from May 1995 to March 1999. He was President of the Pincus Group, a financial consulting firm, from December 1989 to May 1995, and prior to that was a Partner at Ernst & Young LLP. Mr. Pincus currently serves as Chairman of the Board of PS Entertainment, Inc., a privately-held entertainment company, and as a director of LWG, Inc., a multi-location, privately-held forensics technology company. Mr. Pincus is a certified public accountant and holds a B.S. degree in accounting from Brooklyn College and an M.B.A. degree in finance from Baruch College.

Number and Terms of Office of Directors and Executive Officers

Our amended and restated certificate of incorporation, which we intend to adopt prior to the consummation of this offering, will divide our Board of Directors into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of                                     and                                     , will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of                                     and                                     , will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of                                     , will expire at the third annual meeting of stockholders.

Our executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors, rather than for specific terms of office. Our Board of Directors is authorized to appoint persons to the offices set forth in our amended and restated by-laws as it deems appropriate. Our amended and restated by-laws will provide that our executive officers may consist of a chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the Board of Directors.

Collectively, through their positions described above, our executive officers and directors have extensive experience in consummating transactions and operating businesses. These individuals will play a key role in identifying and evaluating acquisition candidates, selecting the target businesses and structuring, negotiating and consummating our initial business combination.

Executive Officer and Director Compensation

None of our executive officers or directors have received any cash compensation for services rendered to us. No compensation of any kind, including finder’s and consulting fees, will be paid to our sponsors, executive officers or directors or any of their respective affiliates, for services rendered prior to the consummation of our initial business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable initial business combinations. After consummation of our initial business combination, our directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders in connection with the stockholder meeting to approve a proposed initial business combination. It is unlikely the amount of all such compensation will be known at the time of a stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with the company after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with the company may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with the company after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential initial business combination.

Director Independence

The                                  requires that a majority of our Board of Directors must be composed of ‘‘independent directors,’’ which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s Board of Directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our Board of Directors has determined that each of                                     ,                                    and                                     are independent directors as such term is defined under the rules of the                      and Rule 10A-3 of the Exchange Act. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

We will not enter into our initial business combination with an entity which is affiliated with any of our executive officers, directors, sponsors or senior advisors, unless we have obtained an opinion from an independent investment banking firm that is a member of FINRA, reasonably acceptable to J.P. Morgan Securities, Inc., and the approval of a majority of our independent directors that the initial business combination is fair to our unaffiliated stockholders from a financial point of view.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the Board of Directors, which will consist of                                     ,                                     and                                     , each of whom has been determined to be ‘‘independent’’ as defined by Rule 10A-3 of the Exchange Act and the rules of the                         . The audit committee’s duties, which will be specified in our Audit Committee Charter, will include, but will not be limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board of Directors whether the audited financial statements should be included in our annual report on Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements, including monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	reviewing proxy disclosure to ensure that it is in compliance with SEC rules and regulations;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•	approving reimbursement of expenses over $10,000 incurred by our management team in identifying potential target businesses.

Prior to our consummation of our initial business combination, the audit committee will also monitor compliance on a quarterly basis with the terms described below and the other material terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

There will be no fees or other cash payments paid to our initial stockholders, executive officers, directors, senior advisors or their affiliates prior to the consummation of our initial business combination (regardless of the type of transaction that it is) other than:

•	repayment of a non-interest bearing note totaling $100,000 in the aggregate made to us by the sole member of our sponsors to cover offering expenses; and

•	reimbursement for any out-of-pocket expenses related to identifying, investigating and consummating our initial business combination with one or more target businesses, none of which have been incurred to date.

Financial Expert on Audit Committee

The audit committee will at all times be composed exclusively of ‘‘independent directors’’ who, as required by the                                 , are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the                                          that the audit committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that results in the individual’s financial sophistication. The Board of Directors has determined that                                     satisfies the                         ’s definition of financial sophistication and also qualifies as an ‘‘audit committee financial expert,’’ as defined under rules and regulations of the SEC.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the Board of Directors, which will consist of                                     ,                                     and

                                    , each of whom has been determined to be ‘‘independent’’ under the rules of the                     . The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Nomination of Director Candidates

The                                  requires that nominees for election to our Board of Directors must be either selected, or recommended for selection by our full Board of Directors, by either a nominating committee comprised solely of our independent directors or by a majority of our independent directors. In addition, the                          requires that we adopt a formal written charter or resolution of our Board of Directors, as applicable, addressing the director nomination process.

A majority of our independent directors shall select, or recommend to our full Board of Directors for selection, all nominees for election to our Board of Directors. Our independent directors will recruit, review and nominate candidates for election to our Board of Directors, review candidates for election to our Board of Directors proposed by our stockholders and conduct appropriate inquiries into the background and qualifications of any such candidates. Our Board of Directors has adopted resolutions addressing the role of our independent directors in the director nomination process and our policy with regards to the consideration of director candidates proposed by our stockholders. Candidates for election to our Board of Directors will be reviewed by our independent directors in the context of the current composition of our Board of Directors, our current operating requirements and the long-term interests of our stockholders. In conducting this assessment, our independent directors will consider and evaluate each candidate for election to our Board of Directors based upon an assessment of the following criteria:

•	whether the candidate is independent pursuant to the requirements of the ;

•	whether the candidate is accomplished in his or her field and has a reputation, both personally and professionally, that is consistent with our image and reputation;

•	whether the candidate has the ability to read and understand basic financial statements and, if applicable, whether the candidate satisfies the criteria for being an ‘‘audit committee financial expert,’’ as defined under the rules and regulations of the SEC;

•	whether the candidate has relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise;

•	whether the candidate has knowledge of our company and issues affecting us;

•	whether the candidate is committed to enhancing stockholder value;

•	whether the candidate fully understands, or has the capacity to fully understand, the legal responsibilities of a director and the governance processes of a public company;

•	whether the candidate is of high moral and ethical character and would be willing to apply sound, objective and independent business judgment and to assume broad fiduciary responsibility;

•	whether the candidate would be willing to commit the required hours necessary to discharge the membership duties of our Board of Directors;

•	whether the candidate has any prohibitive interlocking relationships or conflicts of interest; and

•	whether the candidate is able to develop a good working relationship with other board members and contribute to the working relationship of our Board of Directors with our senior management.

Code of Ethics and Committee Charters

As of the date of this prospectus, we have adopted a code of ethics that applies to our executive officers, directors and employees and have filed forms of our code of ethics and our committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to, or waivers of, certain provisions of our code of ethics in a Current Report on Form 8-K.

Conflicts of Interest

In order to minimize potential conflicts of interest that may arise from multiple affiliations, each of our executive officers, directors and sponsors have agreed, until the earliest of our initial business combination, 24 months from the date of this prospectus (or up to 30 months if an extension is approved by our stockholders as described in this prospectus) or such time as he ceases to be an executive officer, director or, in the case of our sponsors, a stockholder, to present to our company for our consideration, prior to presentation to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest (meaning more than 50% of the voting interests of the target company) in a company that has an enterprise value greater than $500 million, subject to fiduciary duties owed by our executive officers as directors on the boards of directors of other entities (other than Angelo, Gordon and its majority-owned portfolio companies) on which they currently serve, which are identified in their biographies appearing under ‘‘Management—Directors and Executive Officers.’’ Despite the foregoing, our executive officers, directors and sponsors do not have to present to us any business combination opportunity involving the potential acquisition of a controlling interest in a financial advisor or an asset management business or real estate-related investments (although they have the option to do so if in their view the opportunity is more suitable to us due to size or other factors).

None of our directors and executive officers have previously been involved in blank check companies. However, each of our directors and executive officers may become involved with subsequent blank check companies similar to our company, although they have agreed not to participate in the formation of, or become an officer or director of, any other blank check company until our announcement of our signing a definitive agreement relating to an initial business combination.

Potential investors should also be aware of the following other potential conflicts of interest:

•	None of our executive officers and directors is required to commit his full time to our affairs, and accordingly, may have conflicts of interest in allocating his time among various business activities.

•	In the event we dissolve and liquidate because we fail to consummate our initial business combination, the shares and warrants owned by our initial stockholders will be worthless, resulting in potentially significant losses to them. Our initial stockholders’ desire to avoid rendering their securities worthless may result in a conflict of interest when they determine whether the terms, conditions and timing of a particular initial business combination are appropriate and in our public stockholders’ best interest, and the conflict of interest will increase as we approach the 24th month or 30th month, as applicable, following the consummation of this offering and have not consummated our initial business combination.

•	Our executive officers and directors may have a conflict of interest with respect to evaluating a particular initial business combination if the retention or resignation of any such executive officers and directors were included by a target business as a condition to any agreement with respect to an initial business combination.

•	Our senior advisors have no fiduciary obligations to us. As a result, they have no obligation to present business opportunities to us at all and will only do so if they believe it will not violate any fiduciary obligations they may have. For a description of our senior advisors’ other affiliations, please see ‘‘Proposed Business—Senior Advisors.’’

To minimize potential conflicts of interest, we will not consummate an initial business combination with an entity that is affiliated with our executive officers, directors, senior advisors or initial stockholders, including (1) an entity that is either a majority-owned portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is managed by or otherwise affiliated with such individuals, entities or their affiliates (including Angelo, Gordon), (2) an entity in which such individuals, entities or their affiliates are currently passive investors, (3) an entity in which such individuals, entities or their affiliates are currently officers or directors or (4) an entity in which such individuals, entities or their affiliates are currently invested through an investment vehicle controlled by them, unless, in each case, we have obtained an opinion from an independent investment banking firm that is a member of FINRA, reasonably acceptable to J.P. Morgan Securities, Inc. and the approval of a majority of our independent directors that the initial business combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, in no event will our sponsors or any of our existing executive officers, directors or senior advisors or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to the consummation of our initial business combination. In addition, conflicts of interest may arise when our Board of Directors evaluates a particular business opportunity with respect to these criteria. We cannot assure you that any of these conflicts will be resolved in our favor.

In general, executive officers and directors of a corporation incorporated under the laws of the state of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

In order to minimize potential conflicts of interests, our initial stockholders have agreed to vote the shares of founders’ common stock owned by them (1) in the same manner as the majority of the votes cast by our public stockholders at a duly held stockholder meeting in connection with the votes required to (a) approve our initial business combination and (b) approve an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement relating to, but have not yet consummated, our initial business combination and (2) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. Each of our initial stockholders and executive officers has also agreed to vote any shares acquired by them in this offering or in the aftermarket in favor of our initial business combination, in favor of any extension period and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination.

Limitation on Liability and Indemnification of Directors and Executive Officers

Our amended and restated certificate of incorporation will provide that our directors and executive officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation will provide that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions or derived an improper personal benefit from their actions as directors.

Our amended and restated by-laws also will permit us to secure insurance on behalf of any executive officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors’ and executive officers’ liability insurance that insures our directors and executive officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors and executive officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and executive officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and executive officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and executive officers.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our named executive officers;

•	each member of our Board of Directors at the completion of this offering; and

•	all our executive officers and directors as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a ‘‘beneficial owner’’ of a security if that person has or shares ‘‘voting power,’’ which includes the power to vote or to direct the voting of such security, or ‘‘investment power,’’ which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the sponsors’ warrants or founders’ warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Prior to Offering		After Offering(2)
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Common Stock	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Common Stock
Angelo, Gordon & Co., L.P.(3)	3,814,168	99.500%	3,316,668	9.950%
John M. Angelo(4)	-0-	*	-0-	*
Michael L. Gordon(4)	-0-	*	-0-	*
David N. Roberts	-0-	*	-0-	*
Fred Berger	-0-	*	-0-	*
Joseph R. Wekselblatt	-0-	*	-0-	*
Theodore I. Pincus(5)	19,166	*	16,666	*
All directors and executive officers as a group	19,166	*	16,666	*
Total	3,833,334	100.000%	3,333,334	10.000%
*	Less than one percent.
(1)	Unless otherwise indicated, the business address of each beneficial owner is c/o Angelo, Gordon & Co., L.P., 245 Park Avenue, 26th floor, New York, New York,10167.
(2)	Assumes no exercise of the underwriters’ option to purchase additional units and the resulting forfeiture of an aggregate of 500,000 founders’ common stock (without payment) held by our initial stockholders.
(3)	Represents (a) 1,907,084 shares of common stock owned of record by AG PE IV Acquisition, LLC and (b) 1,907,084 shares of common stock owned of record by AG Funds Acquisition, LLC. Upon effectiveness of the registration statement of which this prospectus forms a part, AG Private Equity Partners IV, L.P. will be the sole member of AG PE IV Acquisition, LLC, and AG Funds, L.P. will be the sole member of AG Funds Acquisition, LLC. Angelo, Gordon & Co., L.P. is the manager of each of AG PE IV Acquisition, LLC and AG Funds Acquisition, LLC. As such, Angelo, Gordon & Co., L.P. has voting and investment power over our shares held by AG PE IV Acquisition, LLC and AG Funds Acquisition, LLC. John M. Angelo and Michael L. Gordon, each of whom disclaims beneficial ownership of such shares, are the managing members of JAMG LLC, which is the general partner of AG Partners, L.P., which is the sole general partner of Angelo, Gordon & Co., L.P., and are the Chief Executive Officer and Chief Operating Officer, respectively, of Angelo, Gordon & Co., L.P. Each of AG Private Equity Partners IV, L.P., AG Funds, L.P. and each partner, officer and authorized person of Angelo, Gordon & Co., L.P. disclaims beneficial ownership of our shares. Does not include 6,633,334 shares of common stock issuable upon exercise of founders’ warrants (7,628,335 shares of common stock issuable upon exercise of founders’ warrants if the underwriters’ option to purchase additional units is exercised in full) and 4,000,000 shares of common stock issuable upon exercise of sponsors’ warrants, in each case, owned of record by AG PE IV Acquisition, LLC and AG Funds Acquisition, LLC.
(4)	John M. Angelo and Michael L. Gordon, each of whom disclaims beneficial ownership of our shares, are the managing members of JAMG LLC, which is the general partner of AG Partners, L.P., which is the sole general partner of Angelo, Gordon & Co., L.P., and are the chief executive officer and chief operating officer, respectively, of Angelo, Gordon & Co., L.P.
(5)	Does not include 33,332 shares of common stock issuable upon exercise of founders’ warrants (38,333 shares of common stock issuable upon exercise of founders’ warrants if the underwriters’ option to purchase additional units is exercised in full).

On April 14, 2008, our sponsors purchased an aggregate of 3,833,334 shares of founders’ common stock for an aggregate purchase price of $20,000 (or approximately $0.005 per share) and an aggregate of 7,666,668 founders’ warrants for an aggregate purchase price of $5,000, or approximately $0.0007 per founders’ warrant. Prior to the consummation of this offering, our sponsors intend to transfer at cost an aggregate of up to 57,500 shares of our founders’ common stock and up to 115,000 founders’ warrants to our independent directors.

Immediately after this offering (assuming no exercise of the underwriters’ option to purchase additional units), our initial stockholders will beneficially own 10% of the then-issued and outstanding shares of our common stock. Because of this ownership block, and assuming they are our largest stockholder following the offering, they may be able to influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

To the extent the underwriters do not exercise the option to purchase additional units, up to an aggregate of up to 500,000 shares of founders’ common stock and 1,000,000 founders’ warrants held by our initial stockholders will be subject to forfeiture (without payment). Our initial stockholders (assuming none of them purchase units in this offering) will be required to forfeit only a number of shares of founders’ common stock so that the number of founders’ shares will be equal to 10% of the total number of shares of common stock outstanding after this offering and only the number of founders’ warrants so that the number of shares of common stock underlying the founders’ warrants owned by our initial stockholders after this offering will be equal to 20% of the total number of shares of common stock outstanding after this offering.

Our initial stockholders have agreed to vote their founders’ common stock (1) in the same manner as the majority of the votes cast by our public stockholders at a duly held stockholder meeting in connection with the votes required to (a) approve our initial business combination and (b) approve an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement relating to, but have not yet consummated, our initial business combination and (2) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence as a part of any vote to approve our initial business combination. In addition, our initial stockholders have agreed that they will vote any shares of our common stock they purchase in this offering or in the aftermarket, including, with respect to our sponsors, those shares purchased pursuant to the limit orders described in this prospectus, in favor of our initial business combination, in favor of an extension of our corporate existence to up to 30 months from the date of this prospectus and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. Therefore, if they acquire shares in or after this offering, they must vote such shares in favor of the extension period or the proposed initial business combination and have, as a result, waived the right to exercise conversion rights for those shares.

In addition, prior to the consummation of this offering, our sponsors will enter into an agreement with J.P. Morgan Securities, Inc., in accordance with the guidelines of Rule 10b5-1 of the Exchange Act, pursuant to which they will place limit orders for an aggregate of up to $20 million of our common stock during the buyback period. These limit orders will require our sponsors to purchase any of our shares of common stock offered for sale (and not purchased by another investor) at or below a price equal to the per-share amount held in our trust account as reported in our initial preliminary proxy statement filed with the SEC relating to our initial business combination until the earlier of (1) the expiration of the buyback period or (2) the date such purchases reach $20 million in total. The purchase of such shares will be made by J.P. Morgan Securities, Inc. or another broker-dealer mutually agreed upon by J.P. Morgan Securities, Inc. and our sponsors. It is intended that such purchases will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law including Regulation M under the Exchange Act, which may prohibit or limit purchases pursuant to the limit order agreement in certain circumstances. Our sponsors will agree that they will not sell or transfer any shares of common stock purchased by them pursuant to the limit order agreement until 180 days after the date of the consummation of our initial business combination. Our sponsors have agreed that it will vote all such shares (1) in favor of our initial business combination, (2) in favor of an amendment to our amended and restated certificate of incorporation to provide for an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement relating to, but have not yet consummated, our initial business combination and (3) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination.

In addition, our initial stockholders will participate in any liquidation distributions with respect to any shares of common stock purchased by them in this offering or in the aftermarket, including, with respect to our sponsors, shares purchased pursuant to such limit orders described above, in the event we fail to consummate an initial business combination.

Our sponsors have entered into an agreement with us to purchase, at a price of $1.00 per warrant, sponsors’ warrants to purchase 4,000,000 shares of our common stock. Our sponsors are obligated to purchase such sponsors’ warrants from us simultaneously with the consummation of this offering. The sponsors’ warrants will be purchased separately and not in combination with common stock or in the form of units. The purchase price of the sponsors’ warrants will be added to the proceeds from this offering to be held in the trust account pending our consummation of our initial business combination. If we do not consummate our initial business combination within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), the proceeds of the sale of the sponsors’ warrants will become part of the distribution of the trust account to our public stockholders, and the sponsors’ warrants will expire worthless. The sponsors’ warrants are subject to the transfer restrictions described below. The sponsors’ warrants will not be redeemable by us as long as they are held by our sponsors or any of their permitted transferees. If the sponsors’ warrants are held by holders other than our sponsors or any of their permitted transferees, the sponsors’ warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. The sponsors’ warrants may also be exercised by our sponsors or any of their permitted transferees by paying cash or on a cashless basis. In addition, after the consummation of our initial business combination, the sponsors’ warrants and the underlying common stock shares will be entitled to registration rights under an agreement to be signed concurrently with the consummation of this offering. With the exception of the terms noted above, the sponsors’ warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Transfers of Securities by our Initial Stockholders and our Sponsors

The founders’ common stock, the founders’ warrants, the sponsors’ warrants and any shares of common stock and warrants purchased in this offering or issued upon exercise of the founders’ warrants and the sponsors’ warrants are each subject to transfer restrictions pursuant to lockup provisions in the letter agreements with us and J.P. Morgan Securities, Inc. to be entered into by our initial stockholders and our executive officers and directors. Those lockup provisions provide that shares of the founders’ common stock and the founders’ warrants (including the underlying securities) are not transferable or salable until 180 days after the consummation of our initial business combination. Furthermore, our sponsors may not transfer or sell the sponsors’ warrants until 30 days after our initial business combination. Despite the foregoing transfer restrictions, our initial stockholders may freely transfer our securities (1) to our executive officers, directors or senior advisors, any affiliates or family members of any of our executive officers, senior advisors or directors, any affiliates of our sponsors, including the present and any former members of our sponsors, (2) in the case of an initial stockholder (other than our sponsors), by gift to a member of the initial stockholder’s immediate family or to a trust, the beneficiary of which is a member of the initial stockholder’s immediate family, an affiliate of the initial stockholder or to a charitable organization, (3) in the case of an initial stockholder (other than our sponsors), by virtue of the laws of descent and distribution upon death of the initial stockholder (other than our sponsors), (4) with respect to our sponsors, by virtue of the laws of the state of Delaware or our sponsors’ limited liability company agreements upon dissolution of our sponsors, (5) in the case of an initial stockholder (other than our sponsors), pursuant to a qualified domestic relations order, (6) in the event of our liquidation prior to our consummation of our initial business combination or (7) in the event of our consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummation of our initial business combination; provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

In addition, in connection with the vote required to approve an initial business combination or any extension period, our initial stockholders have agreed to vote the shares of founders’ common stock owned by them (1) in the same manner as the majority of the votes cast by our public stockholders at a duly held stockholder meeting in connection with the votes required to (a) approve our initial business combination and (b) approve an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement relating to, but have not yet consummated, our initial business combination and (2) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. Each of our initial stockholders and executive officers has also agreed to vote any shares acquired by them in this offering or in the aftermarket in favor of our initial business combination, in favor of the extension period and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination.

Registration Rights

Concurrently with the consummation of this offering, we will enter into a registration rights agreement with our initial stockholders with respect to securities held by them from time to time, including the founders’ common stock, the founders’ warrants, the sponsors’ warrants and the underlying shares and, with respect to our sponsors, any shares purchased pursuant to the limit orders described in this prospectus. The registration rights agreement will provide that, in certain instances, the holders (and affiliates and other permitted transferees) of a majority of these securities may require us to register the resale of any of our securities held by them on a registration statement filed under the Securities Act. The registration rights will become exercisable with respect to the securities at any time after our initial business combination, provided that any such registration statement would not become effective until after the lock-up period applicable to the securities being registered. We will bear the expenses incurred in connection with filing any such registration statement. Under no circumstances will we be required to settle the founders’ warrants or sponsors’ warrants by paying cash. These stockholders, in certain instances, will be entitled to make up to three demands that we register such securities for resale on a registration statement filed under the Securities Act. In addition, these stockholders will have ‘‘piggy-back’’ registration rights to include their securities in other registration statements filed by us.

The holders of the warrants included in the units purchased in this offering will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and a related current prospectus available. Although the shares of common stock issuable pursuant to the sponsors’ warrants may or may not be issued pursuant to a registration statement, the warrant agreement provides that the sponsors’ warrants may not be exercised unless a registration statement relating to the common stock issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available. Under no circumstances will we be required to settle any warrant exercise by cash, whether by net exercise or otherwise.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 3, 2008, our sponsors purchased an aggregate of 2,800,000 shares of founders’ common stock and an aggregate of 7,460,000 founders’ warrants for an aggregate purchase price of $25,000 pursuant to a subscription agreement. On April 14, 2008, we amended and restated that subscription agreement, cancelled the shares and warrants previously issued, and issued to our sponsors an aggregate of 3,833,334 shares of founders’ common stock for an aggregate purchase price of $20,000 that was previously tendered pursuant to the original subscription agreement (or approximately $0.005 per share) and an aggregate of 7,666,668 of founders’ warrants for an aggregate purchase price of $5,000 that was previously tendered pursuant to the original subscription agreement (or approximately $0.0007 per warrant). Prior to the consummation of this offering, our sponsors intend to transfer at cost an aggregate of up to 57,500 shares of founders’ common stock and up to 115,000 founders’ warrants to our independent directors.

If the underwriters do not exercise all or a portion of their option to purchase additional units, our initial stockholders have agreed, pursuant to a written agreement with us, that they will forfeit (without payment) an aggregate of up to 500,000 shares of founders’ common stock and up to 1,000,000 founders’ warrants in proportion to the portion of the option to purchase additional units that was not exercised. If such units are forfeited, we would record the aggregate fair value of the common stock and warrants forfeited and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the forfeited units and the price paid to us for such forfeited units (which would be an aggregate total of approximately $20,000 for all 500,000 shares of founders’ stock and $5,000 for all 1,000,000 founders’ warrants). Upon receipt, such forfeited common stock and warrants would then be immediately cancelled, which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

If the size of this offering is increased or decreased, a stock dividend, reverse stock split or similar mechanism, as applicable, would be effectuated in order to maintain our initial stockholders’ ownership at a percentage of the number of shares to be sold in this offering.

Our sponsors have also committed, pursuant to a written subscription agreement with us, to purchase 4,000,000 warrants from us at a price of $1.00 per sponsors’ warrant in a private placement to take place simultaneously with the consummation of this offering. Each sponsors’ warrant entitles the holder to purchase one share of our common stock. The purchase price of the sponsors’ warrants will be added to the proceeds of this offering to be held in a trust account pending the consummation of our initial business combination. If we do not consummate our initial business combination within 24 months (or up to 30 months if our stockholders approve an extension) after the date of this prospectus, then the $4 million purchase price of the sponsors’ warrants will become part of the liquidating distribution to our public stockholders, and the sponsors’ warrants will expire worthless.

The sponsors’ warrants will not be transferable or salable by the purchasers (except (1) to our executive officers, directors or senior advisors, any affiliates or family members of any of our executive officers, senior advisors or directors, any affiliates of our sponsors, including the present and any former members of our sponsors, (2) by gift to a member of a holder’s immediate family or to a trust, the beneficiary of which is a member of the holder’s immediate family, an affiliate of our sponsors or to a charitable organization, (3) by virtue of the laws of descent and distribution upon death of any holder, (4) by virtue of the laws of the state of Delaware or our sponsors’ limited liability company agreements upon dissolution of our sponsors, (5) pursuant to a qualified domestic relations order, (6) in the event of our liquidation prior to our consummation of our initial business combination or (7) in the event of our consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummation of our initial business combination; provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions) until 30 days after we consummate our initial business combination, they will be exercisable at the option of the holder by paying cash or on a cashless basis, and will not be redeemable by us so long as they are held by our sponsors or any of their permitted transferees. In addition, after the consummation of our initial business combination, the sponsors’ warrants and the underlying common stock will be entitled to registration rights under an agreement to be signed concurrently with the consummation of this offering. With the exception of the terms noted above, the sponsors’ warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

In addition, prior to the consummation of this offering, our sponsors will enter into an agreement with J.P. Morgan Securities, Inc., in accordance with the guidelines of Rule 10b5-1 of the Exchange Act, pursuant to which they will place limit orders for an aggregate of up to $20 million of our common stock during the buyback period. These limit orders will require our sponsors to purchase any of our shares of common stock offered for sale (and not purchased by another investor) at or below a price equal to the per-share amount held in our trust account as reported in our initial preliminary proxy statement filed with the SEC relating to our initial business combination until the earlier of (1) the expiration of the buyback period or (2) the date such purchases reach $20 million in total. The purchase of such shares will be made by J.P. Morgan Securities, Inc. or another broker-dealer mutually agreed upon by J.P. Morgan Securities, Inc. and our sponsors. It is intended that such purchases will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law including Regulation M under the Exchange Act, which may prohibit or limit purchases pursuant to the limit order agreement in certain circumstances. Our sponsors will agree that they will not sell or transfer any shares of common stock purchased by them pursuant to the limit order agreement until 180 days after the date of the consummation of our initial business combination. Our sponsors have agreed that they will vote all such shares (1) in favor of our initial business combination, (2) in favor of an amendment to our amended and restated certificate of incorporation to provide for an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement relating to, but have not yet consummated, our initial business combination and (3) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination. In addition, our initial stockholders will participate in any liquidation distributions with respect to any shares of common stock purchased by them in this offering or in the aftermarket, including, with respect to our sponsors, shares purchased pursuant to such limit orders in the event we fail to consummate an initial business combination.

In order to minimize potential conflicts of interest that may arise from multiple affiliations, each of our executive officers, directors and sponsors have agreed, until the earliest of our initial business combination, 24 months from the date of this prospectus (or up to 30 months if an extension is approved by our stockholders as described in this prospectus) or such time as he ceases to be an executive officer, director or, in the case of our sponsors, a stockholder, to present to our company for our consideration, prior to presentation to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest (meaning more than 50% of the voting interests of the target company) in a company that has an enterprise value greater than $500 million, subject to fiduciary duties owed by our officers as directors on the boards of directors of other entities (other than Angelo, Gordon and its majority-owned portfolio companies) on which they currently serve, which are identified in their biographies appearing under ‘‘Management—Directors and Executive Officers.’’ Despite the foregoing, our executive officers, directors and sponsors do not have to present to us any business combination opportunity involving the potential acquisition of a controlling interest in a financial advisor or an asset management business or real estate-related investments (although they have the option to do so if in their view the opportunity is more suitable to us due to size or other factors).

Other than the out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable initial business combinations, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our sponsors, executive officers, directors or senior advisors or to any of their respective affiliates, prior to our initial business combination (regardless of the type of transaction that it is). We will reimburse our management team and our senior advisors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and initial business combinations. There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the amount of available proceeds not deposited in the trust account and the interest income of up to $4 million on the balance in the trust account (net of taxes payable on such interest), such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination. Our audit committee will review and approve all individual disbursements above $10,000 made to our executive officers, directors, senior advisors and affiliates, and any payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with the interested director or directors abstaining from such review and approval.

As of the date of this prospectus, the sole member of our sponsors has advanced to us an aggregate of $100,000 to cover expenses related to this offering. The note will be payable without interest on the earlier of December 31, 2008 or the consummation of this offering. We intend to repay this note from the proceeds of this offering not being placed in the trust account.

Angelo, Gordon will commit in an agreement with us that certain of its employees, including Mr. Feinberg and Ms. Thomas-Graham, two of our senior advisors, will consult with us from time to time regarding potential target businesses and assist with the due diligence of the target businesses for us. None of these individuals are required to commit any specified amount of time to our affairs. Angelo, Gordon will agree to make these individuals available at no cost to us, except that we may reimburse them for out-of-pocket expenses, such as travel costs, that they may incur. Pursuant to this agreement, supporting our efforts is part of the employment duties of such individuals to Angelo, Gordon. The agreement will also provide that we will have access to Angelo, Gordon’s other resources and infrastructure.

After our initial business combination, members of our management team and our senior advisors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of all such compensation will be known at the time of a stockholder meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of this determination in a Current Report on Form 8-K, as required by the SEC.

All ongoing and future transactions between us and any member of our management team, our senior advisors or his or her respective affiliates, including loans by members of our management team, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by our audit committee which will have access, at our expense, to our attorneys or independent legal counsel. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

We, our sponsors and Angelo, Gordon have agreed that we and they will not, and will not permit any of our respective affiliates that we or they control to, pay or cause to be paid any consideration to or for the benefit of any public stockholder for or as an inducement to any vote for approval of our initial business combination (including payments of money, transfers of securities or purchases of securities) unless such consideration inures on an equal basis to the benefit of all public stockholders who do not convert their shares in connection with the stockholder vote to approve our initial business combination.

We will enter into a registration rights agreement with respect to the founders’ common stock, the founders’ warrants and the sponsors’ warrants and the underlying securities and, with respect to our sponsors, any shares purchased pursuant to the limit orders described in this prospectus, which is described under the heading ‘‘Principal Stockholders—Registration Rights.’’

Our initial stockholders are our ‘‘promoters’’ as that term is defined under federal securities laws.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. As of the date of this prospectus, 3,833,334 shares of common stock are outstanding. No shares of preferred stock are currently outstanding. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you. For a complete description, you should refer to our amended and restated certificate of incorporation and amended and restated by-laws, which we intend to adopt prior to the consummation of this offering and which will be filed as exhibits to the registration statement of which this prospectus is a part and to the applicable provisions of the DGCL.

Public Stockholders’ Units

Each unit consists of one share of common stock and three-quarters (3/4) of one warrant. Each whole warrant entitles the holder to purchase one share of common stock. Warrants may be exercised only in increments of one whole warrant. Because each unit offered hereby includes three-quarters (3/4) of one warrant, holders will need to purchase units in increments of four in order to exercise all their warrants. The common stock and warrants comprising the units will begin separate trading on the 35th day after the date of this prospectus unless J.P. Morgan Securities, Inc. informs us of the underwriters’ decision that an earlier date is acceptable, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. In no event will the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing that such separate trading will begin. We will file a Current Report on Form 8-K, which includes this audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the underwriters’ option to purchase additional units, if the underwriters’ option to purchase additional units is exercised prior to the filing of the Current Report on Form 8-K. If the underwriters’ option to purchase additional units is exercised after our initial filing of a Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ option to purchase additional units.

Founders’ Equity

On April 14, 2008, our sponsors purchased an aggregate of 3,833,334 shares of our common stock for an aggregate purchase price of $20,000 (or approximately $0.005 per share). Prior to the consummation of this offering, our sponsors intend to transfer at cost an aggregate of up to 57,500 shares to our independent directors. The aggregate total of 3,833,334 shares of founders’ common stock includes an aggregate of up to 500,000 shares of founders’ common stock that are subject to forfeiture (without payment) to the extent that the option to purchase additional units is not exercised by the underwriters. Our initial stockholders (assuming none of them purchase units in this offering) will be required to forfeit only a number of shares of founders’ common stock so that the number of founders’ shares will be equal to 10% of the total number of shares of common stock outstanding after this offering and only the number of founders’ warrants so that the number of shares of common stock underlying the founders’ warrants owned by our initial stockholders and their permitted transferees after this offering will be equal to 20% of the total number of shares of common stock outstanding after this offering. The founders’ common stock and the founders’ warrants are identical to the common stock and the warrants being sold as part of the units in this offering, except that:

•	up to an aggregate of 500,000 shares of founders’ common stock and 1,000,000 founders’ warrants are subject to forfeiture (without payment) by our initial stockholders to the extent that the underwriters’ option to purchase additional units is not exercised by the underwriters;

•	the founders’ common stock and the founders’ warrants are subject to certain transfer restrictions described below;

•	the founders’ warrants will become exercisable upon the date that is 180 days after the date of the consummation of our initial business combination, provided that the last sales price of our common stock equals or exceeds $12.50 per share for any 20 trading days within any 30-trading day period commencing at least 30 days after the consummation of our initial business combination, and provided there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in this offering and a related current prospectus is available;

•	the founders’ warrants may be exercised at the discretion of the holder by paying cash or on a cashless basis and will not be redeemable by us as long as they are held by our initial stockholders or any of their permitted transferees;

•	the exercise price of the founders’ warrants is $9.00;

•	our initial stockholders have agreed to vote the founders’ common stock (1) in the same manner as the majority of the votes cast by our public stockholders at a duly held stockholder meeting in connection with the votes required to (a) approve our initial business combination and (b) approve an extension of our corporate existence to up to 30 months from the date of this prospectus in the event we have entered into a definitive agreement relating to, but have not yet consummated, our initial business combination and (2) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination;

•	our initial stockholders will not be able to exercise conversion rights with respect to the founders’ common stock; and

•	our initial stockholders have agreed to waive their rights to participate in any liquidation distributions with respect to the founders’ common stock if we fail to consummate an initial business combination.

Our initial stockholders have agreed not to sell or otherwise transfer (except to permitted transferees as described in this prospectus under the heading ‘‘Principal Stockholders,’’ who must agree to be bound by the same transfer restrictions and voting, waiver and forfeiture provisions) any of the founders’ common stock or the founders’ warrants (including the underlying securities) until 180 days after the date of the consummation of our initial business combination.

In connection with the vote required for consummating our initial business combination or extending the time period to up to 30 months within which we must consummate an initial business combination, our initial stockholders will vote (1) the founders’ common stock in accordance with the votes constituting the majority of the votes cast by our stockholders with respect to the vote on our initial business combination, and in accordance with the majority of our outstanding shares of common stock with respect to the vote on an extension period, (2) any shares acquired in this offering or the aftermarket, and with respect to our sponsors, those shares purchased pursuant to the limit orders described in this prospectus, in favor of our initial business combination or the extension period and (3) all shares of the company owned by them in favor of an amendment to our amended and restated certificate of incorporation providing for our perpetual existence. Accordingly, our initial stockholders will not be able to exercise conversion rights with respect to the 3,833,334 shares of founders’ common stock. In connection with the vote required for any initial business combination or the extension period, a majority of our issued and outstanding common stock (whether or not held by public stockholders) will constitute a quorum. If any other matters are voted on by our stockholders at an annual or special meeting, our initial stockholders may vote all of their shares, whenever acquired, as they see fit.

In addition, our initial stockholders are entitled to registration rights with respect to the founders’ common stock and the founders’ warrants under an agreement to be signed concurrently with the consummation of this offering as described in this prospectus.

Common Stock

As of the date of this prospectus, there were 3,833,334 shares of our common stock outstanding, all of which were held of record by our sponsors. This includes an aggregate of up to 500,000 shares of common stock that are subject to forfeiture without payment by our initial stockholders to the extent that the underwriters’ option to purchase additional units is not exercised in full so that our initial stockholders will collectively own 10% of our issued and outstanding shares immediately after this offering (assuming none of our initial stockholders purchase units in this offering). Upon the consummation of this offering, 33,333,334 shares of our common stock will be outstanding (assuming no exercise of the underwriters’ option to purchase additional units). Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of record of shares of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefore.

Our Board of Directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Our amended and restated certificate of incorporation, which we intend to adopt prior to the consummation of this offering, contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	upon the consummation of this offering, $293.9 million, or $338.2 million if the underwriters’ option to purchase additional units is exercised in full (including $4 million from the sale of the sponsors’ warrants and $12 million in the deferred underwriting discount or $13.8 million if the underwriters’ option to purchase additional units is exercised in full) will be placed into the trust account;

•	we shall submit any proposed initial business combination or extension of the time period within which we must consummate our initial business combination to our stockholders for approval prior to consummating our initial business combination;

•	public stockholders who exercise their conversion rights and vote against our initial business combination or a proposed extension of the time period within which we must consummate our initial business combination may convert their shares into a pro rata share of the aggregate amount then on deposit in the trust account if the initial business combination or the extension period is approved and, in the case of the initial business combination, is also consummated; provided that a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a ‘‘group,’’ will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering;

•	we will consummate an initial business combination only if it has a fair market value equal to at least 80% of the amount held in the trust account (excluding the deferred underwriting discount of $12 million or $13.8 million if the underwriters’ option to purchase additional units is exercised in full) at the time of the signing of a definitive agreement in connection with our initial business combination;

•	we will consummate an initial business combination only if we acquire a controlling interest in the target business;

•	we may not consummate any business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

•	prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account or that votes as a class with the common stock sold in this offering on an initial business combination;

•	we will consummate our initial business combination only if (1) the initial business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholder meeting, (2) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock and (3) public stockholders owning less than 35% of the shares of common stock sold in this offering, on a cumulative basis, including the shares as to which conversion rights were exercised in connection with the stockholder vote, if any, required to approve an extension of the time period within which we must consummate our initial business combination and the stockholder vote required to approve our initial business combination, both vote against the initial business combination and exercise their conversion rights; and

•	if we do not consummate our initial business combination within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), our corporate purposes and powers will immediately thereupon be limited to acts and activities related to liquidating and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities.

Our amended and restated certificate of incorporation will require that prior to the consummation of our initial business combination we obtain the consent of the holders of at least 90% of the voting power of our outstanding common stock to amend these provisions, except with respect to the extension to consummate our initial business combination, which will require approval of the majority of the outstanding shares of common stock.

If we do not consummate our initial business combination within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), our corporate existence will automatically cease except for the purposes of winding up our affairs and liquidating. This has the same effect as if our Board of Directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the DGCL. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the DGCL removes the necessity to obtain formal stockholder approval of our dissolution and liquidation and to file a certificate of dissolution with the Delaware Secretary of State. At the time we submit a proposed initial business combination to our stockholders for approval, we will also submit to them a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing these limitations on our corporate existence. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence will require the affirmative vote of a majority of our outstanding shares of common stock.

The underwriters have agreed to waive their rights to their deferred underwriting discount held in the trust account in the event of our failure to consummate our initial business combination within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), and in such event, such amounts will be included within the amounts of the funds held in the trust account that will be available for distribution to the public stockholders. Our initial stockholders have agreed to waive their rights to participate in any liquidation distributions with respect to the funds held in the trust account if we fail to consummate our initial business combination within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), but only with respect to the founders’ common stock. Additionally, if we fail to consummate our initial business combination within 24 months from the date of this prospectus (or up to 30 months if extended pursuant to a stockholder vote as described in this prospectus), the founders’ warrants and the sponsors’ warrants will also expire worthless.

Our stockholders have no conversion, preemptive or other subscription rights, and there are no sinking fund or conversion provisions applicable to the common stock, except that eligible public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account plus any interest earned thereon then held in the trust account if they vote against the initial business combination or the extension period and the initial business combination or the extension period is approved and, in the case of the initial business combination, consummated. Public stockholders who convert their shares of common stock into their pro rata share of the trust account will retain the right to exercise any warrants they own if they previously purchased units or warrants.

The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

Preferred Stock

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board of Directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board of Directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board of Directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Our amended and restated certificate of incorporation prohibits us, prior to our initial business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account or which votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to consummate our initial business combination. We have no preferred stock outstanding as of the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public stockholders’ warrants

Each warrant initially entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as described in this prospectus, at any time commencing on the later of 12 months from the date of this prospectus or the consummation of our initial business combination.

However, the warrants will be exercisable only if a registration statement relating to the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating thereto is available. The warrants purchased in this offering will expire five years from the date of this prospectus at 5:00 p.m., New York time, or earlier upon redemption.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the reported last sale price of the common stock on the equals or exceeds $12.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating thereto is available throughout the 30-day redemption period. The underwriters do not have any consent rights in connection with our exercise of our redemption rights.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his warrants prior to the scheduled redemption date. However, the price of the common stock may fall below the $12.00 redemption trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that exercises his warrants thereafter to do so on a ‘‘cashless basis,’’ although the public stockholders are not eligible to do so at their own option. In the event our management choose to require a ‘‘cashless exercise,’’ all exercising holders of warrants would pay the exercise price by surrendering his warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ (defined below) by (y) the fair market value. The ‘‘fair market value’’ means the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the ‘‘fair market value’’ in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, our initial stockholders and their respective transferees would still be entitled to exercise their founders’ warrants and sponsors’ warrants, as applicable, by paying cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock, including any voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to the issuance of our common stock underlying the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. We are not registering the issuance of our shares of common stock underlying the warrants at this time. However, under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to file a registration statement covering such shares and maintain a current prospectus relating to the issuance of our common stock underlying the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the issuance of our common stock underlying the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the issuance of our common stock underlying the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Founders’ warrants

The exercise price of the founders’ warrants is $9.00. The founders’ warrants will become exercisable upon the date that is 180 days after the consummation of our initial business combination, provided that the last sales price of our common stock equals or exceeds $12.50 per share for any 20 trading days within any 30-trading day period beginning at least 30 days after the consummation of our initial business combination and there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in this offering and a related prospectus is available. The founders’ warrants may be exercised by paying cash or on a cashless basis, at the option of the holder, and will not be redeemable by us as long as they are held by the initial stockholders or any of their permitted transferees. The founders’ warrants are not transferable, assignable or salable (except to our executive officers and directors and other persons or entities affiliated with our sponsors, each of whom will be subject to the same transfer restrictions) until 180 days after the consummation of our initial business combination. In addition, the founders’ warrants and underlying shares of common stock are entitled to registration rights under an agreement to be signed concurrently with the consummation of this offering. With the exception of the terms noted above, the founders’ warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Sponsors’ warrants

The sponsors’ warrants will not be transferable or salable by the purchasers (except (1) to our executive officers, directors or senior advisors any affiliates or family members of any of our executive officers, directors or senior advisors any affiliates of our sponsors, including the present and any former members of our sponsors, (2) by gift to a member of a holder’s immediate family or to a trust, the beneficiary of which is a member of the holder’s immediate family, an affiliate of our sponsors or to a charitable organization, (3) by virtue of the laws of descent and distribution upon death of any holder, (4) by virtue of the laws of the state of Delaware or our sponsors’ limited liability company agreements upon dissolution of our sponsor, (5) pursuant to a qualified domestic relations order, (6) in the event of our liquidation prior to our consummation of our initial business combination or (7) in the event of our consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummation of our initial business combination; provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions) until 30 days after we consummate our initial business combination, they will be exercisable at the option of the holder by paying cash or on a cashless basis and will not be redeemable by us so long as they are held by our sponsors or their affiliates or other permitted transferees. In addition, after the consummation of our initial business combination, the sponsors’ warrants and the underlying common stock will be entitled to registration rights under an agreement to be signed concurrently with the consummation of this offering. With the exception of the terms noted above, the sponsors’ warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

If holders of the sponsors’ warrants elect to exercise their sponsors’ warrants on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ (defined below) by (y) the fair market value. The ‘‘fair market value’’ means the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. The reason that we have agreed that these warrants will be exercisable on a cashless basis as long as they are held by our initial stockholders or their affiliates and permitted transferees is because it is not known at this time whether they will be affiliated with us following our initial business combination. If they remain affiliated with us, their ability to sell our securities in the aftermarket will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the aftermarket in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In addition, our sponsors are entitled to registration rights with respect to the sponsors’ warrants under a registration rights agreement to be signed concurrently with the consummation of this offering. Management does not believe that the sale of the warrants to our sponsors will result in the recognition of stock-based compensation expense because the sponsors’ warrants are being sold at or below fair value. However, the actual fair value of the sponsors’ warrants and any stock-based compensation will be determined on the date of issuance.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the consummation of our initial business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after our initial business combination is consummated. The payment of any dividends subsequent to our initial business combination or the distribution in full of the trust account will be within the discretion of our then-Board of Directors. It is the present intention of our Board of Directors to retain any earnings for use in our business operations, and accordingly, we do not anticipate the Board of Directors declaring any dividends in the foreseeable future. Further, any credit agreements we enter into in connection with our initial business combination may restrict or prohibit payment of dividends.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is American Stock Transfer & Trust Company. We have agreed to indemnify American Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in those capacities, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws

Staggered Board of Directors

Our amended and restated certificate of incorporation provides that our Board of Directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our Board of Directors only by successfully engaging in a proxy contest at two or more annual meetings. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, in which case, all of the current directors will continue in office until at least the consummation of our initial business combination.

No action by stockholders without a meeting

Our amended and restated certificate of incorporation and amended and restated by-laws prohibit stockholders from taking action other than by a duly convened meeting of the stockholders after the consummation of this initial public offering.

Special meeting of stockholders

Our amended and restated by-laws provide that special meetings of our stockholders may be called only by our chairman or president, or our Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. ‘‘Whole Board’’ means the total number of directors our Board of Directors would have if there were no vacancies on the Board of Directors.

Advance notice requirements for stockholder proposals and director nominations

Our amended and restated by-laws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the consummation of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our amended and restated by-laws also specify certain requirements as to the form and content of a stockholder meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities Eligible for Future Sale

Immediately after this offering (assuming no exercise of the underwriters’ option to purchase additional units and the forfeiture of 500,000 shares held by our initial stockholders), we will have 33,333,334 shares of common stock outstanding. Of these shares, the 30,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,333,334 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. However, as described below, the SEC has taken the position that these securities would not be eligible for transfer under Rule 144 immediately following the consummation of this offering.

Rule 144

The SEC adopted amendments to Rule 144 which became effective on February 15, 2008 and apply to securities acquired both before and after the effective date. Under these amendments, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months is entitled to sell their securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, are subject to additional restrictions, by which such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of shares of common stock then outstanding, which will equal 333,333 shares immediately after this offering (or 383,333 if the underwriters exercise their option to purchase additional units in full); or

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales must also comply with the manner of sale and notice provisions of Rule 144.

Restrictions on the use of Rule 144 by shell companies or former shell companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144 our initial stockholders will be able to sell the founders’ common stock and sponsors’ warrants (and underlying common stock) freely without registration one year after we have consummated our initial business combination.

Registration rights

The holders of the founders’ common stock, the founders’ warrants and the sponsors’ warrants (and any shares of common stock issuable upon the exercise of any of the foregoing) and, with respect to our sponsors, any shares purchased pursuant to the limit orders described in this prospectus will be entitled to registration rights pursuant to a registration rights agreement to be signed concurrently with the consummation of this offering. The holders of the majority of these securities are entitled to make up to three demands that we register such securities. The holders of a majority of these securities can elect to exercise these registration rights at any time after we consummate an initial business combination. In addition, the holders have certain ‘‘piggy-back’’ registration rights with respect to registration statements filed subsequent to our consummation of an initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. Under no circumstances will we be required to settle the founders’ warrants or the sponsors’ warrants by paying cash.

Listing

We intend to apply to have our units listed on the                                          under the symbol ‘‘    .U’’ and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the                              under the symbols ‘‘    ’’ and ‘‘    .WS,’’ respectively.

Based upon the proposed terms of this offering, after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section      of the                             , which consist of the following:

•	stockholders’ equity of at least $ million;

•	total market capitalization of at least $ million;

•	aggregate market value of publicly held shares of at least $ million;

•	minimum public distribution of at least units with a minimum of public holders; and

•	a minimum market price of $ per unit.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

This is a general summary of the material U.S. federal tax consequences of the acquisition, ownership and disposition of our units, common stock and warrants, which we refer to collectively as our securities, purchased pursuant to this offering. This discussion assumes that public stockholders will hold our securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code. This discussion does not address all aspects of U.S. federal taxation that may be relevant to a public stockholder in light of such public stockholder’s particular circumstances. In addition, this discussion does not address (1) U.S. gift or estate tax laws except to the limited extent set forth below, (2) state, local or foreign tax consequences, (3) the special tax rules that may apply to certain public stockholders, including without limitation banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers subject to the alternative minimum tax provisions of the Code, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, or U.S. expatriates or former long-term residents of the United States, or (4) the special tax rules that may apply to a public stockholder that acquires, holds, or disposes of our securities as part of a straddle, hedge, wash sale (except to the limited extent described below), constructive sale or conversion transaction or other integrated investment. Additionally, this discussion does not consider the tax treatment of partnerships (including entities treated as partnerships for U.S. federal tax purposes) or other pass-through entities or persons who hold our securities through such entities. The tax treatment of a partnership and each partner thereof generally will depend upon the status and activities of the partnership and such partner. Thus, partnerships, other pass-through entities and persons holding our securities through such entities should consult their own tax advisors.

This discussion is based on current provisions of the Code, U.S. Treasury regulations promulgated under the Code, judicial opinions, and published rulings and procedures of the U.S. Internal Revenue Service, or the IRS, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed below, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this ‘‘Material U.S. Federal Tax Considerations’’ section only, the term ‘‘U.S. Person’’ means a person that is, for U.S. federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any State thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. Person. As used in this discussion, the term ‘‘U.S. holder’’ means a beneficial owner of our securities that is a U.S. Person and the term ‘‘non-U.S. holder’’ means a beneficial owner of our securities (other than an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. Person.

Each prospective investor is urged to consult its own tax advisors with respect to the U.S. federal, state, local and foreign tax consequences to such investor of the acquisition, ownership and disposition of our securities.

General

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and three-quarters of one warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the three-quarter warrant based on their respective relative fair market values. A holder’s initial tax basis in the common stock and the three-quarter warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

The foregoing treatment of the common stock and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the U.S. federal, state, local and any foreign tax consequences of an investment in a unit (including alternative characterizations of a unit). Unless otherwise stated, the following discussions are based on the assumption that the characterization of the common stock and warrants described above is accepted for U.S. federal tax purposes.

U.S. Holders

Taxation of distributions

If we pay cash distributions to U.S. holders of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under ‘‘U.S. Holders—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock’’ below.

Dividends paid to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met and the U.S. holder refrains from making certain elections, dividends paid to a non-corporate U.S. holder generally will constitute ‘‘qualified dividends’’ that will be subject to tax at the maximum tax rate accorded to capital gains (currently 15 percent) for tax years beginning before January 1, 2011, after which the rate applicable to dividends is currently scheduled to return to the tax rate generally applicable to ordinary income. There is a possibility that the conversion rights with respect to the common stock, described above under ‘‘Proposed Business— Consummating our Initial Business Combination—Conversion rights,’’ may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income.

Gain or loss on sale, exchange or other taxable disposition of common stock

In general, a U.S. holder must treat any gain or loss recognized upon a sale, exchange or other taxable disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the disposed of common stock exceeds one year. There is uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under ‘‘Proposed Business—Consummating our Initial Business Combination— Conversion rights,’’ may suspend the running of the applicable holding period for this purpose. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market values of the common stock and the three-quarter warrant included in the unit) and (2) the U.S. holder’s adjusted tax basis in the disposed of common stock. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a share of common stock) less any prior distributions treated as a return of capital, as described above. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum rate of 15 percent for tax years beginning before January 1, 2011, after which the maximum long-term capital gains rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to limitations, as is the deduction for losses realized upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Conversion of common stock

In the event that a U.S. holder converts our common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If that redemption qualifies as a sale of common stock by the U.S. holder under Section 302 of the Code, the U.S. holder will be treated as described under ‘‘U.S. Holders—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock’’ above. Whether that redemption qualifies for sale treatment will depend largely on the percentage of our common stock treated as held by the U.S. holder (including any common stock constructively owned by the U.S. holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is ‘‘substantially disproportionate’’ with respect to the U.S. holder, (2) results in a ‘‘complete termination’’ of the U.S. holder’s interest in us, or (3) is ‘‘not essentially equivalent to a dividend’’ with respect to the U.S. holder.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock it actually owns, but also shares of our stock that it constructively owns. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which generally would include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the conversion. There will be a complete termination of a U.S. holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the U.S. holder are converted or (2) all of the shares of our stock actually owned by the U.S. holder are converted and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a ‘‘meaningful reduction’’ of the U.S. holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a ‘‘meaningful reduction.’’ A U.S. holder should consult with its own tax advisors as to the tax consequences of an exercise of the conversion right.

If the redemption does not qualify as a sale under Section 302 of the Code by satisfying one of the tests described above, then the conversion will be treated as a corporate distribution and the tax effects will be as described under ‘‘U.S. Holders—Taxation of Distributions’’ above. After the application of those rules, any remaining tax basis of the U.S. holder in the converted common stock will be added to the U.S. holder’s adjusted tax basis in any remaining shares of our common stock, or, if it has no remaining common stock, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other shares of our common stock constructively owned by it.

U.S. holders who actually or constructively own five percent (or, if our common stock is not publicly-traded, one percent) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock, and such U.S. holders should consult with their own tax advisors in that regard.

Exercise of a warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder will not be required to recognize taxable gain or loss upon exercise of a warrant. The U.S. holder’s tax basis in the share of our common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under ‘‘—General’’) and the exercise price (i.e., $7.50 per share of our common stock, subject to adjustment as described in this prospectus). The U.S. holder’s holding period in our common stock received upon exercise of the warrant will begin on the date following the date of exercise (or possibly the date of exercise) and will not include the period during which the U.S. holder held the warrant.

If, upon exercise of a warrant, a U.S. holder would be entitled to receive a fractional interest in a share of our common stock, we will, upon exercise, round up to the nearest whole number the number of shares of our common stock to be issued to the U.S. holder. If we have paid dividends with respect to our common stock within three years of such an exercise, it is possible that the difference between the rounded up number of shares and the fractional interest of the share could be treated as a taxable share dividend. Accordingly, U.S. holders should consult their own tax advisors regarding the tax consequences of exercising warrants.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is a non-recognition event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the common stock received would equal the holder’s basis in the warrant. If the cashless exercise were treated as a non-recognition event, a U.S. holder’s holding period in the common stock would begin on the date following the date of exercise (or possibly the date of exercise). In contrast, if the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which a U.S. holder would recognize gain or loss. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of shares of common stock having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised. A U.S. holder’s holding period for the common stock would begin on the date following the date of exercise (or possibly the date of exercise) of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, exchange, redemption or expiration of a warrant

Upon a sale, exchange (other than by exercise), redemption, or expiration of a warrant, a U.S. holder will be required to recognize gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market values of the warrant and the common stock included in the unit) and (2) the U.S. holder’s tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under ‘‘—General’’). Such gain or loss generally would be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Non-U.S. Holders

Taxation of distributions

In general, any distributions we make to a non-U.S. holder of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, we generally will be required to withhold tax from the gross amount of the dividend at a rate of 30 percent, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in our common stock and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under ‘‘Non-U.S. Holders— Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants’’ below. In addition, if we determine that we are likely to be classified as a ‘‘U.S. real property holding corporation’’ (see ‘‘Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants’’ below), we will withhold ten percent of any distribution that exceeds our current and accumulated earnings and profits, which withheld amount may be claimed by the non-U.S. holder as a credit against the non-U.S. holder’s U.S. federal income tax liability.

Dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder) generally will not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Persons. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a ‘‘branch profits tax’’ at a rate of 30 percent (or such lower rate as may be specified by an applicable income tax treaty).

Gain on sale, exchange or other taxable disposition of common stock and warrants

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, exchange or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:

•	the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	we are or have been a ‘‘U.S. real property holding corporation’’ for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for the security disposed of, and, generally, in the case where shares of our common stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or indirectly or constructively, more than five percent of our common stock or warrants, as applicable, at any time within the shorter of the five-year period ending on the date of disposition or such non-U.S. holder’s holding period for the securities disposed of. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first and third bullet points above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional 30 percent ‘‘branch profits tax.’’ Gain described in the second bullet point above (which may be offset by U.S. source capital losses) will be subject to a flat 30 percent U.S. federal income tax. The gross proceeds from transactions that generate gains described in the third bullet point above generally will be subject to a ten percent withholding tax, which withheld amount may be claimed by the non-U.S. holder as a credit against the non-U.S. holder’s U.S. federal income tax liability. Non-U.S. holders should consult any income tax treaties applicable to them, as those treaties that may provide for different rules.

We currently are not a U.S. real property holding corporation. However, we can provide no assurance that we will not become a U.S. real property holding corporation in the future (for example, after we consummate an initial business combination). We will be classified as a U.S. real property holding corporation if the fair market value of our ‘‘U.S. real property interests’’ equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Each non-U.S. holder should consult its own tax advisors as to whether the warrants will be treated as ‘‘U.S. real property interests’’ and the tax consequences resulting from such treatment.

Exercise of a warrant

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. holder, as described under ‘‘U.S. Holders—Exercise of a Warrant’’ above.

Conversion of common stock

The characterization for U.S. federal income tax purposes of a non-U.S. holder’s conversion of our common stock into a right to receive cash pursuant to an exercise of a conversion right generally will correspond to the U.S. federal income tax characterization of the exercise of such a conversion right by a U.S. holder, as described under ‘‘U.S. Holders—Conversion of Common Stock’’ above, and the consequences of the conversion to the non-U.S. holder will be as described above under ‘‘Non-U.S. Holders—Taxation of Distributions’’ and ‘‘Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants,’’ as applicable.

Possible Constructive Dividends

If an adjustment is made to the number of shares of common stock for which a warrant may be exercised or to the exercise price of a warrant, the adjustment may, under certain circumstances, result in a constructive distribution that could be taxable as a dividend to the holder of the warrant. Conversely, the absence of an appropriate anti-dilution adjustment may result in a constructive distribution that could be taxable as a dividend to the holders of shares of our common stock.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each holder the amount of dividends or other distributions we pay to such holder on shares of our common stock and the amount of tax withheld with respect to those distributions, regardless of whether withholding is required. In the case of a non-U.S. holder, the IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which the non-U.S. holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The gross amount of dividends and proceeds from the disposition of our common stock or warrants paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be subject to backup withholding at the applicable rate (currently 28 percent).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale by a non-U.S. holder of common stock or warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells common stock or warrants through a U.S. broker or the U.S. office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to such holder, unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN) to the broker of its status as a non-U.S. holder or such non-U.S. holder is an exempt recipient. Information reporting (but not backup withholding) also would apply if a non-U.S. holder sells common stock or warrants through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless in any such case the broker has documentary evidence that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules may be refunded or credited against the holder’s U.S federal income tax liability, if any, by the IRS if the required information is furnished to the IRS in a timely manner.

Federal Estate Tax

Shares of our common stock or warrants owned or treated as owned by an individual who is not a U.S. citizen or resident (as specifically defined for U.S. federal estate tax purposes) at the time of his or her death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

UNDERWRITING

We intend to offer the units described in this prospectus through the underwriters. J.P. Morgan Securities, Inc. is acting as sole manager of this offering and as representative of the underwriters. We have entered into a firm commitment underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has agreed to purchase, the number of units listed next to its name in the following table:

Underwriters	Number of units
J.P. Morgan Securities, Inc.
Total	30,000,000

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the units if they buy any of them. The underwriters will sell the units to the public when and if the underwriters buy the units from us.

The underwriters initially will offer the units to the public at the initial public offering price specified on the cover page of this prospectus. The underwriters may allow a concession of not more than $             per unit to selected dealers. The underwriters may also allow, and the dealers may re-allow, a concession of not more than $             per unit to some other dealers. If all the units that the underwriters have committed to purchase from us are not sold at the initial public offering price, the underwriters may change the public offering price and the concession and discount to broker/dealers. The units are offered subject to a number of conditions, including:

•	receipt and acceptance of the units by the underwriters; and

•	the underwriters’ right to reject orders in whole or in part.

Option to purchase additional units

We have granted the underwriters an option to purchase up to 4,500,000 additional units at the same price per unit as they are paying for the units shown in the table above. These additional units would cover sales by the underwriters that exceed the total number of units shown in the table above. The underwriters may exercise this option at any time and from time to time, in whole or in part, within 30 days after the date of this prospectus. To the extent that the underwriters exercise this option, each underwriter will purchase additional units from us in approximately the same proportion as it purchased the units shown in the table above. We will pay the expenses associated with the exercise of this option.

Discounts and commissions

The following table shows the per unit and total underwriting discounts and commissions to be paid to the underwriters by us. The amounts are shown assuming no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by us
Underwriting discount	No Exercise	Full Exercise
Per Unit(1)	$0.70	$0.70
Total(1)	$21,000,000	$24,150,000
(1)	The total underwriting discount as a percentage of the gross offering proceeds is equal to 7%. This amount includes deferred underwriting discounts and commissions equal to 4% of the gross proceeds, or $12,000,000 ($13,800,000 if the underwriters’ over-allotment option is exercised in full), or $0.40 per unit, which will be deposited in the trust account and which the underwriters have agreed to defer if and until the consummation of our initial business combination. These funds will be released to the underwriters upon consummation of our initial business combination. If we do not consummate our initial business combination, the deferred underwriting discounts and commissions will not be paid to the underwriters and the full amount plus the retained interest thereon will be included in the amount available to our public stockholders upon our liquidation.

We estimate that the expenses of the offering to be paid by us, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $800,000.

Stabilization

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our units, including:

•	stabilizing transactions;

•	short sales;

•	syndicate covering transactions;

•	imposition of penalty bids; and

•	purchases to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our units while this offering is in progress. Stabilizing transactions may include making short sales of our units, which involves the sale by the underwriters of a greater number of units than they are required to purchase in this offering, and purchasing units from us or on the open market to cover positions created by short sales. Short sales may be ‘‘covered’’ shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional units referred to above, or may be ‘‘naked’’ shorts, which are short positions in excess of that amount. Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

The underwriters may close out any covered short position either by exercising their option to purchase additional units, in whole or in part, or by purchasing units in the open market. In making this determination, the underwriters will consider, among other things, the price of units available for purchase in the open market compared to the price at which the underwriters may purchase units by exercising their option to purchase additional units.

A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market that could adversely affect investors who purchased in this offering. To the extent that the underwriters create a naked short position, they will purchase units in the open market to cover the position.

The representative also may impose a penalty bid on underwriters and dealers participating in the offering. This means that the representative may reclaim from any syndicate members or other dealers participating in the offering the underwriting discount or selling concession on units sold by them and purchased by the representative in stabilizing or short covering transactions.

These activities may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result of these activities, the price of our units may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the                         , in the over-the-counter market or otherwise.

Pursuant to Regulation M promulgated under the Securities Exchange Act, the distribution of the units will end and this offering will be completed when all of the units, including any units purchased pursuant to the underwriters’ option to purchase additional units, have been distributed. Because the underwriters have agreed that they may only exercise the option to purchase additional units to cover any short position that they may have, exercise of the option to purchase additional units by the underwriters will not affect the completion of the distribution of the units.

Discretionary accounts

The underwriters have informed us that they do not expect to make sales to accounts over which they exercise discretionary authority in excess of 5% of the units.

IPO pricing

Prior to this offering, there has been no public market for our common stock. The initial public offering price was negotiated between us and the underwriters. Among the factors considered in these negotiations were:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our company’s management and senior advisors and their experience in identifying target businesses and structuring acquisitions;

•	general conditions of the securities markets at the time of this offering;

•	the likely competition for target businesses;

•	the likely number of potential targets; and

•	our executive officers’ estimate of our operating expenses for the next 30 months.

Lock-up agreement

Our initial stockholders have entered into a lock-up agreement with the underwriters. Under the terms of this agreement, we may not issue any new units, shares of common stock or warrants, or publicly announce the intention to do any of the foregoing, without the prior written consent of J.P. Morgan Securities, Inc., until or in connection with the consummation of our initial business combination. Additionally, initial stockholders have agreed that, except for transfers to permitted transferees, they will not, without the consent of J.P. Morgan Securities, Inc., enter into any agreement to sell or transfer any of the founders’ common stock or founders’ warrants (including the underlying securities) until 180 days after the consummation of our initial business combination, and our sponsors have agreed that, except for transfers to permitted transferees, they will not, without the consent of J.P. Morgan Securities, Inc., enter into any agreement to sell or transfer any of the sponsors’ warrants (including the underlying securities) until 180 days after the consummation of our initial business combination. We describe permitted transferees in ‘‘Principal Stockholders—Transfers of Securities by our Initial Stockholders and our Sponsors.’’ J.P. Morgan Securities, Inc.’s consent may be given at any time without public notice. However, if during the last 17 days of the applicable lock-up period, we issue material news or a material event relating to us occurs or before the expiration of the applicable lock-up period, we announce that material news or a material event will occur during the 16-day period beginning on the last day of the applicable lock-up period, the applicable lock-up period will be extended for up to 18 days beginning on the issuance of the material news or the occurrence of the material event.

Selling restrictions

Each underwriter intends to comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers securities or has in its possession or distributes this prospectus.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, which we refer to as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State an offer of the securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in the Relevant Member State:

(a)    to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)    to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)    in any other circumstances falling within Article 3 (2) of the Prospectus Directive,

provided that no such offer of securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of securities to the public’’ in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the securities that has been approved by the Autorité des Marchés Financiers or by the competent authority of another Relevant Member State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des Marchés Financiers; no securities have been offered or sold nor will be offered or sold, directly or indirectly, to the public in France except to permitted investors consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or investors belonging to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account, with ‘‘qualified investors’’ and ‘‘limited circle of investors’’ having the meaning ascribed to them in Articles L. 411-2, D. 411-1, D. 411-2, D. 411-4, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Code Monétaire et Financier and applicable regulations thereunder; none of this prospectus or any other materials related to the offering or information contained therein relating to the securities has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any securities acquired by any Permitted Investors may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

In addition:

•	an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, which we refer to as the FMSA, has only been communicated or caused to be communicated and will only be communicated or caused to be communicated) in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	all applicable provisions of the FSMA have been complied with and will be complied with, with respect to anything done in relation to the securities in, from or otherwise involving the United Kingdom.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, which we refer to as the Order, or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as ‘‘relevant persons’’). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

The offering of the units has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Societ e la Borsa), or the CONSOB, pursuant to Italian securities legislation and, accordingly, the units may not and will not be offered, sold or delivered, nor may or will copies of the prospectus or any other documents relating to the units be distributed in Italy, except (i) to professional investors (operatori qualificati), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended, or (ii) in other circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998, which we refer to as the Financial Service Act, and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

Any offer, sale or delivery of the units or distribution of copies of the prospectus or any other document relating to the units in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of September 1, 1993, as amended, which we refer to as the Italian Banking Law, Regulation No. 11522, and any other applicable laws and regulations; (ii) in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and (iii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

Any investor purchasing the units in the offering is solely responsible for ensuring that any offer or resale of the units it purchased in the offering occurs in compliance with applicable laws and regulations.

This prospectus and the information contained herein are intended only for the use of its recipient and, unless in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of the Financial Service Act and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended, is not to be distributed, for any reason, to any third party resident or located in Italy. No person resident or located in Italy other than the original recipients of this document may rely on it or its content.

Italy has only partially implemented the Prospectus Directive and the provisions regarding European Economic Area above shall apply with respect to Italy only to the extent that the relevant provisions of the Prospectus Directive have already been implemented in Italy.

Insofar as the requirements above are based on laws which are superseded at any time pursuant to the implementation of the Prospectus Directive, such requirements shall be replaced by the applicable requirements under the Prospectus Directive.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any units under, the offers contemplated in this prospectus will be deemed to have represented, warranted and agreed to and with the underwriters and the company that:

(a) it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(b) in the case of any units acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the units acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive; or (ii) where units have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those units to it is not treated under the Prospectus Directive as having been made to such persons.

Conflicts/affiliates

The underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for certain of our affiliates for which services they have received, and may in the future receive, customary fees. Although the company is not under any contractual obligation to engage the underwriters to provide any services for it after this offering, and has no present intent to do so, the underwriters may, among other things, introduce the company to potential target businesses or assist the company in raising additional capital, as needs may arise in the future. If the underwriters provide services to the company after this offering, the company may pay the underwriters fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriters and no fees for such services will be paid to the underwriters prior to the date which is 90 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

Indemnification

We will indemnify the underwriters against some liabilities, including liabilities under the Securities Act and state securities legislation. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

LEGAL MATTERS

Akin Gump Strauss Hauer & Feld LLP, New York, New York is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus. In connection with this offering Cleary Gottlieb Steen & Hamilton LLP, New York, New York is acting as counsel to the underwriters.

EXPERTS

The financial statements as of April 14, 2008 and for the period from February 28, 2008 (date of inception) to April 14, 2008, included in this prospectus have been so included in reliance on the report of Rothstein, Kass & Company, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon consummation of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Angelo, Gordon Acquisition Corp.
(a company in the development stage)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Angelo, Gordon Acquisition Corp.

We have audited the accompanying balance sheet of Angelo, Gordon Acquisition Corp. (a company in the development stage) (the ‘‘Company’’) as of April 14, 2008 and the related statements of operations, shareholders’ equity and cash flows for the period February 28, 2008 (date of inception) to April 14, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Angelo, Gordon Acquisition Corp. (a company in the development stage) as of April 14, 2008, and the results of its operations and its cash flows for the period February 28, 2008 (date of inception) to April 14, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
April 21, 2008

Angelo, Gordon Acquisition Corp.
(a corporation in the development stage)

Balance sheet
April 14, 2008

ASSETS
Current assets, cash at broker	$115,000
Other assets, deferred offering costs	300,000
$415,000
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued offering and formation costs	$295,000
Note payable, shareholder	100,000
Total current liabilities	395,000
Commitments and contingencies
Shareholders’ equity
Preferred stock, $0.0001 par value; 1,000,000 authorized shares; none issued and outstanding
Common stock, $0.0001 par value; 100,000,000 authorized shares; 3,833,334 issued and outstanding shares	—
Additional paid-in capital	25,000
Deficit accumulated during the development stage	(5,000)
Total shareholders’ equity	20,000
$415,000

See accompanying notes to financial statements

Angelo, Gordon Acquisition Corp.
(a corporation in the development stage)

Statement of operations
For the period February 28, 2008 (date of inception) to
April 14, 2008

Revenue	$—
Formation and operating costs	5,000
Net loss applicable to common shareholders	$(5,000)
Weighted average number of common shares outstanding, basic and diluted	3,833,334
Net loss per common share, basic and diluted	$(0.00)

See accompanying notes to financial statements

Angelo, Gordon Acquisition Corp.
(a corporation in the development stage)

Statement of shareholders’ equity
For the period February 28, 2008 (date of inception) to April 14, 2008

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total Shareholders’ Equity
	Shares	Amount
Common stock issued to founders at approximately $0.005 per share	3,833,334	$—	$20,000	$—	$20,000
Warrants to purchase 7,666,668 shares of common stock issued to founders at approximately $0.0007 per warrant	—	—	5,000	—	5,000
Net loss for the period				(5,000)	(5,000)
Balances, at April 14, 2008	3,833,334	$—	$25,000	$(5,000)	$20,000

See accompanying notes to financial statements

Angelo, Gordon Acquisition Corp.
(a corporation in the development stage)

Statement of cash flows
For the period February 28, 2008 (date of inception) to April 14, 2008

Cash flows from operating activities
Net loss	$(5,000)
Adjustments to reconcile net loss to net cash provided by operating activities:
Increase in cash attributable to change in current liabilities
Accrued formation costs	5,000
Net cash provided by operating activities	—
Cash flows from financing activities
Proceeds from issuance of common stock and warrants to founders	25,000
Proceeds from note payable, shareholder	100,000
Payment of deferred offering costs	(10,000)
Net cash provided by financing activities	115,000
Net increase in cash	115,000
Cash, beginning of period	—
Cash, end of period	$115,000
Supplemental schedule of non-cash financing activities:
Accounts payable and accrued offering costs	$290,000

See accompanying notes to financial statements

Angelo, Gordon Acquistion Corp.
(a company in the development stage)

Notes to financial statements

Note 1.   Description of organization and business operations

Angelo, Gordon Acquisition Corp. (a company in the development stage) (the ‘‘Company’’) was formed under the laws of the state of Delaware to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses. The Company will seek to capitalize on the significant investing and operating experience of Angelo, Gordon & Co., L.P., an affiliate of AG PE IV Acquisition, LLC and AG Funds Acquisition, LLC (the ‘‘Sponsors’’), the Company’s founding shareholders (see Note 4). The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (‘‘SFAS’’) No. 7, ‘‘Accounting and Reporting By Development Stage Enterprises,’’ and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year end. All amounts in the accompanying financial statements are rounded to the nearest thousand dollars.

At April 14, 2008, the Company had not commenced any operations. All activity through April 14, 2008 relates to the Company’s formation and the initial public offering (the ‘‘Proposed Offering’’) described below and further in Note 3. Following such Proposed Offering, the Company will not generate any operating revenues until after the completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents held in trust, as described below, from the proceeds of such offering, however see below regarding restrictions on the use of such interest income.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering (as defined in Note 3), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) an operating business (‘‘Business Combination’’). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

Upon the closing of the Proposed Offering, approximately $293,900,000 (96.7%) (or $338,150,000 if the underwriters’ option to purchase additional Units (as defined in Note 3) is exercised in full) of the aggregate proceeds from the Proposed Offering and private placement of Sponsors’ Warrants (as defined in Note 4), net of payment of certain amounts to the underwriters and other offering expenses, will be held in a trust account (the ‘‘Trust Account’’) until the earlier of (i) the consummation of the Company’s initial Business Combination or (ii) the liquidation of the Company as described below. Therefore, the proceeds held in the Trust Account will not be available to pay for operating expenses except for interest income earned (a) up to an aggregate of $4,000,000 to fund expenses related to investigating and selecting a target business and other working capital requirements and (b) any amounts needed to pay any federal or state income taxes imposed on the income from investments held in trust, applicable franchise taxes and any other tax obligations imposed relative to the Trust Account.

The Company’s initial Business Combination must be with a business or combination of businesses with a fair market value of at least 80% of the amount in the Company’s Trust Account, less the deferred underwriting discount of $12,000,000 (or $13,800,000 if the underwriters’ option to purchase additional Units is exercised in full) at the time of acquisition. The Company, after signing a definitive agreement for an initial Business Combination, is obligated to submit such transaction for approval by a majority of the holders of common stock of the Company sold as part of the Units in the Proposed Offering or in the aftermarket (the ‘‘Public Shareholders’’). Public Shareholders that vote against such proposed Business Combination and exercise their

Angelo, Gordon Acquistion Corp.
(a company in the development stage)

Notes to financial statements

Note 1.   Description of organization and business operations (Cont.)

conversion rights under certain conditions described below, are entitled to convert their shares into a pro rata distribution from the Trust Account (the ‘‘Conversion Right’’), before payment of the deferred underwriting discount and including interest earned on their pro rata share of the Trust Account, net of income taxes payable on such interest and net of up to an aggregate of $4,000,000 used by the Company to fund working capital and general corporate purposes. The Company’s shareholders prior to the Proposed Offering (‘‘Founding Shareholders’’) have agreed to vote their common stock in accordance with the manner in which the majority of the common stock offered in the Proposed Offering are voted by the Public Shareholders with respect to an initial Business Combination. The Company will proceed with an initial Business Combination only if (i) a majority of the common stock voted by the Public Shareholders are voted in favor of the Business Combination, (ii) a majority of the outstanding common stock are voted in favor of an amendment to the Company’s amended and restated certificate of incorporation to provide for its perpetual existence and (iii) Public Shareholders owning less than 35%, on a cumulative basis, of the common stock sold in the Proposed Offering, including any shareholders who previously exercised their Conversion Rights in connection with the special (or annual) meeting of shareholders called for the purpose of approving the Extended Period (as defined below), both vote against the Business Combination and exercise their Conversion Rights. The Company will only consummate an initial Business Combination in which it becomes the controlling stockholder of the target company.

If the Company does not consummate an initial Business Combination within 24 months of the closing date of the Proposed Offering (or within 30 months if shareholders approve the extension described below), its corporate purpose and powers will immediately thereupon be limited to dissolving and winding up its affairs and liquidating. If the Company anticipates that it may not be able to consummate an initial Business Combination within 24 months of the closing date of the Proposed Offering but has entered into a definitive agreement with respect to a Business Combination within such 24-month period, the Company may seek shareholder approval to extend the period of time to consummate an initial Business Combination by an additional 6 months. In order to extend the period of time to 30 months, (i) Public Shareholders must approve the extension and (ii) Public Shareholders owning 35% or more of the common stock included in the Units sold in the Proposed Offering may not exercise their Conversion Rights (subject to certain limitations). The 30-month period is referred to herein as the ‘‘Extended Period.’’ If at the end of the 24-month or 30-month period, as the case may be, the Company has not obtained shareholder approval for an initial Business Combination, it will dissolve and liquidate and promptly distribute the proceeds of the Trust Account, including accrued interest, net of income taxes on such interest and net of interest income previously released to the Company to fund its working capital requirements.

A Public Shareholder’s election to convert its common stock in connection with the vote on the Extended Period will only be honored if the Extended Period is approved. Public Shareholders who vote against the Extended Period and exercise their conversion rights may be able to vote on the initial Business Combination to the extent that such shareholders continue to own shares of the common stock or acquire new shares through aftermarket purchases or otherwise. All other Public Shareholders will be able to vote on the initial Business Combination.

With respect to an initial Business Combination that is approved and consummated or a vote on the Extended Period that is approved, any Public Shareholder that voted against the Business

Angelo, Gordon Acquistion Corp.
(a company in the development stage)

Notes to financial statements

Note 1.   Description of organization and business operations (Cont.)

Combination or Extended Period may contemporaneously with or prior to such vote exercise their Conversion Right and their common stock would be canceled and returned to the status of authorized but unissued shares.

The Company will account for the shares sold in the Proposed Offering in accordance with Financial Accounting Standards Board’s Emerging Issues Task Force ‘‘EITF’’ Topic D-98 ‘‘Classification and Measurement of Redeemable Securities.’’ The common stock subject to redemption will be recorded at the per share conversion price. The Company will recognize changes in the redemption value (conversion price) immediately as they occur and will adjust the carrying value of the redeemable common stock to equal its redemption value at the end of each reporting period. The per share conversion price will be equal to: (a) the aggregate amount then on deposit in the Trust Account, before payment of the deferred underwriting discount and including accrued interest income on the Trust Account, net of taxes previously paid or payable, net of any amounts previously released to the Company, as of two business days prior to the proposed consummation of the initial Business Combination, (b) divided by the number of shares of common stock sold in the Proposed Offering that are outstanding at such time.

Note 2.   Summary of significant accounting policies

Basis of presentation:

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (‘‘U.S. GAAP’’) and pursuant to the rules and regulations of the Securities and Exchange Commission (the ‘‘SEC’’).

Development stage company:

The Company complies with the reporting requirements of SFAS No. 7, ‘‘Accounting and Reporting by Development Stage Enterprises.’’

Net loss per common share:

The Company complies with the accounting and disclosure requirements of SFAS No. 128, ‘‘Earnings Per Share.’’ Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. Net loss per common share, assuming dilution, reflects the maximum potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock and would then share in the earnings of the Company except where the result would be antidilutive. At April 14, 2008, the outstanding warrants to purchase 7,666,668 shares of common stock were not included in the diluted net loss per share as their inclusion would be anti-dilutive. As a result, dilutive loss per common share is equal to basic loss per common share.

Fair value of financial instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107, ‘‘Disclosure About Fair Value of Financial Instruments,’’ approximates the carrying amounts represented in the accompanying balance sheet.

Concentration of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash held in a brokerage account at a financial institution, which at times, may exceed the Securities Investor Protection Corporation insurance of $500,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Angelo, Gordon Acquistion Corp.
(a company in the development stage)

Notes to financial statements

Note 2.   Summary of significant accounting policies (Cont.)

Use of estimates:

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs:

The Company complies with the requirements of the SEC’s Staff Accounting Bulletin (‘‘SAB’’) Topic 5A—’’Expenses of Offering.’’ Deferred offering costs consisted principally of legal and accounting fees that are related to the Proposed Offering that will be charged to shareholders’ equity upon the completion of the Proposed Offering or expensed if the Proposed Offering is not completed.

Preferred shares:

The Company is authorized to issue 1,000,000 preferred shares with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. No preferred shares were issued and outstanding as of April 14, 2008.

Income taxes:

In accordance with SFAS 109, ‘‘Accounting for Income Taxes,’’ the Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount to be realized.

The Company also complies with Financial Accounting Standards Board (‘‘FASB’’) Interpretation No. 48, ‘‘Accounting for Uncertainty in Income Taxes,’’ an interpretation of FASB Statement No. 109 (‘‘FIN 48’’), which provides criteria for the recognition, measurement, presentation, and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is ‘‘more likely than not’’ that the position is sustainable based on its technical merits. The adoption of FIN 48 at inception did not have a significant effect on the Company’s balance sheet or statement of operations.

Recently issued accounting pronouncements:

In December 2007, the FASB issued SFAS No 141R, ‘‘Business Combinations’’ (‘‘SFAS 141R’’). SFAS 141R replaces SFAS 141 and establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. SFAS 141R also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. Acquisition costs associated with the business combination will generally be expensed as incurred. SFAS 141R is effective for business combinations occurring in the fiscal years beginning after December 15, 2008, which will require the Company to adopt these provisions for business combinations occurring in fiscal 2009 and thereafter.

Angelo, Gordon Acquistion Corp.
(a company in the development stage)

Notes to financial statements

Note 2.   Summary of significant accounting policies (Cont.)

In December 2007, the Financial Accounting Standards Board issued SFAS No. 160, ‘‘Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB 51,’’ which changes the accounting and reporting for minority interests. Minority interests will be recharacterized as noncontrolling interests and will be reported as a component of equity separate from the parent’s equity, and purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. In addition, net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement and, upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings. SFAS No. 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and will apply prospectively, except for the presentation and disclosure requirements, which will apply retroactively. The adoption of SFAS No. 160 will not have a significant impact on the Company’s financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS 157, ‘‘Fair Value Measurements,’’ (‘‘SFAS 157’’) which provides guidance on measuring the fair value of assets and liabilities. SFAS 157 will apply to other accounting pronouncements that require or permit assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard will also require additional disclosures in both annual and quarterly reports. SFAS 157 will be effective for financial statements issued for fiscal years beginning after November 15, 2007 (for the Company, its fiscal year beginning January 1, 2008). In November 2007, the FASB announced that it would defer the effective date of SFAS 157 for one year for all non-financial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company is currently evaluating the expected effect, if any, SFAS 157 will have on its financial statements.

In February 2008, the FASB issued FASB Staff Position No. FAS 157-2, ‘‘Effective Date of FASB Statement No. 157,’’ which deferred the effective date of SFAS No. 157 for all nonrecurring fair value measurements of non-financial assets and non-financial liabilities until fiscal years beginning after November 15, 2008.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3.   Proposed public offering

The Proposed Offering calls for the Company to offer for public sale up to 30,000,000 units (the ‘‘Units’’) at a price of $10.00 per Unit. Each Unit consists of one share of the Company’s $.0001 par value common stock and three quarters of one warrant to purchase a share of common stock (the ‘‘Warrant’’). Each whole Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing on the later of: (i) the completion of the initial Business Combination, or (ii) one (1) year from the effective date of the Proposed Offering, provided that the Company has an effective registration statement covering the issuance of the underlying common stock. The Company will agree to use its best efforts to have an effective registration statement covering the shares of common stock issuable upon exercise of the Warrants, as of the date the Warrants become exercisable, and to maintain a current prospectus relating to those shares until the Warrants expire or are redeemed. The Warrants expire five (5) years from the date of the Prospectus. An additional 4,500,000 Units may

Angelo, Gordon Acquistion Corp.
(a company in the development stage)

Notes to financial statements

Note 3.   Proposed public offering (Cont.)

be sold upon the exercise of a 30-day option granted to the underwriters to purchase additional Units. Once the Warrants become exercisable, the outstanding Warrants may be redeemed by the Company, at a price of $0.01 per Warrant, upon a minimum of thirty (30) days prior written notice, only in the event that the last sale price of the common stock is at least $12.00 per share for any twenty (20) trading days within a thirty (30) trading-day period ending on the third day prior to the date on which notice of redemption is given. If the Company is unable to deliver registered common stock to the holder upon exercise of Warrants during the exercise period, the Warrants will expire worthless. Under no circumstance will the Company be required to settle the Warrants in cash. The Company’s use of the proceeds of the Proposed Offering that are placed in the Trust Account are restricted as discussed in Note 1.

In connection with the Proposed Offering, the Company has negotiated an underwriting agreement with an underwriter in which the Company will be obligated to pay an underwriting discount of 3.0% of the proceeds of the total Units sold at the closing of the Proposed Offering, with an additional fee of 4.0% (‘‘deferred discount’’) of the gross offering proceeds payable upon the Company’s consummation of an initial Business Combination. In addition, the underwriters will not be entitled to any interest accrued on the deferred discount.

Note 4.   Related party transactions

On March 3, 2008, the Company’s Sponsors purchased an aggregate of 2,800,000 shares of founders’ common stock and an aggregate of 7,460,000 founders’ warrants for an aggregate purchase price of $25,000 pursuant to a subscription agreement. On April 14, 2008, the Company amended and restated that subscription agreement, cancelled the shares and warrants previously issued, and issued to its Sponsors 3,833,334 common shares (the ‘‘Initial Shares’’) at a price of approximately $0.005 per share and warrants (the ‘‘Founders’ Warrants’’) to purchase 7,666,668 shares of common stock at $9.00 per share to the Founding Shareholders at a price of approximately $0.0007 per warrant for aggregate proceeds of $25,000. Up to an aggregate of 500,000 of the Initial Shares, and an aggregate 1,000,000 of the Founders’ Warrants, are subject to forfeiture to the extent that the underwriters’ option to purchase additional Units (see Note 3) is not exercised. The Founders’ Warrants are exercisable 180 days after the date of an initial Business Combination provided that (1) the last sales price of the Company’s common stock equals or exceeds $12.50 per share for any 20 trading days within a 30 day trading period after the consummation of the initial Business Combination and provided there is an effective registration statement covering the shares of common stock issuable upon exercise of the Warrants contained in the Units included in the Proposed Offering. The holders of the initial shares (the ‘‘Initial Shareholders’’) are subject to transfer restrictions and are entitled to certain registration rights. Additionally, the Initial Shareholders have agreed to (a) waive their rights to participate in any liquidation distribution with respect to their Initial Shares, (b) not exercise conversion rights with respect to the Initial Shares and (c) vote the Initial Shares in the same manner as the majority of the Public Shareholders with respect to votes to approve the initial Business Combination and the extension of the Company’s corporate existence.

The Company is authorized to borrow up to $250,000 in aggregate principal amount, for working capital and other needs of the Company, by issuing non-interest bearing promissory notes to any of the Sponsors and two of its affiliates, AG Private Equity Partners IV, L.P., and AG Funds, L.P. On March 7, 2008, the Company borrowed $100,000 from AG Funds, L.P., which bears no interest and is payable on the earlier of (i) December 31, 2008 or (ii) the date upon which the

Angelo, Gordon Acquistion Corp.
(a company in the development stage)

Notes to financial statements

Note 4.   Related party transactions (Cont.)

Company consummates the Proposed Offering. The Company has not recorded imputed interest on this note as required by GAAP, because the amount would be immaterial.

The Company’s Sponsors have agreed to purchase an aggregate of 4,000,000 warrants (the ‘‘Sponsors’ Warrants’’) from the Company at a purchase price of $1.00 per warrant ($4,000,000 in the aggregate), which management believes will be in excess of the fair value of the Sponsors’ Warrants, in a private placement that would occur simultaneously with the closing of the Proposed Offering. The number of Sponsors’ Warrants and the aggregate purchase price will be increased proportionately to the extent that the underwriters exercise their option to purchase additional Units. These Sponsors’ Warrants will be subject to transfer restrictions, may be exercised by paying cash or on a cashless basis and will not be subject to redemption if held by the Sponsors or their permitted assigns. Other than these provisions, the Sponsors’ Warrants have substantially the same terms and provisions as the warrants offered as part of the Units in the Proposed Offering as described in Note 3. If the Company does not complete a Business Combination, then the $4,000,000 proceeds from the sale of the Sponsors’ Warrants will be part of the liquidating distribution to the Public Shareholders and the Sponsors’ Warrants issued under this transaction will expire worthless.

The Initial Shareholders as well as the holders of the Founders’ Warrants and Sponsors’ Warrants will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The registration rights agreement will provide that, in certain circumstances, after the consummation of the Company’s initial Business Combination, the Initial Shareholders may require the Company to register for the resale of any of the Company’s securities held by them on a registration statement filed under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements. Under no circumstances will the Company be required to settle the Founders’ Warrants or Sponsors’ Warrants for cash.

30,000,000 Units

Angelo, Gordon Acquisition Corp.

JPMorgan

Through and including                , 2008 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and J.P. Morgan Securities, Inc.’s non-accountable expense allowance) will be as follows:

American Stock Transfer & Trust Company fee(1)	$4,500
SEC Registration Fee	13,559
FINRA filing fee	35,000
filing and listing fee	75,000
Accounting fees and expenses	50,000
Printing and engraving expenses	75,000
Directors & executive officers liability insurance premiums(2)	65,000
Legal fees and expenses	500,000
Miscellaneous(3)	46,941
Total	$865,000

(1)	In addition to the initial acceptance fee that is charged by American Stock Transfer & Trust Company, in its capacity as warrant agent, trustee and escrow agent, the registrant will be required to pay to American Stock Transfer & Trust Company monthly administration fees of $1,000 for acting as trustee, transfer agent of the registrant’s common stock and warrant agent for the registrant’s warrants.
(2)	This amount represents the approximate amount of director and executive officer liability insurance premiums the registrant anticipates paying during the 12 months following the consummation of its initial public offering.
(3)	This amount represents additional expenses that may be incurred by the registrant in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of Directors and Executive Officers.

Our amended and restated certificate of incorporation provides that all directors, executive officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, or the DGCL.

Section 145 of the DGCL concerning indemnification of executive officers, directors, employees and agents is set forth below.

‘‘Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)    To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)    Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)    Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)    A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)    For purposes of this section, references to ‘‘the corporation’’ shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)    For purposes of this section, references to ‘‘other enterprises’’ shall include employee benefit plans; references to ‘‘fines’’ shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to ‘‘serving at the request of the corporation’’ shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner ‘‘not opposed to the best interests of the corporation’’ as referred to in this section.

(j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)    The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).’’

In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, which we intend to adopt prior to the consummation of this offering, will provide that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our amended and restated certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our Board of Directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our amended and restated by-laws, an agreement, vote of stockholders or disinterested directors or otherwise.

Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.

Our amended and restated by-laws, which we intend to adopt immediately prior to the consummation of this offering, include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our amended and restated certificate of incorporation. In addition, our amended and restated by-laws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our amended and restated by-laws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our amended and restated by-laws affecting indemnification rights, whether by our Board of Directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We will enter into indemnification agreements with each of our current directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and officers.

Item 15.    Recent Sales of Unregistered Securities.

(a)    During the past three years, we sold 3,833,334 shares of common stock and 7,666,668 warrants to our sponsors without registration under the Securities Act.

Such shares were issued on April 14, 2008 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited, wealthy individuals and entities. The shares issued to our sponsors were shares of the founders’ common stock sold for an aggregate offering price of $20,000 (or approximately $0.005 per share). The warrants issued to our sponsor were the founders’ warrants sold for an aggregate offering price of $5,000 at an average purchase price of approximately $0.0007 per founders’ warrant.

In addition, our sponsors have committed to purchase from us 4,000,000 sponsors’ warrants at $1.00 per warrant (for an aggregate purchase price of $4 million). The number of sponsors’ warrants and their aggregate purchase price will be increased proportionately to the extent the underwriters exercise their option to purchase additional units or the number of units issued in this offering is otherwise increased. This purchase will take place on a private placement basis simultaneously with the consummation of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The obligation to purchase the sponsors’ warrants undertaken by our sponsors was made pursuant to a Sponsors’ Warrant Subscription Agreement, dated as of April 22, 2008 (the form of which will be filed as Exhibit 10.8 to the Registration Statement on Form S-1). Such obligation was made prior to the filing of the Registration Statement, and the only conditions to the obligation undertaken by such individuals are conditions outside of the investors’ control. Consequently, the investment decision relating to the purchase of the warrants was made prior to the filing of the Registration Statement on Form S-1 relating to the public offering and therefore constitutes a ‘‘completed private placement.’’

No underwriting discount was paid with respect to such sales.

Item 16.    Exhibits and Financial Statement Schedules.

(a)    The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.**
3.1	Form of Amended and Restated Certificate of Incorporation.**
3.2	Form of Amended and Restated By-laws.**
4.1	Specimen Unit Certificate.**
4.2	Specimen Common Stock Certificate.**
4.3	Specimen Warrant Certificate.**
4.4	Form of Warrant Agreement by and between American Stock Transfer & Trust Company and the registrant.**
5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.**
10.1	Form of Promissory Note issued by the registrant to AG Funds, L.P.**
10.2	Form of Letter Agreement by and among the registrant, J.P. Morgan Securities, Inc. and the sponsors.**
10.3	Form of Letter Agreement by and among the registrant, J.P. Morgan Securities, Inc. and each executive officer and director of the registrant.**
10.4	Form of Investment Management Trust Agreement by and between the registrant and American Stock Transfer & Trust Company.**
10.5	Form of Escrow Agreement by and among the registrant, American Stock Transfer & Trust Company and the initial stockholders of the Registrant.**
10.6	Form of Registration Rights Agreement by and among the registrant and the initial stockholders of the registrant.**

Exhibit No.	Description
10.7	Amended and Restated Subscription Agreement, dated as of April 14, 2008, by and among the registrant and the sponsors.**
10.8	Sponsors’ Warrant Subscription Agreement, dated as of April 22, 2008, by and among the registrant and the sponsors.**
10.9	Form of Indemnity Agreement.**
10.10	Right of First Review Agreement by and among the registrant, the sponsors and the executive officers and directors of the Registrant.**
10.11	Form of Rule 10b5-1 Stock Purchase Agreement by and among J.P. Morgan Securities, Inc., the registrant and the sponsors.**
14.1	Form of Code of Ethics.**
23.1	Consent of Rothstein, Kass & Company, P.C.*
23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included on Exhibit 5.1).**
24.1	Power of Attorney (included on signature page of this Registration Statement).*
99.1	Form of Audit Committee Charter.**
99.2	Form of Nominating Committee Charter.**

*	Filed herewith.
**	To be filed by amendment.

Item 17.    Undertakings.

(a)    The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 22nd day of April, 2008.

ANGELO, GORDON ACQUISITION CORP.
By:	/s/ John M. Angelo
John M. Angelo
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fred Berger and Joseph R. Wekselblatt, and each of them severally, his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ John M. Angelo	Chief Executive Officer (Principal executive officer)	April 22, 2008

John M. Angelo

/s/ Michael L. Gordon	President and Chairman	April 22, 2008

Michael L. Gordon

/s/ David N. Roberts	Executive Vice President and Director	April 22, 2008

David N. Roberts

/s/ Joseph R. Wekselblatt	Chief Financial Officer, Vice President and Treasurer (Principal financial and principal accounting officer)	April 22, 2008

Joseph R. Wekselblatt

/s/ Theodore I. Pincus	Director	April 22, 2008

Theodore I. Pincus

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.**
3.1	Form of Amended and Restated Certificate of Incorporation.**
3.2	Form of Amended and Restated By-laws.**
4.1	Specimen Unit Certificate.**
4.2	Specimen Common Stock Certificate.**
4.3	Specimen Warrant Certificate.**
4.4	Form of Warrant Agreement by and between American Stock Transfer & Trust Company and the registrant.**
5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.**
10.1	Form of Promissory Note issued by the registrant to AG Funds, L.P.**
10.2	Form of Letter Agreement by and among the registrant, J.P. Morgan Securities, Inc. and the sponsors.**
10.3	Form of Letter Agreement by and among the registrant, J.P. Morgan Securities, Inc. and each executive officer and director of the registrant.**
10.4	Form of Investment Management Trust Agreement by and between the registrant and American Stock Transfer & Trust Company.**
10.5	Form of Escrow Agreement by and among the registrant, American Stock Transfer & Trust Company and the initial stockholders of the Registrant.**
10.6	Form of Registration Rights Agreement by and among the registrant and the initial stockholders of the registrant.**
10.7	Amended and Restated Subscription Agreement, dated as of April 14, 2008, by and among the registrant and the sponsors.**
10.8	Sponsors’ Warrant Subscription Agreement, dated as of April 22, 2008, by and among the registrant and the sponsors.**
10.9	Form of Indemnity Agreement.**
10.10	Right of First Review Agreement by and among the registrant, the sponsors and the executive officers and directors of the Registrant.**
10.11	Form of Rule 10b5-1 Stock Purchase Agreement by and among J.P. Morgan Securities, Inc., the registrant and the sponsors.**
14.1	Form of Code of Ethics.**
23.1	Consent of Rothstein, Kass & Company, P.C.*
23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included on Exhibit 5.1).**
24.1	Power of Attorney (included on signature page of this Registration Statement).*
99.1	Form of Audit Committee Charter.**
99.2	Form of Nominating Committee Charter.**

*	Filed herewith.
**	To be filed by amendment.